Filed Pursuant to Rule
424(b)(2)

File No. 333-271227
PROSPECTUS SUPPLEMENT
(To Prospectus dated April 12, 2023)

Up to $200,000,000
Common Stock
MidCap Financial Investment Corporation (the “Company”) is a
closed-end,
externally managed, diversified management investment company that has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). In addition, for tax purposes the Company has elected to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). In this prospectus supplement and the accompanying prospectus, except where the context suggests otherwise, the terms “we,” “us,” “our,” “Company” and “MFIC” refer to MidCap Financial Investment Corporation.
We are externally managed and advised by Apollo Investment Management, L.P. (the “Adviser”), an affiliate of Apollo Global Management, Inc. and its consolidated subsidiaries (“AGM”). The Adviser is a Delaware limited partnership that is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Adviser, subject to the overall supervision of the Company’s board of directors (the “Board”), manages the day-to-day
operations of, and provides investment advisory services to the Company.
Our investment objective is to generate current income and, to a lesser extent, long-term capital appreciation. We invest primarily in directly originated and privately negotiated first lien senior secured loans to privately held U.S. middle-market companies. To a lesser extent, we may invest in other types of securities including, first lien unitranche, second lien senior secured, unsecured, subordinated, and mezzanine loans, and equities in both private and public middle market companies.
Our common stock is traded on the NASDAQ Global Select Market under the symbol “MFIC.” The last reported closing price for our common stock on August 12, 2024 was $13.06 per share.
We have entered into separate equity distribution agreements, each dated August 13, 2024, with each of Truist Securities, Inc. and Jefferies LLC relating to shares of common stock offered by this prospectus supplement and the accompanying prospectus. We sometimes refer to Truist Securities, Inc. and Jefferies LLC individually as a “Sales Agent” and together as the “Sales Agents.”
The equity distribution agreements provide that we may offer and sell shares of our common stock having an aggregate offering price of up to $200,000,000 from time to time through the Sales Agents, as our agents for the offer and sale of such common stock. Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in transactions that are deemed to be an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), including without limitation sales made directly on or through the NASDAQ Global Select Market, sales made to or through market makers and sales made through any other existing trading market or electronic communications network, and by any other method permitted by law, including but not limited to privately negotiated transactions, which may include block trades, as we and the Sales Agents may agree. None of the Sales Agents are required to sell any specific number or dollar amount of our common stock but, if and when instructed by us, will make all sales using commercially reasonable efforts consistent with their normal trading and sales practices on mutually agreed terms between the Sales Agents and us.
The Sales Agents will receive from us a commission to be negotiated from time to time but in no event in excess of 1.5% of the gross sales price of all shares of common stock sold through them as agents under the applicable equity distribution agreement. The Sales Agents are not required to sell any specific number or dollar amount of common stock, but each will use its commercially reasonable efforts to sell the common stock offered by this prospectus supplement and the accompanying prospectus. We may also sell our common stock to any Sales Agent as principal for its own account at prices agreed upon at the time of sale. See “
Plan of Distribution
” on page
S-3
4
of this prospectus supplement.
The offering price per share of our common stock sold in this offering less the Sales Agents’ commissions or discounts payable by us will not be less than the net asset value per share of our common stock at the time we sell common stock pursuant to this offering. The Adviser may, from time to time, in its sole discretion, pay some or all of the commissions payable under the equity distribution agreements or make additional supplemental payments to ensure that the sales price per share of our common stock in connection with all of the offerings made hereunder will not be less than our current NAV per share. Any such payments made by the Adviser will not be subject to reimbursement by us.
This prospectus supplement and the accompanying prospectus contain important information you should know before investing in our securities. Please read it before you invest and keep it for future reference. We file annual, quarterly and current reports, proxy statements and other information about us with the Securities and Exchange Commission. This information is available free of charge by contacting us at 9 West 57th Street, New York, New York 10019, or by calling us at (212)
515-3450.
The Securities and Exchange Commission maintains a website at www.sec.gov where such information is available without charge upon written or oral request. Our Internet website address is www.midcapfinancialic.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information contained on our website to be part of this prospectus supplement or the accompanying prospectus.
Investing in our securities involves a high degree of risk, including the risk of the use of leverage, and is highly speculative. Before buying any securities, you should read the discussion of the material risks of investing in our securities in “
Risk Factors
” beginning on page
S-10
of this prospectus supplement, page 18 of the accompanying prospectus and in our most recent Annual Report on Form
10-K,
our most subsequent Quarterly Reports on Form
10-Q
and under similar headings in other documents that are filed with the SEC on or after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.
Shares of
closed-end
investment companies, including BDCs, frequently trade at a discount to their NAV. If our shares trade at a discount to our NAV, it may increase the risk of loss for purchasers in this offering.
We invest in securities that have been rated below investment grade by independent rating agencies or that would be rated below investment grade if they were rated. These securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be difficult to value and illiquid.
Neither the Securities and Exchange Commission nor any state securities commission, nor any other regulatory body, has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Truist Securities	Jefferies
Prospectus Supplement dated August 13, 2024

TABLE OF CONTENTS
PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements in this prospectus supplement and the accompanying prospectus constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this prospectus supplement and the accompanying prospectus involve risks and uncertainties, including statements as to:

•	our future operating results;

•	our business prospects and the prospects of our portfolio companies;

•	the impact of investments that we expect to make;

•	our contractual arrangements and relationships with third parties;

•	the dependence of our future success on the general economy and its impact on the industries in which we invest;

•	the ability of our portfolio companies to achieve their objectives;

•	our expected financings and investments;

•	the adequacy of our cash resources and working capital; and

•	the timing of cash flows, if any, from the operations of our portfolio companies.
We generally use words such as “anticipates,” “believes,” “expects,” “intends” and similar expressions to identify forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements for any reason, including the factors set forth in “
Item 1A. Risk Factors
” in our most recent Annual Report on Form
10-K,
and any subsequent filings made with the SEC and elsewhere in this prospectus supplement and accompanying prospectus.
We have based the forward-looking statements included in this prospectus supplement and accompanying prospectus on information available to us on the date of this prospectus supplement and accompanying prospectus. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including annual reports on Form
10-K,
quarterly reports on Form
10-Q
and current reports on Form
8-K.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes specific details regarding the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides general information about us and the securities we may offer from time to time, some of which may not apply to this offering. To the extent the information contained in this prospectus supplement differs from the information contained in the accompanying prospectus or the information included in any document filed prior to the date of this prospectus supplement and incorporated by reference in this prospectus supplement and the accompanying prospectus, the information in this prospectus supplement shall control. Please carefully read this prospectus supplement and the accompanying prospectus together with any free writing prospectus that we have authorized for use in connection with this offering and any exhibits and documents incorporated by reference before you make an investment decision.
YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, WHICH WE REFER TO COLLECTIVELY AS THE “PROSPECTUS”, THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, OR ANY OTHER INFORMATION TO WHICH WE HAVE REFERRED YOU. WE ARE RESPONSIBLE FOR THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS. NEITHER WE NOR ANY SALES AGENT HAS AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION OR TO MAKE REPRESENTATIONS AS TO MATTERS NOT STATED IN THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS OR IN ANY FREE WRITING PROSPECTUS PREPARED BY OR ON BEHALF OF US THAT RELATES TO THIS OFFERING. WE TAKE NO RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU. IF ANYONE PROVIDES YOU WITH DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT. WE ARE NOT, AND THE SALES AGENTS ARE NOT, MAKING AN OFFER TO SELL SHARES OF OUR COMMON STOCK IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS SUPPLEMENT, INCLUDING THE DOCUMENTS WE INCORPORATE BY REFERENCE HEREIN, THE ACCOMPANYING PROSPECTUS AND ANY FREE WRITING PROSPECTUS, INCLUDING THE DOCUMENTS WE INCORPORATE BY REFERENCE THEREIN, ARE ACCURATE ONLY AS OF THEIR RESPECTIVE DATE, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS, ANY FREE WRITING PROSPECTUS OR ANY SALES OF SHARES OF OUR COMMON STOCK. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THOSE DATES.

S-iii

THE OFFERING

Issuer	MidCap Financial Investment Corporation

Common stock offered by us	Common stock having an aggregate maximum offering price of up to $200,000,000.

Common stock outstanding prior to the date of this prospectus supplement	93,780,278 shares.

The NASDAQ Global Select Market Symbol	Our common stock is listed on The Nasdaq Global Select Market under the symbol “MFIC.”

Manner of Offering
“At the market offering” that may be made from time to time through Truist Securities, Inc. and Jefferies LLC, the sales agents, using commercially reasonable efforts. See “Plan of Distribution (Conflicts of Interest).”

Use of Proceeds
We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, investing in accordance with our investment objectives and strategies described in this prospectus supplement and the accompanying prospectus and repaying indebtedness (which will be subject to reborrowing). See “
Use of Proceeds
” in this prospectus supplement.

Trading at a Discount
Shares of
closed-end
investment companies, including BDCs, frequently trade at a discount to their NAV. The risk that our shares may trade at a discount to our NAV is separate and distinct from the risk that our NAV per share may decline. We cannot predict whether our shares will trade above, at or below NAV. The Investment Adviser may, from time to time, in its sole discretion, pay some or all of the commissions payable under the equity distribution agreements or make additional supplemental payments to ensure that the sales price per share of our common stock in connection with all of the offerings made hereunder will not be less than our NAV per share at the time of any such sale. Any such payments made by the Investment Adviser will not be subject to reimbursement by us.

Risk Factors
See “
Risk Factors
” in this prospectus supplement and the accompanying prospectus and in our most recent Annual Report on Form
10-K
and our subsequent Quarterly Reports on Form
10-Q,
each of which is incorporated by reference into this prospectus supplement, and in any free writing prospectuses we have authorized for use in connection with this offering and other information in or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before you decide whether to make an investment in shares of our common stock.

FEES AND EXPENSES
The following table is intended to assist you in understanding the costs and expenses that an investor in shares of our common stock will bear directly or indirectly based upon the assumptions set forth below. The following table and example should not be considered a representation of our future expenses. Actual expenses may be greater or less than shown. Except where the context suggests otherwise, whenever this prospectus contains a reference to fees or expenses paid by “you,” “us” or “MidCap Financial Investment Corporation,” or that “we” will pay fees or expenses, common stockholders will indirectly bear such fees or expenses as investors in MFIC.

Stockholder transaction expenses (as a percentage of offering price):
Sales load	1.50	% (1)
Offering expenses	0.35	% (2)
Distribution reinvestment plan fees	—	% (3)
Total stockholder transaction expenses	1.85%

Annual expenses (as percentage of net assets attributable to common stock) (4) :
Base management fees	1.75	% (5)
Incentive fees	2.30	% (6)
Interest payments on borrowed funds	10.49	% (7)
Other expenses	1.13	% (8)
Total annual expenses	15.67	% (9)

(1)	Represents the maximum sales agent commission with respect to the shares of our common stock sold by us in this offering.
(2)
The percentage reflects estimated offering expenses of approximately $0.7 million for the estimated duration of this offering and assumes we sell all $200.0 million shares of our common stock available under the equity distribution agreements pursuant to this prospectus supplement and the accompanying prospectus. There is no guarantee that there will be any sales of shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus.

(3)
The expenses of the dividend reinvestment plan per share are included in “Other expenses.” See “
Dividend Reinvestment Plan
” in the accompanying prospectus for additional information regarding our dividend reinvestment plan.

(4)	“Net assets attributable to common stock” equals average net assets as of June 30, 2024.
(5)
The base management fee is calculated at an annual rate of 1.75% (0.4375% per quarter) of our net asset value as of the final business day of the prior calendar quarter; provided, however, that the base management fee shall not be greater than 1.50% (0.375% per quarter) of the lesser of (i) the average of the value of our gross assets (excluding cash or cash equivalents but including other assets purchased with borrowed amounts) at the end of each of the two most recently completed calendar quarters and (ii) the average monthly value (measured as of the last day of each month) of our gross assets (excluding cash or cash equivalents but including other assets purchased with borrowed amounts) during the most recently completed calendar quarter. The base management fee is payable quarterly in arrears. The value of the Company’s gross assets is calculated in accordance with the Company’s valuation p rocedur
es. See “
Item 1. Business—Investment Advisory Management Agreement—Management and Incentive Fee
” in our most recent Annual Report on Form
10-K,
which is incorporated by reference into this prospectus supplement, for additional information. The base management fee referenced in the table above is annualized and based on actual gross amounts incurred during the six months ended June 30, 2024.

(6)
The incentive fee referenced in the table above is based on actual net amounts incurred during the six months ended June 30, 2024, annualized for a full year. The incentive fee (the “Incentive Fee”) payable to the Adviser is based on our performance and is not paid unless we achieve certain goals.

Performance-based Incentive Fee
The Incentive Fee consists of two components that are determined independent of each other, with the result that one component may be payable even if the other is not. A portion of the Incentive Fee is based on income and a portion is based on capital gains, each as described below:
(i) Incentive Fee on
Pre-Incentive
Fee Net Income
The Incentive Fee on
pre-incentive
fee net investment income is determined and paid quarterly in arrears by calculating the amount by which (x) the aggregate amount of the pre-incentive
fee net investment income with respect of the current calendar quarter and each of the eleven preceding calendar quarters (in either case, the “Trailing Twelve Quarters”) exceeds (y) the preferred return amount in respect of the Trailing Twelve Quarters; provided, however, that the pre-incentive
fee net investment income in respect of the current calendar quarter exceeds the multiple of (A) 1.75% and (B) the Company’s net asset value at the beginning of such calendar quarter. For the purposes of the Incentive Fee calculations, each calendar quarter comprising the relevant Trailing Twelve Quarters that commenced prior to January 1, 2023 shall be known as a “Legacy Fee Quarter” while a calendar quarter that commenced on or after January 1, 2023 shall be known as a “Current Fee Quarter.”
The preferred return amount is determined on a quarterly basis, and is calculated by summing the amounts obtained by multiplying 1.75% by the Company’s net asset value at the beginning of each applicable calendar quarter comprising the relevant Trailing Twelve Quarters. The preferred return amount is calculated after making appropriate adjustments to the Company’s net asset value at the beginning of each applicable calendar quarter for Company capital issuances and distributions during the applicable calendar quarter.
The amount of the Incentive Fee on Income that is paid to the Adviser for a particular quarter equals the excess of the incentive fee on pre-incentive
fee net investment income, so calculated less the aggregate incentive fee on pre-incentive
fee net investment income that were paid to the Adviser (excluding waivers, if any) in the preceding eleven calendar quarters comprising the relevant Trailing Twelve Quarters
.
The Company will pay the Adviser an incentive fee with respect to our pre-incentive
fee net investment income in each calendar quarter as follows:
(1) no incentive fee in any calendar quarter in which our
pre-incentive
fee net investment income for the Trailing Twelve Quarters does not exceed the preferred return amount.
(2) 100% of our
pre-incentive
fee net investment income for the Trailing Twelve Quarters, if any, that exceeds the preferred return amount but is less than or equal to the catch-up
amount, which shall be the sum of (i) the product of 2.1875% multiplied by the Company’s net asset value at the beginning of each applicable Legacy Fee Quarter included in the relevant Trailing Twelve Quarters and (ii) the product of 2.1212% multiplied by the Company’s net asset value at the beginning of each applicable Current Fee Quarter included in the relevant Trailing Twelve Quarters.
(3) for any quarter in which the Company’s
pre-incentive
fee net investment income for the Trailing Twelve Quarters exceeds the catch-up
amount, the incentive fee shall equal 20.00% for each Legacy Fee Quarter and 17.50% otherwise of the amount of the Company’s pre-incentive
fee net investment income for such Trailing Twelve Quarters, provided, however, that the incentive fee on income for any quarter shall not be greater than 20.00% or 17.50%, as applicable, of the amount of the Company’s current quarter’s pre-incentive
fee net investment income.
The Incentive Fee on Income as calculated is subject to the Incentive Fee Cap. The Incentive Fee Cap in any quarter is an amount equal to (a) 20.00% of the Cumulative
Pre-Incentive
Fee Net Return (as defined below) during the relevant Legacy Fee Quarters included in the relevant Trailing Twelve Quarters and 17.50% of the Cumulative
Pre-Incentive
Fee Net Return during the relevant Current Fee Quarters included in the relevant Trailing Twelve Quarters less (b) the aggregate Incentive Fees on Income that were paid to the

Adviser (excluding waivers, if any) in the preceding eleven calendar quarters (or portion thereof) comprising the relevant Trailing Twelve Quarters.
ii. Incentive Fee Based on Cumulative Net Realized Gains
The Incentive Fee on Capital Gains is determined and payable in arrears as of the end of each calendar year (or upon termination of the investment advisory management agreement). This fee shall equal 17.50% of the sum of the Company’s realized capital gains on a cumulative basis, calculated as of the end of each calendar year (or upon termination of investment advisory management agreement), computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any Incentive Fees on Capital Gains previously paid to the Adviser. The aggregate unrealized capital depreciation of the Company shall be calculated as the sum of the differences, if negative, between (a) the valuation of each investment in the Company’s portfolio as of the applicable calculation date and (b) the accreted or amortized cost basis of such investment.
For accounting purposes only, we are required under GAAP to accrue a theoretical capital gains incentive fee based upon net realized capital gains and unrealized capital gain and loss on investments held at the end of each period. The accrual of this theoretical capital gains incentive fee assumes all unrealized capital gain and loss is realized in order to reflect a theoretical capital gains incentive fee that would be payable to the Adviser at each measurement date. There was no accrual for theoretical capital gains incentive fee for the twelve months ended December 31, 2023 and nine months ended December 31, 2022. It should be noted that a fee so calculated and accrued would not be payable under the Advisers Act or the investment advisory management agreement, and would not be paid based upon such computation of capital gains incentive fees in subsequent periods. Amounts actually paid to the Adviser will be consistent with the Advisers Act and formula reflected in the investment advisory management agreement which specifically excludes consideration of unrealized capital gain.
See “
Item 1. Business—Investment Advisory Management Agreement—Management and Incentive Fee
” in our most recent Annual Report on Form
10-K,
which is incorporated by reference into this prospectus supplement, for additional information.
(7)
Our interest and other debt expenses are based on borrowing levels and interest rates consistent with the levels during the fiscal year ended June 30, 2024. As of June 30, 2024, we had $1,518.2 million in borrowings outstanding, consisting of $731.2 million outstanding under our senior secured credit facility, $232.0 million outstanding
Class A-1
notes under the CLO debt issuance, $350.0 million aggregate principal amount of our 2025 Notes, $125.0 million aggregate principal amount of our 2026 Notes, and $80.0 million aggregate principal amount of our 2028 Notes. As of June 30, 2024, we had $16.0 million in standby letters of credit issued through the senior secured credit facility. The amount available for borrowing under the senior secured credit facility is reduced by any standby letters of credit issued.

(8)
Includes our estimated overhead expenses, including payments under the administration agreement based on our allocable portion of overhead and other expenses incurred by Apollo Investment Administration, LLC (the “Administrator”), an affiliate of AGM in performing its obligations under the administration agreement. See “
Item 1. Business—Administrative Agreement
” in our most recent Annual Report on Form
10-K,
which is incorporated by reference into this prospectus supplement. Such expenses are estimated for the current fiscal year based on actual other expenses for the quarter ended June 30, 2024.

(9)
“Total annual expenses” as a percentage of net assets attributable to common stock are higher than the total annual expenses percentage would be for a company that is not leveraged. We borrow money to leverage our net assets and increase our total assets. The SEC requires that the “Total annual expenses” percentage be calculate
d as a perce
ntage of net assets (defined a
s total
assets less indebtedness), rather than the total assets, including assets that have b een funded with borrowed monies. If the “Total annual expenses” percentage were calculated instead as a percentage of total assets, our “Total annual exp enses” would be 6.39% of total assets.

Example
The following example demonstrates the projected dollar amount of total cumulative expenses that would be incurred over various periods with respect to a hypothetical investment in our common stock. These dollar amounts are based upon the assumption that our annual operating expenses (other than performance-based incentive fees) and leverage would remain at the levels set forth in the table above. Transaction expenses are not included in the following example.

	1 year	3 years	5 years	10 years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return	$141	$363	$549	$894
While the example assumes, as required by the SEC, a 5% annual return, our performance will vary and may result in a return greater or less than 5%. Assuming a 5% annual return, the incentive fee under the investment advisory management agreement may not be earned or payable and is not included in the example. This illustration assumes that we will not realize any capital gains computed net of all realized capital losses and gross unrealized capital depreciation in any of the indicated time periods. If we achieve sufficient returns on our investments, including through the realization of capital gains, to trigger an incentive fee of a material amount, our expenses, and returns to our investors, would be higher.
For example, if we assumed that we received our 5% annual return completely in the form of net realized capital gains on our investments, which results in a capital gains incentive fee earned, the projected dollar amount of total cumulative expenses set forth in the above illustration and the capital gains incentive fee would be as follows:

	1 year	3 years	5 years	10 years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return (all of which is subject to a capital gains incentive fee)	$161	$408	$605	$941
In addition, while the example assumes reinvestment of all dividends and distributions at net asset value, participants in our dividend reinvestment plan will receive a number of shares of our common stock, determined by dividing the total dollar amount of the dividend payable to a participant by the market price per share of our common stock at the close of trading on the valuation date for the dividend. See “
Dividend Reinvestment Plan
” in the accompanying prospectus for additional information regarding our dividend reinvestment plan.
This example and the expenses in the table above should not be considered a representation of our future expenses, and actual expenses may be greater or less than those shown.

BUSINESS
This summary highlights some of the information in this prospectus supplement. It is not complete and may not contain all of the information that you may want to consider. You should read carefully the more detailed information set forth under “Risk Factors” and the other information incorporated by reference or included in this prospectus supplement and the accompanying prospectus and any related free writing prospectus. In this prospectus supplement and the accompanying prospectus, except where the context suggests otherwise, the terms “we,” “us,” “our,” “Company” and “MFIC” refer to MidCap Financial Investment Corporation; “Apollo Investment Management” or “Adviser” refers to Apollo Investment Management, L.P.; “Apollo Administration” or “Administrator” refers to Apollo Investment Administration, LLC; and “Apollo” refers to the affiliated companies of Apollo Investment Management, L.P.
MidCap Financial Investment Corporation
MidCap Financial Investment Corporation, a Maryland corporation organized on February 2, 2004, is a closed-end,
externally managed, diversified management investment company that has elected to be treated as a BDC under the 1940 Act. In addition, for tax purposes we have elected to be treated as a RIC under Subchapter M of the Code.
On August 1, 2022, the Company changed its name from “Apollo Investment Corporation” to “MidCap Financial Investment Corporation”. Our common stock began to trade under the ticker “MFIC” on The NASDAQ Global Stock Market on August 12, 2022. Prior to August 12, 2022, the Company’s common stock traded on The NASDAQ Global Select Market under the ticker “AINV”. On November 3, 2022, the Company’s Board of Directors changed the Company’s fiscal year end from March 31 to December 31, effective December 31, 2022.
Our investment objective is to generate current income and, to a lesser extent, long-term capital appreciation. We invest primarily in directly originated and privately negotiated first lien senior secured loans to privately held U.S. middle-market companies, which we generally define as companies with less than $75 million in EBITDA, as may be adjusted for market disruptions, mergers and acquisitions-related charges and synergies, and other items. To a lesser extent, we may invest in other types of securities including, first lien unitranche, second lien senior secured, unsecured, subordinated, and mezzanine loans, and equities in both private and public middle market companies.
Our portfolio is comprised primarily of investments in debt, including secured and unsecured debt of private middle-market companies that, in the case of senior secured loans, generally are not broadly syndicated and whose aggregate tranche size is typically less than $300 million. Our portfolio may also include equity interests such as common stock, preferred stock, warrants or options. Most of the debt instruments we invest in are unrated or rated below investment grade, which is often an indication of size, credit worthiness and speculative nature relative to the capacity of the borrower to pay interest and principal. Generally, if the Company’s unrated investments were rated, they would be rated below investment grade. These securities, which are often referred to as “junk” or “high yield,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be difficult to value and are illiquid. See “
Risk Factors
” in this prospectus supplement and the accompanying prospectus and other information in or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before you decide whether to make an investment in shares of our common stock.
During the six months ended June 30, 2024, we invested $398.2 billion across 25 new and 76 existing portfolio companies primarily through a combination of primary and secondary debt investments. This compares to $252.7 billion across 20 new and 61 existing portfolio companies during the six months ended June 30, 2023. Investments sold or repaid during the six months ended June 30, 2024 totaled $291.7 billion versus $250.8 billion during the six months ended June 30, 2023. The weighted average yields on our secured debt portfolio, unsecured debt portfolio, total debt portfolio and total portfolio as of June 30, 2024 at our current cost basis were 11.9%, –%, 11.9% and 9.9%, respectively. As of December 31, 2023, the yields were 12.1%, –%, 12.1% and 10.1%, respectively. The portfolio yields may be higher than an investor’s yield on an investment in us due to sales load and other expenses. For the six months ended June 30, 2024 and June 30, 2023, the total return based on the change in market price per share and taking into account dividends and distributions, if any, reinvested in accordance with the dividend reinvestment plan was 16.28% and 17.31%, respectively. Such returns do not reflect any sales load that stockholders may have paid in connection with their purchase of shares of our common stock.
As of June 30, 2024, our portfolio consisted of 165 portfolio companies and was invested 91% in secured debt, 0% in unsecured debt, 1% in structured products and other, 1% in preferred equity, and 7% in common equity/interests and warrants measured at fair value. As of December 31, 2023, our portfolio consisted of 15
2
portfolio companies and was invested 90% in secured debt, –% in unsecured debt, 2% in structured products and other, 1% in preferred equity, and 7% in common equity/interests and warrants measured at fair value.
Since the initial public offering of the Company in April 2004 and through June 30, 2024, invested capital totaled $24.3 billion in 652 portfolio companies. Over the same period, the Company completed transactions with more than 100 different financial sponsors.
As of June 30, 2024, 100% of the corporate lending portfolio is floating rate debt, measured at fair value. On a cost basis, 100% is floating rate debt. As of December 31, 2023, 100% of the corporate lending portfolio is floating rate debt, measured at fair value. On a cost basis, 100% is floating rate debt. The interest rate type information is calculated using the Company’s corporate debt portfolio and excludes aviation, oil and gas, structured credit, renewables, shipping, commodities and investments on non-accrual
status.
Recent Developments
AFT Mergers
On July 22, 2024, we completed the previously announced acquisition of Apollo Senior Floating Rate Fund Inc., a Maryland corporation (“AFT”), pursuant to that certain Agreement and Plan of Merger (the “AFT Merger Agreement”), dated as of November 7, 2023, by and among the Company, AFT, AFT Merger Sub, Inc., a Maryland corporation and a direct wholly-owned subsidiary of the Company (“AFT Merger Sub”), and, solely for the limited purposes set forth therein, the Adviser. Pursuant to the AFT Merger Agreement, AFT Merger Sub was first merged with and into AFT, with AFT continuing as the surviving company (the “AFT First Merger”), and, immediately following the effectiveness of the AFT First Merger, AFT was then merged with and into the Company, with the Company continuing as the surviving company (together with the AFT First Merger, the “AFT Mergers”).
In accordance with the terms of the AFT Merger Agreement, at the effective time of the AFT First Merger, each outstanding share of AFT’s common stock was converted into the right to receive 0.9547 shares of common stock, par value $0.001 per share, of the Company. As a result, the Company issued an aggregate of approximately 14,868,092 shares of its common stock to AFT’s former stockholders, excluding the impact for cash paid in lieu of fractional shares.
For additional information regarding the AFT Mergers and AFT, see our Quarterly Report on Form
10-Q
for the fiscal quarter ended June 30, 2024, filed with the SEC on August 7, 2024 and our Current Report on Form
8-K
filed with the SEC on July 22, 2024, each of which is incorporated by reference into this prospectus supplement and the accompanying prospectus.
AIF Mergers
On July 22, 2024, we completed the previously announced acquisition of Apollo Tactical Income Fund Inc., a Maryland corporation (“AIF”), pursuant to that certain Agreement and Plan of Merger (the “AIF Merger

Agreement”), dated as of November 7, 2023, by and among the Company, AIF, AIF Merger Sub, Inc., a Maryland corporation and a direct wholly-owned subsidiary of the Company (“AIF Merger Sub”), and, solely for the limited purposes set forth therein, the Adviser. Pursuant to the AIF Merger Agreement, AIF Merger Sub was first merged with and into AIF, with AIF continuing as the surviving company (the “AIF First Merger”), and, immediately following the effectiveness of the AIF First Merger, AIF was then merged with and into the Company, with the Company continuing as the surviving company (together with the AIF First Merger, the “AIF Mergers” and, together with the AFT Mergers, the “Mergers”).
In accordance with the terms of the AIF Merger Agreement, at the effective time of the AIF First Merger, each outstanding share of AIF’s common stock was converted into the right to receive 0.9441 shares of common stock, par value $0.001 per share, of the Company. As a result, the Company issued an aggregate of approximately 13,658,992 shares of its common stock to AIF’s former stockholders, excluding the impact for cash paid in lieu of fractional shares.
For additional information regarding the AIF Mergers and AIF, see our Quarterly Report on Form
10-Q
for the fiscal quarter ended June 30, 2024, filed with the SEC on August 7, 2024 and our Current Report on
Form 8-K
filed with the SEC on July 22, 2024, each of which is incorporated by reference into this prospectus supplement and the accompanying prospectus.
About Apollo Investment Management
The Adviser is our investment adviser and an affiliate of AGM. The Adviser, subject to the overall supervision of our Board of Directors, manages the day-to-day operations
of, and provides investment advisory services to the Company. AGM and other affiliates manage other funds that may have investment mandates that are similar, in whole or in part, with ours. The Adviser and its affiliates may determine that an investment is appropriate both for us and for one or more of those other funds. In such event, depending on the availability of such investment and other appropriate factors, the Adviser may determine that we should invest on a side-by-side
basis with one or more other funds. We make all such investments subject to compliance with applicable regulations and interpretations, and our allocation procedures. Certain types of negotiated co-investments may
be made only in accordance with the terms of the exemptive order we received from the SEC permitting us to do so.
The Adviser is led by Howard Widra, Tanner Powell, Ted McNulty and Patrick Ryan. Potential investment and disposition opportunities are generally approved by one or more committees composed of personnel across AGM, including Messrs. Widra, Powell, McNulty and Ryan, or by all or a majority of Messrs. Widra, Powell, McNulty and Ryan, depending on the underlying investment type and/or the amount of such investment. The composition of such committees and the overall approval process for the Company’s investments may change from time to time. The Adviser draws upon AGM’s more than 30 year history and benefits from the broader firm’s significant capital markets, trading and research expertise developed through investments in many core sectors in over 200 companies since inception.
About Apollo Investment Administration
The Administrator, an affiliate of AGM, provides, among other things, administrative services and facilities for the Company. In addition to furnishing us with office facilities, equipment, and clerical, bookkeeping and recordkeeping services, the Administrator also oversees our financial records as well as prepares our reports to stockholders and reports filed with the SEC. The Administrator also performs the calculation and publication of our net asset value, the payment of our expenses and oversees the performance of various third-party service providers and the preparation and filing of our tax returns. Furthermore, the Administrator provides on our behalf managerial assistance to those portfolio companies to which we are required to provide such assistance.

Our Corporate Information
Our administrative and principal executive offices are located at 3 Bryant Park, New York, NY 10036 and 9 West 57th Street, New York, NY 10019, respectively. Our common stock is quoted on The Nasdaq Global Select Market under the symbol “MFIC.” Our Internet website address is www.midcapfinancialic.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information contained on our website to be part of this prospectus supplement or the accompanying prospectus.

RISK FACTORS
Investing in our common stock involves a number of significant risks. Before deciding whether to invest in our common stock, you should carefully consider the risks and uncertainties described in the section titled “
Item 1A. Risk Factors
” in our most recent Annual Report on Form
10-K,
and any subsequent filings made with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before you decide whether to invest in our common stock. The risks in these documents are not the only risks we face, and we may face other risks that we have not yet identified, which we do not currently deem material or which are not yet predictable. Past financial performance may not be a reliable indicator of future performance, and historical trends shoul
d no
t be used to anticipate results or trends in future periods. If any of these risks occur, our business, financial condition and results of operations could be materially adversely affected. In such case, our NAV, the trading price of our common stock and the value of our other securities could decline, and you may lose all or part of your investment. Please also read carefully the section titled “
Cautionary Statement Regarding
Forward-Looking Statements
” in this prospectus supplement.

USE OF PROCEEDS
Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in transactions that are deemed to be an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act, including without limitation sales made directly on or through the NASDAQ Global Select Market, sales made to or through market makers and sales made through any other existing trading market or electronic communications network, and by any other method permitted by law, including but not limited to privately negotiated transactions, which may include block trades, as we and the sales agents may agree. There is no guarantee that there will be any sales of shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus. Actual sales, if any, of shares of our common stock under this prospectus supplement and the accompanying prospectus may be less than as set forth in this paragraph depending on, among other things, the market price of shares of our common stock and the NAV per share of our common stock at the time of any such sale. As a result, the actual net proceeds we receive may be more or less than the amount of net proceeds estimated in this prospectus supplement. However, the sales price per share of our common shares offered by this prospectus supplement and the accompanying prospectus, less the sales agents’ commission, discount or other compensation for such sales payable under the equity distribution agreements, will not be less than the NAV per share of our common stock at the time of such sale, unless we have received approval of a majority of our shareholders (including a majority of our unaffiliated shareholders) and our Independent Trustees. Assuming the sale of shares of our common stock having an aggregate offering price of $200.0 million pursuant to this prospectus supplement and the accompanying prospectus, we estimate that the net proceeds would be approximately $196.3 million after deducting the Sales Agents’ estimated commissions of approximately $3.0 million payable by us and estimated offering expenses of approximately $0.7 million payable by us.
We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, investing in accordance with our investment objectives and strategies described in this prospectus supplement and the accompanying prospectus and repaying indebtedness (which will be subject to reborrowing).
At June 30, 2024, we had approximately $731.2 million outstanding under our senior secured, multi-currency, revolving credit facility (the “Senior Secured Facility”), including $16.0 million related to standby letters of credit issued and outstanding. The remaining capacity under the Senior Secured Facility was $957.8 million at June 30, 2024. The total lender commitments under the Senior Secured Facility will remain $1.705 billion until December 22, 2024 and will decrease to $1.550 billion thereafter. The Senior Secured Facility includes an “accordion” feature that allows the Company to increase the size of the Facility to $2.325 billion. The Senior Secured Facility is secured by substantially all of the assets in the Company’s portfolio, including cash and cash equivalents. The maturity date of the Senior Secured Facility is April 19, 2028. Commencing April 19, 2027, the Company is required to repay, in twelve consecutive monthly installments of equal size, the outstanding amount under the Senior Secured Facility as of April 19, 2027. The stated interest rates on outstanding borrowings under the Senior Secured Facility depend on the type of borrowing and the “gross borrowing base” at the time. USD borrowings accrue at (a) either Term SOFR plus 1.85% per annum or Term SOFR plus 1.975% per annum, or (b) either Alternate Base Rate plus 0.75% per annum or Alternate Base Rate plus 0.875% per annum. The Company is required to pay a commitment fee of 0.375% per annum on any unused portion of the Senior Secured Facility and fronting fees of up to 2.25% per annum on the letters of credit issued. The terms used in the foregoing sentences have the meanings set forth in the Senior Secured Facility.
Affiliates of certain Sales Agents are lenders under the Senior Secured Facility. Accordingly, affiliates of the Sales Agents may receive more than 5% of the net proceeds from offerings made pursuant to this prospectus supplement and the accompanying prospectus to the extent such proceeds are used to repay any borrowings under the Senior Secured
Facility.

PORTFOLIO COMPANIES
The following is a listing of each portfolio company or its affiliate, together referred to as portfolio companies, in which we had an investment at June 30, 2024. A percentage shown for a class of investment securities held by us represents the percentage of the class owned and does not necessarily represent voting ownership. A percentage shown for equity securities, other than warrants or options, represents the actual percentage of the class of security held on a fully diluted basis. A percentage shown for warrants and options held represents the percentage of a class of security we may own assuming we exercise our warrants or options after dilution. See the financial statements to this prospectus, which have been incorporated by reference, and any accompanying prospectus supplement and any related free writing prospectus for more information relating to our investments.
The portfolio companies are presented in three categories: “companies more than 25% owned,” which represent portfolio companies with respect to which we directly or indirectly own more than 25% of the outstanding voting securities of such portfolio company and, therefore, unless otherwise noted, are presumed to be controlled by us under the 1940 Act; “companies owned 5% to 25%,” which represent portfolio companies with respect to which we directly or indirectly own 5% to 25% of the outstanding voting securities of such portfolio company or with respect to which we hold one or more seats on the portfolio company’s board of directors and, therefore, are deemed to be an affiliated person under the 1940 Act; and “companies less than 5% owned,” which represent portfolio companies with respect to which we directly or indirectly own less than 5% of the outstanding voting securities of such portfolio company and with respect to which we have no other affiliations. We make available significant managerial assistance to our portfolio companies. We generally request and may receive rights to observe the meetings of our portfolio companies’ board of directors.

Name of Portfolio Company	Company Address of Portfolio Company	Nature of its Principal Business	Title of Securities Held by MFIC	Interest Rate	Reference Rate and Spread (7)	Maturity Date	Par/ Shares (15)	Cost (9)	Fair Value	Percentage of Class Held (1)	Footnotes
Companies More than 25% owned

ChyronHego Corporation (6)	532 Broadhollow Rd, Melville, NY 17747	High Tech Industries	1st Lien	8.85%	SOFR+350, 1.75% Floor	6/30/2026	106,406	106,196	106,406	0.00%

ChyronHego Corporation (6)	532 Broadhollow Rd, Melville, NY 17747	High Tech Industries	1st Lien	11.35%	SOFR+600, 1.75% Floor	6/30/2026	5,000	5,000	5,000	0.00%

ChyronHego Corporation (6)	532 Broadhollow Rd, Melville, NY 17747	High Tech Industries	Preferred Equity	N/A	N/A	N/A	7,800 shares	6,000	19,579	72.90%	(13)(17)

Golden Bear (2)(3)	1201 North Organ Street, Suite 800, Wilmington, DE 19801-1186	Diversified Investment Vehicles, Banking, Finance, Real Estate	Structured Products and Other	N/A	N/A	9/20/2042	N/A	16,517	10,698	100.00%

Merx Aviation Finance, LLC (4)	57 W. 57th St. Suite 325, New York, NY 10019	Aviation and Consumer Transport	1st Lien	10.00%	10.00%	10/31/2025	67,075	67,075	67,075	0.00%	(8)

Merx Aviation Finance, LLC (4)	57 W. 57th St. Suite 325, New York, NY 10019	Aviation and Consumer Transport	1st Lien	—	2.25%	7/13/2024	—	—	—	0.00%	(8)

Merx Aviation Finance, LLC (4)	57 W. 57th St. Suite 325, New York, NY 10019	Aviation and Consumer Transport	Common Equity/ Partnership Interests	N/A	N/A	N/A	—	146,500	119,906	100.00%	(17)

Spotted Hawk	1650 Tysons Blvd. Suite 900, Mclean, VA 22102	Energy – Oil & Gas	Common Equity/ Partnership Interests	N/A	N/A	N/A	58,552,525 shares	44,866	346	38.00%	(13)(17)
Companies 5% to 25% owned

Bird	406 Broadway Avenue, Suite 369, Santa Monica, CA 90401	Consumer Services	1st Lien	8.34%	SOFR+300, 1.00% Floor	3/22/2028	22,440	22,111	22,440	0.00%	(8)(12)

Name of Portfolio Company	Company Address of Portfolio Company	Nature of its Principal Business	Title of Securities Held by MFIC	Interest Rate	Reference Rate and Spread (7)	Maturity Date	Par/ Shares (15)	Cost (9)	Fair Value	Percentage of Class Held (1)	Footnotes
Bird	406 Broadway Avenue, Suite 369, Santa Monica, CA 90401	Consumer Services	Common Equity/ Partnership Interests	N/A	N/A	N/A	4,656,670 shares	366	373	4.99%	(12)(13)(17)

Carbonfree Chemicals SPE I LLC (f/k/a Maxus Capital Carbon SPE I LLC)	11839 Nacogdoches Road, San Antonio, TX 78217	Chemicals, Plastics & Rubber	Common Equity/ Partnership Interests	N/A	N/A	N/A	1,246 shares	56,505	19,022	8.36%	(13)(17)

FC2 LLC	11839 Nacogdoches Road, San Antonio, TX 78217	Chemicals, Plastics & Rubber	Secured Debt— Promissory Note	6.50%	6.50%	10/14/2027	12,500	12,500	12,451	0.00%

FC2 LLC	11839 Nacogdoches Road, San Antonio, TX 78217	Chemicals, Plastics & Rubber	Common Equity/ Partnership Interests	N/A	N/A	N/A	5 shares	—	—	5.01%	(13)(17)

KLO Holdings, LLC (2)	1790 Sun Dolphin Rd, Muskegon, MI 49444	Consumer Goods – Durable	1st Lien	10.47%	SOFR+500 PIK, 1.00% Floor	9/30/2025	1,315	1,315	1,291	0.00%

KLO Holdings, LLC (2)	1790 Sun Dolphin Rd, Muskegon, MI 49444	Consumer Goods – Durable	1st Lien	10.48%	SOFR+500, 1.00% Floor	9/30/2025	2,585	2,585	2,541	0.00%

KLO Holdings, LLC (2)	1790 Sun Dolphin Rd, Muskegon, MI 49444	Consumer Goods – Durable	Common Equity/ Partnership Interests	N/A	N/A	N/A	1,000,032 shares	1,000	1,506	10.00%	(13)(17)

Pelican (2)	809 Northwest 57th Street, Oklahoma City, OK 73118	Energy – Oil & Gas	Common Equity/ Partnership Interests	N/A	N/A	N/A	1,444 shares	11,802	140	14.44%	(13)(17)

US Auto	2875 University Parkway, Lawrenceville, GA 30046	Consumer Services	Structured Products and Other	N/A	N/A	2/28/2029	N/A	27,921	24,007	22.49%	(12)
Companies less than 5% owned

3D Protein	601 N 13Th St, Monett, MO, 65708	Consumer Goods – Non-durable	1st Lien	10.59%	SOFR+525, 1.00% Floor	9/20/2030	6,792	6,646	6,680	0.00%	(8)(12)

Accelerate Learning	5177 Richmond Ave. #800, Houston, TX 77056	Business Services	1st Lien	12.09%	SOFR+675, 1.00% Floor	3/22/2030	3,850	3,750	3,807	0.00%	(8)(12)

Accelerate Learning	5177 Richmond Ave. #800, Houston, TX 77056	Business Services	1st Lien	12.10%	SOFR+675, 1.00% Floor	3/22/2029	658	641	645	0.00%	(12)

Acronis AG (2)	Rheinweg 9, Schauffhausen, Switzerland 8200	High Tech Industries	1st Lien	12.28%	SOFR+595 Cash plus 1.00% PIK, 1.00% Floor	4/1/2027	27,075	26,940	27,075	0.00%	(12)

Activ	1180 Headquarters Plaza West, Tower Fourth Floor, Morristown, NJ, 07960	Consumer Services	1st Lien	—	SOFR+650, 1.00% Floor	5/4/2027	—	(23)	(18)	0.00%	(8)(12)
Activ	1180 Headquarters Plaza West, Tower Fourth Floor, Morristown, NJ, 07960	Consumer Services	1st Lien	11.65%	SOFR+625, 1.00% Floor	5/4/2027	31,955	31,499	31,722	0.00%	(12)

Name of Portfolio Company	Company Address of Portfolio Company	Nature of its Principal Business	Title of Securities Held by MFIC	Interest Rate	Reference Rate and Spread (7)	Maturity Date	Par/ Shares (15)	Cost (9)	Fair Value	Percentage of Class Held (1)	Footnotes

AIC SPV Holdings II LLC (2)(5)	1221 Broadway 4th Floor, Oakland, CA 94612	Energy – Electricity	Preferred Equity	N/A	N/A	N/A	534,375 shares	534	241	14.25%	(13)

Akoya	100 Campus Drive, Fl. 6, Marlborough, MA 01752	Healthcare & Pharmaceuticals	1st Lien	12.24%	SOFR+691, 2.50% Floor	11/1/2027	22,500	22,500	22,500	0.00%	(12)

Alcami	165 Fieldcrest Ave, Edison NJ 08837	Healthcare & Pharmaceuticals	1st Lien	12.49%	SOFR+710, 1.00% Floor	12/21/2028	8,714	8,446	8,518	0.00%	(8)(12)

Alcresta Therapeutics Inc.	1 Executive Park Dr. Newton, MA 02462	Healthcare & Pharmaceuticals	1st Lien	—	SOFR+575, 1.00% Floor	3/31/2029	—	(8)	(9)	0.00%	(8)(12)

Alcresta Therapeutics Inc.	1 Executive Park Dr. Newton, MA 02462	Healthcare & Pharmaceuticals	1st Lien	—	SOFR+575, 1.00% Floor	3/31/2030	—	(135)	(142)	0.00%	(8)(12)

Alcresta Therapeutics Inc.	1 Executive Park Dr. Newton, MA 02462	Healthcare & Pharmaceuticals	1st Lien	10.85%	SOFR+550, 1.00% Floor	3/12/2030	2,347	2,302	2,300	0.00%	(12)

Alcresta Therapeutics Inc.	1 Executive Park Dr. Newton, MA 02462	Healthcare & Pharmaceuticals	Common Equity/ Partnership Interests	N/A	N/A	N/A	1,176 shares	1	1	0.04%	(12)(13)(17)

Alcresta Therapeutics Inc.	1 Executive Park Dr. Newton, MA 02462	Healthcare & Pharmaceuticals	Preferred Equity	N/A	N/A	N/A	116 shares	116	119	0.04%	(12)(13)(17)

All Star	800 Fairway Drive, Suite 300 Deerfield Beach, FL 33441	Healthcare & Pharmaceuticals	1st Lien	10.83%	SOFR+550, 1.00% Floor	5/1/2030	6,957	6,777	6,774	0.00%	(8)(12)

Allstar Holdings	5145 Industrial St #103, Maple Plain, MN 55359	Construction & Building	1st Lien	—	SOFR+650, 1.00% Floor	4/26/2029	—	(2)	(3)	0.00%	(8)(12)

Allstar Holdings	5145 Industrial St #103, Maple Plain, MN 55359	Construction & Building	1st Lien	11.94%	SOFR+660, 1.00% Floor	4/26/2029	25,577	24,986	25,187	0.00%	(8)(12)

Allstar Holdings	5145 Industrial St #103, Maple Plain, MN 55359	Construction & Building	1st Lien	11.94%	SOFR+610, 1.00% Floor	4/26/2029	413	400	403	0.00%	(8)(12)

AlpineX	One California Street, Suite 2900, San Francisco, CA 94111	Business Services	1st Lien	12.81%	SOFR+752, 1.00% Floor	12/27/2027	628	614	616	0.00%	(12)

AlpineX	One California Street, Suite 2900, San Francisco, CA 94111	Business Services	1st Lien	11.56%	SOFR+626, 1.00% Floor	12/27/2027	21,761	21,417	21,600	0.00%	(8)(12)

Ambrosia Buyer Corp.	505 Collins Street, South Attleboro, MA 02703	Business Services	Unsecured Debt	11.00%	11% PIK	12/15/2031	343	2,672	325	0.00%	(14)

Ambrosia Buyer Corp.	505 Collins Street, South Attleboro, MA 02703	Business Services	Common Equity/ Partnership Interests	N/A	N/A	N/A	152,029 shares	11,961	962	0.36%	(13)(17)

Ambrosia Buyer Corp.	505 Collins Street, South Attleboro, MA 02703	Business Services	Warrants	N/A	N/A	N/A	58,773 shares	576	22	0.36%
American Megatrends	5555 Oakbrook Pkwy Building 200,, Norcross, GA 30093	High Tech Industries	1st Lien	—	SOFR+535, 0.00% Floor	10/1/2026	—	(14)	—	0.00%	(8)(12)

Name of Portfolio Company	Company Address of Portfolio Company	Nature of its Principal Business	Title of Securities Held by MFIC	Interest Rate	Reference Rate and Spread (7)	Maturity Date	Par/ Shares (15)	Cost (9)	Fair Value	Percentage of Class Held (1)	Footnotes

American Megatrends	5555 Oakbrook Pkwy Building 200,, Norcross, GA 30093	High Tech Industries	1st Lien	10.69%	SOFR+535, 1.00% Floor	10/1/2026	19,532	19,424	19,532	0.00%	(12)

AML Rightsource	200 Public Square, Suite 3100, Cleveland, OH 44114	Business Services	1st Lien	11.75%	SOFR+640, 1.00% Floor	9/21/2026	31,058	30,778	30,589	0.00%	(8)(12)

Atlas Technical Consultants	13215 Bee Cave Parkway, Building B, Suite 230, Austin, TX 78738	Consumer Services	1st Lien	12.09%	SOFR+675, 1.00% Floor	4/19/2030	7,681	7,562	7,681	0.00%	(8)(12)

Atlas Technical Consultants	13215 Bee Cave Parkway, Building B, Suite 230, Austin, TX 78738	Consumer Services	1st Lien	12.09%	SOFR+675, 1.00% Floor	4/19/2029	119	105	119	0.00%	(8)(12)

August Bioservices Holdings, Inc.	1845 Elm Hill Pike Nashville, TN 37210	Healthcare & Pharmaceuticals	1st Lien	—	SOFR+400, 2.00% Floor	6/1/2029	—	(2)	(3)	0.00%	(8)(12)

August Bioservices Holdings, Inc.	1845 Elm Hill Pike Nashville, TN 37210	Healthcare & Pharmaceuticals	1st Lien	11.28%	SOFR+595, 2.00% Floor	6/1/2029	12,000	11,926	11,925	0.00%	(8)(12)

AVAD, LLC	5805 Sepulveda Boulevard Suite 750, Sherman Oaks, CA 91411	Manufacturing, Capital Equipment	1st Lien	9.44%	SOFR+411, 1.00% Floor	3/17/2026	13,969	13,919	13,947	0.00%	(8)(12)

AVAD, LLC	5805 Sepulveda Boulevard Suite 750, Sherman Oaks, CA 91411	Manufacturing, Capital Equipment	Common Equity/ Partnership Interests	N/A	N/A	N/A	3,333 shares	—	115	3.33%	(12)(13)

AVAD, LLC	5805 Sepulveda Boulevard Suite 750, Sherman Oaks, CA 91411	Manufacturing, Capital Equipment	Preferred Equity	N/A	N/A	N/A	118,498 shares	11,850	11,454	3.33%	(12)(13)

Avenu Insights & Analytics, LLC	5860 Trinity Parkway, Suite 120 Centreville, VA 20120	Business Services	1st Lien	10.58%	SOFR+525, 1.00% Floor	10/2/2029	3,587	3,449	3,475	0.00%	(8)(12)

Banner Solutions	1000 North Century Avenue, Kansas City, MO 64120	Wholesale	1st Lien	11.23%	SOFR+590, 1.00% Floor	10/31/2025	14,947	14,881	14,834	0.00%	(12)

Banner Solutions	1000 North Century Avenue, Kansas City, MO 64120	Wholesale	1st Lien	11.23%	SOFR+590, 0.00% Floor	10/31/2025	387	377	372	0.00%	(8)(12)

Banner Solutions	1000 North Century Avenue, Kansas City, MO 64120	Wholesale	Common Equity/ Partnership Interests	N/A	N/A	N/A	6,125 shares	613	423	0.47%	(12)(13)

BarTender	15325 SE 30th Place, Suite 100, Bellevue, WA 98007	High Tech Industries	1st Lien	11.06%	SOFR+575, 0.75% Floor	1/4/2028	13,952	13,564	13,504	0.00%	(8)(12)

Beacon Mobility	70 Post Office Park, Wilbraham, MA 01095	Transportation – Cargo, Distribution	1st Lien	11.69%	SOFR+635, 1.00% Floor	12/31/2025	36,824	36,717	36,431	0.00%	(8)(12)
Beacon Mobility	70 Post Office Park, Wilbraham, MA 01095	Transportation – Cargo, Distribution	1st Lien	—	4.10%	5/22/2025	—	—	—	0.00%	(8)(12)

Name of Portfolio Company	Company Address of Portfolio Company	Nature of its Principal Business	Title of Securities Held by MFIC	Interest Rate	Reference Rate and Spread (7)	Maturity Date	Par/ Shares (15)	Cost (9)	Fair Value	Percentage of Class Held (1)	Footnotes

Berner Foods	2034 E Factory Rd, Dakota, IL 61018	Beverage, Food & Tobacco	1st Lien	10.98%	SOFR+565, 1.00% Floor	7/30/2027	30,263	29,864	29,658	0.00%	(12)

Berner Foods	2034 E Factory Rd, Dakota, IL 61018	Beverage, Food & Tobacco	1st Lien	10.98%	SOFR+465, 1.00% Floor	7/30/2026	1,896	1,867	1,831	0.00%	(8)(12)

Biamp Systems, LLC	9300 SW Gemini Drive Beaverton, OR 97008	High Tech Industries	1st Lien	10.34%	SOFR+500, 1.00% Floor	4/30/2030	882	862	862	0.00%	(8)(12)

Bolthouse Farms	7200 East Brundage Lane, Bakersfield, CA 93307	Beverage, Food & Tobacco	Common Equity/ Partnership Interests	N/A	N/A	N/A	1,086,122 shares	1,147	1,347	0.30%	(13)

Calero Holdings, Inc.	Eagle’s Landing Business Park, Building 100, Suite 120, 1565 Jefferson Road, Rochester NY 14623	High Tech Industries	1st Lien	11.19%	SOFR+585, 1.00% Floor	12/16/2026	22,178	21,974	21,976	0.00%	(8)

Camin Cargo	1001 Shaw Avenue, #300, Pasadena, Texas 77506, US	Transportation – Cargo, Distribution	1st Lien	11.34%	SOFR+600, 1.00% Floor	12/7/2029	1,302	1,233	1,201	0.00%	(8)(12)

Carbon6	4000 Washington Road, Suite 104, Fort Mcmurray, PA 15317	Healthcare & Pharmaceuticals	Preferred Equity	N/A	N/A	N/A	280,899 shares	250	250	0.21%	(12)(13)

Carlisle Fluid Technologies	16430 N. Scottsdale Rd, Suite 450 Scottsdale, Arizona, 85254	Manufacturing, Capital Equipment	1st Lien	11.84%	SOFR+650, 1.00% Floor	10/2/2029	14,888	14,551	14,593	0.00%	(12)

Cato Research	2000 Centregreen Way, Suite 300, Cary, North Carolina 27513	Healthcare & Pharmaceuticals	1st Lien	12.86%	SOFR+751, 1.00% Floor	12/16/2027	14,099	13,905	13,512	0.00%	(12)

Cato Research	2000 Centregreen Way, Suite 300, Cary, North Carolina 27513	Healthcare & Pharmaceuticals	1st Lien	12.83%	SOFR+751, 1.00% Floor	6/16/2027	1,699	1,672	1,626	0.00%	(8)(12)

Cave	624 W 18th St., Chicago, IL, 60608	Hotel, Gaming, Leisure, Restaurants	1st Lien	11.93%	SOFR+660, 1.50% Floor	8/9/2028	8,594	8,456	8,594	0.00%	(8)(12)

Celerion	621 Rose Street, Lincoln, Nebraska 68502	Healthcare & Pharmaceuticals	1st Lien	—	SOFR+550, 0.75% Floor	11/3/2028	—	(14)	(6)	0.00%	(8)(12)

Celerion	621 Rose Street, Lincoln, Nebraska 68502	Healthcare & Pharmaceuticals	1st Lien	10.84%	SOFR+550, 0.75% Floor	11/5/2029	7,961	7,739	7,868	0.00%	(8)(12)

Celink	P.O. Box 40724, Lansing, MI 48901	Diversified Investment Vehicles, Banking, Finance, Real Estate	1st Lien	11.44%	SOFR+610, 1.00% Floor	11/30/2028	12,422	12,260	12,292	0.00%	(8)(12)

Cerus (2)	2550 Stanwell Drive, Concord, California 94520	Healthcare & Pharmaceuticals	1st Lien	11.93%	SOFR+660, 1.00% Floor	3/1/2028	3,000	2,978	3,000	0.00%	(8)(12)

Cerus (2)	2550 Stanwell Drive, Concord, California 94520	Healthcare & Pharmaceuticals	1st Lien	11.93%	SOFR+660, 1.80% Floor	3/1/2028	16,500	16,469	16,500	0.00%	(12)

Cerus (2)	2550 Stanwell Drive, Concord, California 94520	Healthcare & Pharmaceuticals	1st Lien	9.18%	SOFR+385, 1.00% Floor	3/1/2028	1,884	1,883	1,884	0.00%	(8)(12)

Name of Portfolio Company	Company Address of Portfolio Company	Nature of its Principal Business	Title of Securities Held by MFIC	Interest Rate	Reference Rate and Spread (7)	Maturity Date	Par/ Shares (15)	Cost (9)	Fair Value	Percentage of Class Held (1)	Footnotes
CircusTrix	1201 West 5th Street, Los Angeles, CA 90017	Hotel, Gaming, Leisure, Restaurants	1st Lien	11.84%	SOFR+650, 1.00% Floor	7/18/2028	3,392	3,296	3,392	0.00%	(8)(12)

Clarus Commerce	500 Enterprise Dr., Rocky Hill, CT 06067	Consumer Services	1st Lien	11.92%	SOFR+660, 1.00% Floor	7/1/2025	21,300	21,179	21,300	0.00%	(8)

Club Car Wash	1213 Old 63 N, Suite 104, Columbia, Missouri 65201	Automotive	1st Lien	11.48%	SOFR+615, 1.00% Floor	6/16/2027	27,136	26,805	26,741	0.00%	(8)(12)

Club Champion	825 75th Street Willowbrook, IL 60527	Consumer Goods – Durable	1st Lien	10.31%	SOFR+500, 0.75% Floor	6/14/2029	8,193	8,044	8,043	0.00%	(8)(12)

CNSI	2277 Research Blvd, Rockville, MD 20850	Healthcare & Pharmaceuticals	1st Lien	10.83%	SOFR+550, 0.50% Floor	12/17/2029	18,223	17,658	17,977	0.00%	(8)(12)

CNSI	2277 Research Blvd, Rockville, MD 20850	Healthcare & Pharmaceuticals	1st Lien	11.08%	SOFR+575, 0.50% Floor	12/17/2028	3,980	3,928	3,950	0.00%	(12)

Compass Health	Middleburg Heights OH, 44130-7935	Healthcare & Pharmaceuticals	1st Lien	11.71%	SOFR+636, 1.00% Floor	9/30/2024	7,430	7,111	7,275	0.00%	(8)(12)

Congruex	590 Madison Ave., New York, NY 10065	Utilities – Electric	1st Lien	11.23%	SOFR+590, 0.75% Floor	5/3/2029	14,700	14,443	13,671	0.00%	(12)

Continuum	2000 Avenue of the Stars North Tower 8th Floor, Los Angeles, CA 90067	Business Services	Preferred Equity	N/A	N/A	N/A	775 shares	78	78	0.62%	(12)(13)

Core Roofing	1385 Union Hill Industrial Ct. Alpharetta, GA 30004	Business Services	1st Lien	10.58%	SOFR+525, 1.00% Floor	6/6/2030	2,113	1,986	1,984	0.00%	(8)(12)

Dairy.com	3801 Parkwood Blvd, Suite 300, Frisco, TX 75034	High Tech Industries	1st Lien	11.19%	SOFR+585, 1.00% Floor	6/24/2027	16,226	16,052	16,076	0.00%	(12)

Dairy.com	3801 Parkwood Blvd, Suite 300, Frisco, TX 75034	High Tech Industries	1st Lien	11.68%	SOFR+635, 1.00% Floor	6/24/2027	1,350	1,329	1,350	0.00%	(12)

Dan Dee	106 Harbor Drive, Jersey City, NJ 07305-4506	Consumer Goods – Non-durable	1st Lien	12.48%	SOFR+715, 1.00% Floor	2/1/2025	18,613	18,532	18,401	0.00%	(12)

Dan Dee	106 Harbor Drive, Jersey City, NJ 07305-4506	Consumer Goods – Non-durable	1st Lien	12.45%	SOFR+710, 1.00% Floor	2/1/2026	231	222	212	0.00%	(8)(12)

Dan Dee	106 Harbor Drive, Jersey City, NJ 07305-4506	Consumer Goods – Non-durable	Preferred Equity	N/A	N/A	N/A	491,405 shares	491	206	0.58%	(12)(13)

Definiti LLC	2201 Timberloch Place, Suite 150, The Woodlands, TX 77380	Diversified Investment Vehicles, Banking, Finance, Real Estate	1st Lien	—	SOFR+660, 1.00% Floor	3/16/2029	—	(16)	(13)	0.00%	(8)(12)

Definiti LLC	2201 Timberloch Place, Suite 150, The Woodlands, TX 77380	Diversified Investment Vehicles, Banking, Finance, Real Estate	1st Lien	12.07%	SOFR+685, 1.00% Floor	3/16/2029	7,060	6,860	6,877	0.00%	(8)(12)

Definiti LLC	2201 Timberloch Place, Suite 150, The Woodlands, TX 77380	Diversified Investment Vehicles, Banking, Finance, Real Estate	Common Equity/ Partnership Interests	N/A	N/A	N/A	100,000 shares	100	72	0.12%	(12)(13)

Digital.ai	5717 Legacy Dr., Ste. 250, Plano, TX 75024	High Tech Industries	1st Lien	—	SOFR+675, 1.00% Floor	8/10/2028	—	(41)	(24)	0.00%	(8)(12)

Name of Portfolio Company	Company Address of Portfolio Company	Nature of its Principal Business	Title of Securities Held by MFIC	Interest Rate	Reference Rate and Spread (7)	Maturity Date	Par/ Shares (15)	Cost (9)	Fair Value	Percentage of Class Held (1)	Footnotes
Digital.ai	5717 Legacy Dr., Ste. 250, Plano, TX 75024	High Tech Industries	1st Lien	11.33%	SOFR+600, 1.00% Floor	8/10/2028	23,050	22,666	22,820	0.00%	(12)

Elida Beauty	35-37 Parkgate Road London, England, GB	Consumer Goods – Durable	1st Lien	—	SOFR+500, 1.00% Floor	5/31/2030	—	(25)	(26)	0.00%	(8)(12)

Elida Beauty	35-37 Parkgate Road London, England, GB	Consumer Goods – Durable	1st Lien	11.60%	SOFR+625, 1.00% Floor	5/31/2030	8,864	8,666	8,664	0.00%	(12)

EmpiRx	155 Chestnut Ridge Rd, Montvale, NJ 07645	Healthcare & Pharmaceuticals	1st Lien	10.43%	SOFR+510, 1.00% Floor	8/5/2027	8,864	8,739	8,864	0.00%	(8)(12)

Englert	1200 Amboy Avenue, Perth Amboy, NJ 08861	Construction & Building	Common Equity/ Partnership Interests	N/A	N/A	N/A	500 shares	451	10	0.42%	(12)(13)

Escalent	17430 College Pkwy, Livonia, MI 48152	Business Services	1st Lien	13.43%	SOFR+810, 1.00% Floor	4/7/2029	9,405	9,156	9,331	0.00%	(8)(12)

ExactCare	8333 Rockside Road Valley View, OH 44125	Healthcare & Pharmaceuticals	1st Lien	—	SOFR+650, 1.00% Floor	11/3/2029	—	(48)	(10)	0.00%	(8)(12)

ExactCare	8333 Rockside Road Valley View, OH 44125	Healthcare & Pharmaceuticals	1st Lien	11.84%	SOFR+650, 1.00% Floor	11/5/2029	17,988	17,525	17,898	0.00%	(12)

Excelligence Learning Corp	20 Ryan Ranch Road, Suite 200 Monterey, CA 93940	Consumer Services	1st Lien	11.05%	SOFR+575, 1.00% Floor	1/18/2030	8,777	8,578	8,578	0.00%	(8)(12)

FingerPaint Marketing	395 Broadway, Saratoga Springs, NY 12866	Advertising, Printing & Publishing	1st Lien	—	SOFR+675, 1.00% Floor	12/30/2026	—	(23)	(29)	0.00%	(8)(12)

FingerPaint Marketing	395 Broadway, Saratoga Springs, NY 12866	Advertising, Printing & Publishing	1st Lien	12.18%	SOFR+685, 1.00% Floor	12/30/2026	23,705	23,484	23,350	0.00%	(12)

FingerPaint Marketing	395 Broadway, Saratoga Springs, NY 12866	Advertising, Printing & Publishing	Common Equity/ Partnership Interests	N/A	N/A	N/A	218,978 shares	220	322	0.09%	(12)(13)

G&A Partners Holding Company, LLC	17220 Katy Freeway, Suite 350 Houston, TX 77094	Business Services	1st Lien	—	SOFR+550, 0.75% Floor	3/1/2030	—	(7)	(7)	0.00%	(8)(12)

G&A Partners Holding Company, LLC	17220 Katy Freeway, Suite 350 Houston, TX 77094	Business Services	1st Lien	10.85%	SOFR+550, 0.75% Floor	3/1/2031	3,816	3,689	3,623	0.00%	(8)(12)

GAT-Airline Ground Support Inc	244 City Circle, Ste. 2000A Peachtree City, GA 30269	Aviation and Consumer Transport	1st Lien	—	SOFR+550, 1.00% Floor	5/9/2026	—	(16)	(18)	0.00%	(8)(12)

GAT-Airline Ground Support Inc	244 City Circle, Ste. 2000A Peachtree City, GA 30269	Aviation and Consumer Transport	1st Lien	10.84%	SOFR+550, 1.00% Floor	5/9/2029	15,873	15,613	15,609	0.00%	(8)(12)

Gateway Services	109—230 Hanlon Creek Boulevard, Guelph, Ontario N1C 0A1, Canada	Healthcare & Pharmaceuticals	1st Lien	—	SOFR+665, 0.75% Floor	9/22/2026	—	(2)	—	0.00%	(8)(12)

Gateway Services	109—230 Hanlon Creek Boulevard, Guelph, Ontario N1C 0A1, Canada	Healthcare & Pharmaceuticals	1st Lien	10.98%	SOFR+565, 0.75% Floor	9/22/2026	9,584	9,528	9,584	0.00%	(12)

Name of Portfolio Company	Company Address of Portfolio Company	Nature of its Principal Business	Title of Securities Held by MFIC	Interest Rate	Reference Rate and Spread (7)	Maturity Date	Par/ Shares (15)	Cost (9)	Fair Value	Percentage of Class Held (1)	Footnotes

Go Car Wash	2200 East Wilams Feld #20, Gilbert, AZ 85295	Consumer Services	1st Lien	11.69%	SOFR+635, 1.00% Floor	12/31/2026	10,974	10,870	10,785	0.00%	(8)(12)

Go1 (2)	2904 Logan Road, Underwood QLD 4119, Australia	Business Services	1st Lien	12.78%	SOFR+745, 2.00% Floor	5/2/2028	2,500	2,484	2,488	0.00%	(12)
GoHealth	214 West Huron St., Chicago, IL 60654	High Tech Industries	1st Lien	13.31%	SOFR+660, 1.00% Floor	6/30/2025	304	208	304	0.00%	(8)(12)

GrayMatter Systems	100 Global View Dr. Warrendale, PA 15086	High Tech Industries	1st Lien	10.58%	SOFR+525, 1.00% Floor	5/1/2030	1,340	1,244	1,240	0.00%	(8)(12)

GrayMatter Systems	100 Global View Dr. Warrendale, PA 15086	High Tech Industries	Common Equity/ Partnership Interests	N/A	N/A	N/A	773 shares	77	77	0.54%	(12)(13)(17)

Gtreasury	2100 E Lake Cook Rd, Ste 1100, Buffalo Grove, IL 60089	High Tech Industries	1st Lien	11.33%	SOFR+600, 1.00% Floor	6/29/2029	250	208	213	0.00%	(8)(12)

Guernsey	304 South Jones Blvd, Suite 5700, Las Vegas, NV 89107	Hotel, Gaming, Leisure, Restaurants	1st Lien	—	SOFR+595, 1.00% Floor	11/18/2026	—	—	—	0.00%	(8)(12)

Guernsey	304 South Jones Blvd, Suite 5700, Las Vegas, NV 89107	Hotel, Gaming, Leisure, Restaurants	1st Lien	6.95%	6.95%	11/18/2026	1,757	1,748	1,638	0.00%	(12)

Health & Safety Institute	1450 Westec Drive, Eugene, OR 97402	Healthcare & Pharmaceuticals	Common Equity/ Partnership Interests	N/A	N/A	N/A	604 shares	46	2,047	0.24%	(12)(13)

Heniff and Superior	2015 Spring Road, Ste. 780, Oak Brook, IL 60523	Transportation – Cargo, Distribution	1st Lien	11.18%	SOFR+585, 1.00% Floor	12/3/2026	29,288	29,050	29,215	0.00%	(12)

Heniff and Superior	2015 Spring Road, Ste. 780, Oak Brook, IL 60523	Transportation – Cargo, Distribution	1st Lien	11.46%	SOFR+585, 1.00% Floor	12/3/2024	2,780	2,771	2,780	0.00%	(8)(12)

Hero Digital	555 Montgomery Street, Suite 1250, San Francisco, CA 94111	Advertising, Printing & Publishing	1st Lien	11.43%	SOFR+610, 1.00% Floor	11/18/2028	20,488	20,208	19,234	0.00%	(8)(12)

Hero Digital	555 Montgomery Street, Suite 1250, San Francisco, CA 94111	Advertising, Printing & Publishing	1st Lien	11.43%	SOFR+610, 1.00% Floor	11/18/2026	2,519	2,492	2,398	0.00%	(8)(12)

Hero Digital	555 Montgomery Street, Suite 1250, San Francisco, CA 94111	Advertising, Printing & Publishing	Common Equity/ Partnership Interests	N/A	N/A	N/A	213 shares	213	142	0.05%	(12)(13)

High Street Insurance	Harbour View Centre, 333 West Grandview Pkwy, Suite 201, Traverse City, MI 49684	Insurance	1st Lien	—	SOFR+590, 0.75% Floor	4/16/2027	—	(21)	(22)	0.00%	(8)(12)

High Street Insurance	Harbour View Centre, 333 West Grandview Pkwy, Suite 201, Traverse City, MI 49684	Insurance	1st Lien	10.58%	SOFR+540, 0.75% Floor	4/14/2028	29,431	29,088	29,137	0.00%	(12)

Name of Portfolio Company	Company Address of Portfolio Company	Nature of its Principal Business	Title of Securities Held by MFIC	Interest Rate	Reference Rate and Spread (7)	Maturity Date	Par/ Shares (15)	Cost (9)	Fair Value	Percentage of Class Held (1)	Footnotes

Hive	3331 West 29th Street, Greeley, Colorado 80631	Beverage, Food & Tobacco	1st Lien	13.43%	SOFR+610 Cash plus 2.00% PIK, 1.00% Floor	9/22/2027	14,704	14,522	14,295	0.00%	(8)(12)

Hive	3331 West 29th Street, Greeley, Colorado 80631	Beverage, Food & Tobacco	Common Equity/ Partnership Interests	N/A	N/A	N/A	589 shares	3	—	0.59%	(12)(13)
Hive	3331 West 29th Street, Greeley, Colorado 80631	Beverage, Food & Tobacco	Preferred Equity	N/A	N/A	N/A	589 shares	448	247	0.59%	(12)(13)

HMA	2015 Spring Road, Ste. 780, Oak Brook, IL 60523	Business Services	1st Lien	11.70%	SOFR+635, 1.00% Floor	3/30/2029	4,247	4,128	4,174	0.00%	(8)(12)

International Cruise & Excursion Gallery, Inc.	7720 N Dobson Rd, Scottsdale, AZ 85256	High Tech Industries	1st Lien	5.35%	5.35%	6/6/2025	14,100	14,033	10,751	0.00%	(14)

International Wire Group	12 Masonic Avenue, Camden, NY 13316	Manufacturing, Capital Equipment	1st Lien	12.19%	SOFR+685, 1.00% Floor	6/28/2029	1,894	1,836	1,883	0.00%	(8)(12)

IPS	3701 East Conant Street, Long Beach, CA 90808	Retail	1st Lien	11.43%	SOFR+610, 1.00% Floor	12/31/2027	30,629	30,531	30,338	0.00%	(12)

IPS	3701 East Conant Street, Long Beach, CA 90808	Retail	1st Lien	13.50%	SOFR+510, 1.00% Floor	12/31/2027	427	427	388	0.00%	(8)(12)

Ironclad Environmental Solutions	260 Mack Pl. South Plainfield, NJ 07080	Transportation – Cargo, Distribution	1st Lien	—	SOFR+650, 1.00% Floor	9/30/2027	—	(25)	(29)	0.00%	(8)(12)

Ironclad Environmental Solutions	260 Mack Pl. South Plainfield, NJ 07080	Transportation – Cargo, Distribution	1st Lien	10.59%	SOFR+525, 1.00% Floor	9/30/2027	3,221	3,160	3,151	0.00%	(8)(12)

IRP	9 W. 57th Street, New York, NY 10019	Business Services	1st Lien	12.23%	SOFR+690, 1.00% Floor	3/8/2028	17,000	16,727	16,558	0.00%	(8)(12)

IRP	9 W. 57th Street, New York, NY 10019	Business Services	Common Equity/ Partnership Interests	N/A	N/A	N/A	148 shares	170	274	0.27%	(12)

Jacent	860 Welsh Rd, Huntingdon Valley, PA 19006	Business Services	1st Lien	11.94%	SOFR+585 Cash plus 0.75% PIK, 1.00% Floor	10/23/2025	22,231	22,185	21,864	0.00%	(8)(12)

Jacent	860 Welsh Rd, Huntingdon Valley, PA 19006	Business Services	1st Lien	11.94%	SOFR+660, 1.00% Floor	10/23/2025	1,564	1,556	1,508	0.00%	(8)(12)

Jacent	860 Welsh Rd, Huntingdon Valley, PA 19006	Business Services	Common Equity/ Partnership Interests	N/A	N/A	N/A	5,000 shares	500	32	0.29%	(12)(13)

Jacent	860 Welsh Rd, Huntingdon Valley, PA 19006	Business Services	Preferred Equity	N/A	N/A	N/A	11 shares	11	1	0.29%	(12)(13)

Jones & Frank	100 Perimeter Park Dr, STE H, Morrisville, NC 27560	Business Services	1st Lien	10.93%	SOFR+560, 1.00% Floor	7/31/2026	13,756	13,710	13,627	0.00%	(8)(12)

K&N Parent, Inc.	1455 Citrus St., Riverside, California 92507	Automotive	Common Equity/ Partnership Interests	N/A	N/A	N/A	77,622 shares	23,621	1,515	0.78%	(13)

Kauffman	701 Ransdell Rd., Lebanon, IN 46052	Manufacturing, Capital Equipment	1st Lien	11.94%	SOFR+660, 1.00% Floor	5/8/2025	16,937	16,895	16,651	0.00%	(8)(12)

Name of Portfolio Company	Company Address of Portfolio Company	Nature of its Principal Business	Title of Securities Held by MFIC	Interest Rate	Reference Rate and Spread (7)	Maturity Date	Par/ Shares (15)	Cost (9)	Fair Value	Percentage of Class Held (1)	Footnotes

Kauffman	701 Ransdell Rd., Lebanon, IN 46052	Manufacturing, Capital Equipment	Common Equity/ Partnership Interests	N/A	N/A	N/A	250,000 shares	250	68	0.29%	(12)(13)

KureSmart	116 Defense Highway, Suite 403, Annapolis, MD 21401	Healthcare & Pharmaceuticals	1st Lien	—	SOFR+610, 1.00% Floor	8/27/2024	—	(6)	—	0.00%	(8)(12)
KureSmart	116 Defense Highway, Suite 403, Annapolis, MD 21401	Healthcare & Pharmaceuticals	1st Lien	11.44%	SOFR+610, 1.00% Floor	8/27/2025	21,158	21,090	21,158	0.00%	(12)

KureSmart	116 Defense Highway, Suite 403, Annapolis, MD 21401	Healthcare & Pharmaceuticals	Common Equity/ Partnership Interests	N/A	N/A	N/A	133 shares	133	272	0.16%	(12)(13)

LashCo	3109 Kirby Drive, Houston, TX 77098	Consumer Goods – Non-durable	1st Lien	13.16%	SOFR+275 Cash plus 5.10% PIK, 1.00% Floor	3/18/2026	43,814	43,429	43,157	0.00%	(12)

LashCo	3109 Kirby Drive, Houston, TX 77098	Consumer Goods – Non-durable	1st Lien	13.16%	SOFR+275 Cash plus 5.10% PIK, 1.00% Floor	9/18/2025	1,630	1,614	1,612	0.00%	(12)

Legacy.com	230 W Monroe St. Chicago, IL 60606	Healthcare & Pharmaceuticals	1st Lien	10.09%	SOFR+475, 1.00% Floor	6/7/2030	2,941	2,878	2,877	0.00%	(8)(12)

Lending Point	1201 Roberts Blvd, Ste 200, Kennesaw, GA 30144	Consumer Services	1st Lien	10.33%	SOFR+575, 1.00% Floor	12/30/2026	34,507	34,220	34,507	0.00%	(12)

Lending Point	1201 Roberts Blvd, Ste 200, Kennesaw, GA 30144	Consumer Services	1st Lien	10.33%	SOFR+500, 1.00% Floor	12/30/2026	1,130	1,130	1,130	0.00%	(12)

Lending Point	1201 Roberts Blvd, Ste 200, Kennesaw, GA 30144	Consumer Services	1st Lien	16.99%	SOFR+100 Cash plus 5.00% PIK, 1.00% Floor	12/30/2026	—	—	—	0.00%	(8)(12)

Lending Point	1201 Roberts Blvd, Ste 200, Kennesaw, GA 30144	Consumer Services	1st Lien	11.25%	SOFR+590, 1.00% Floor	12/30/2026	9,416	9,349	9,416	0.00%	(8)(12)

Litify	45 Main St. Suite 416, Brooklyn, NY 11201	High Tech Industries	1st Lien	—	SOFR+735, 1.00% Floor	2/2/2029	—	(19)	(21)	0.00%	(8)(12)

Litify	45 Main St. Suite 416, Brooklyn, NY 11201	High Tech Industries	1st Lien	11.95%	SOFR+660, 1.00% Floor	2/2/2029	10,000	9,751	9,750	0.00%	(12)

Litify	45 Main St. Suite 416, Brooklyn, NY 11201	High Tech Industries	1st Lien	12.43%	SOFR+710, 1.00% Floor	2/2/2029	11,667	11,384	11,375	0.00%	(12)

Litify	45 Main St. Suite 416, Brooklyn, NY 11201	High Tech Industries	1st Lien	12.93%	SOFR+760, 1.00% Floor	2/2/2029	7,500	7,311	7,313	0.00%	(12)

Litify	45 Main St. Suite 416, Brooklyn, NY 11201	High Tech Industries	Common Equity/ Partnership Interests	N/A	N/A	N/A	217,892 shares	107	346	0.22%	(12)(13)(17)

Lookout	60 State Street, Suite 1910 Boston, Massachusetts 02109	High Tech Industries	1st Lien	11.58%	SOFR+625, 3.00% Floor	6/1/2029	5,000	4,951	4,950	0.00%	(8)(12)

Name of Portfolio Company	Company Address of Portfolio Company	Nature of its Principal Business	Title of Securities Held by MFIC	Interest Rate	Reference Rate and Spread (7)	Maturity Date	Par/ Shares (15)	Cost (9)	Fair Value	Percentage of Class Held (1)	Footnotes

LucidHealth	100 E. Campus View Blvd., Suite 100, Columbus, OH 43235	Healthcare & Pharmaceuticals	1st Lien	13.60%	SOFR+626 Cash plus 2.00% PIK, 1.00% Floor	1/2/2025	8,267	8,209	7,585	0.00%	(12)

Mannkind Corporation (2)	30930 Russell Ranch Road, Westlake Village, California 91362	Healthcare & Pharmaceuticals	Common Equity/ Partnership Interests	N/A	N/A	N/A	334,226 shares	76	1,745	0.12%	(11)(12)(13)
Maxor National Pharmacy Services, LLC	320 South Polk Street, Suite 100, Amarillo, TX 79101	Healthcare & Pharmaceuticals	1st Lien	12.29%	SOFR+700, 1.00% Floor	3/1/2029	13,252	12,880	13,031	0.00%	(8)(12)

Maxor National Pharmacy Services, LLC	320 South Polk Street, Suite 100, Amarillo, TX 79101	Healthcare & Pharmaceuticals	Preferred Equity	N/A	N/A	N/A	50,000 shares	50	71	0.01%	(12)(13)

Mobile Communications America, Inc.	135 North Church Street, Suite 310 Spartanburg, SC 29306	Telecommunications	1st Lien	10.84%	SOFR+550, 1.00% Floor	10/16/2029	2,920	2,748	2,888	0.00%	(8)(12)

Medical Guardian	1818 Market St, Philadelphia, PA 19103	Healthcare & Pharmaceuticals	1st Lien	—	SOFR+635, 1.00% Floor	10/26/2026	—	(34)	(29)	0.00%	(8)(12)

Medical Guardian	1818 Market St, Philadelphia, PA 19103	Healthcare & Pharmaceuticals	1st Lien	11.19%	SOFR+585, 1.00% Floor	10/26/2026	35,483	35,141	35,217	0.00%	(12)

Medical Guardian	1818 Market St, Philadelphia, PA 19103	Healthcare & Pharmaceuticals	1st Lien	11.19%	SOFR+585, 1.00% Floor	4/26/2028	500	493	496	0.00%	(12)

MedPlast Holdings Inc.	405 W Geneva Drive, Tempe, AZ 85282	Manufacturing, Capital Equipment	2nd Lien	13.21%	SOFR+786, 0.00% Floor	7/2/2026	8,000	7,983	7,955	0.00%	(11)

Meritus Gas Partners	666 Fifth Ave. New York, NY, 10103	Transportation – Cargo, Distribution	1st Lien	10.60%	SOFR+525, 1.00% Floor	3/1/2030	8,147	7,967	7,948	0.00%	(8)(12)

Midwest Vision	500 W. Madison St., Suite 3110, Chicago, IL 60661	Healthcare & Pharmaceuticals	1st Lien	11.98%	SOFR+665, 1.00% Floor	1/12/2027	22,235	21,993	21,846	0.00%	(12)

Modern Campus	1320 Flynn Road Ste. 100, Camarillo, CA 93012	High Tech Industries	1st Lien	11.19%	SOFR+585, 1.00% Floor	6/8/2026	25,254	24,973	24,938	0.00%

Modern Campus	1320 Flynn Road Ste. 100, Camarillo, CA 93012	High Tech Industries	Common Equity/ Partnership Interests	N/A	N/A	N/A	482 shares	1,000	1,857	0.45%	(13)

Munson Buffalo Restaurant Group LLC	409 Joyce Kilmer Ave, Suite 310 New Brunswick NJ 08901	Hotel, Gaming, Leisure, Restaurants	1st Lien	11.58%	SOFR+625, 1.00% Floor	5/31/2029	3,617	3,499	3,467	0.00%	(8)(12)

MYCOM (2)	4th Floor, The Urban Building, 3-9 Albert St, Slough SL1 2BE, United Kingdom	High Tech Industries	1st Lien	11.50%	SOFR+615, 0.50% Floor	12/16/2024	18,789	18,793	18,678	0.00%	(12)

Naviga	7900 International Drive, Suite 800, Bloomington, MN 55425	Business Services	1st Lien	7.10%	7.10%	4/27/2024	13,626	13,584	10,628	0.00%	(12)(14)

Naviga	7900 International Drive, Suite 800, Bloomington, MN 55425	Business Services	1st Lien	10.44%	SOFR+510, 1.00% Floor	7/31/2024	486	477	486	0.00%	(8)(12)

Name of Portfolio Company	Company Address of Portfolio Company	Nature of its Principal Business	Title of Securities Held by MFIC	Interest Rate	Reference Rate and Spread (7)	Maturity Date	Par/ Shares (15)	Cost (9)	Fair Value	Percentage of Class Held (1)	Footnotes

New Era Technology, Inc.	11 Melanie Lane #9, East Hanover, NJ 07936	High Tech Industries	1st Lien	11.73%	SOFR+640, 1.00% Floor	10/31/2026	31,748	31,461	31,113	0.00%	(12)

New Era Technology, Inc.	11 Melanie Lane #9, East Hanover, NJ 07936	High Tech Industries	1st Lien	11.72%	SOFR+640, 1.00% Floor	10/30/2026	1,385	1,370	1,351	0.00%	(8)(12)

NSi Industries	9730 Northcross Center Court, Huntersville, NC 28078	Consumer Goods – Durable	1st Lien	11.08%	SOFR+575, 1.00% Floor	2/26/2027	24,805	24,325	24,499	0.00%	(8)
NSi Industries	9730 Northcross Center Court, Huntersville, NC 28078	Consumer Goods – Durable	Common Equity/ Partnership Interests	N/A	N/A	N/A	1,070 shares	107	284	0.03%

Green Grass Foods, Inc d/b/a/ Nutpods	15900 SE Eastgate Way, Suite 125 Bellevue, WA 98008	Beverage, Food & Tobacco	1st Lien	11.58%	SOFR+650, 1.00% Floor	12/26/2029	3,233	3,150	3,188	0.00%	(8)(12)

Green Grass Foods, Inc d/b/a/ Nutpods	15900 SE Eastgate Way, Suite 125 Bellevue, WA 98008	Beverage, Food & Tobacco	1st Lien	11.58%	SOFR+625, 1.00% Floor	12/26/2029	499	489	494	0.00%	(12)

Green Grass Foods, Inc d/b/a/ Nutpods	15900 SE Eastgate Way, Suite 125 Bellevue, WA 98008	Beverage, Food & Tobacco	Common Equity/ Partnership Interests	N/A	N/A	N/A	125 shares	125	141	0.15%	(12)(13)(17)

Omada	500 Sansome St #200, San Francisco, CA 94111	High Tech Industries	1st Lien	12.43%	SOFR+710, 2.50% Floor	6/1/2028	1,450	1,426	1,436	0.00%	(8)(12)

Omada	500 Sansome St #200, San Francisco, CA 94111	High Tech Industries	1st Lien	9.43%	SOFR+410, 2.50% Floor	6/1/2028	5	4	5	0.00%	(8)(12)

Orgain, Inc.	16631 Millikan Ave, Irvine, CA 92606-5028	Beverage, Food & Tobacco	Common Equity/ Partnership Interests	N/A	N/A	N/A	490,000 shares	90	1,671	0.16%	(13)

Paladone (2)	Apex House Dolphin Way, Shoreham-by-Sea, West Sussex, United Kingdom, BN43 6NZ	Consumer Goods – Non-durable	1st Lien	—	SON+585, 1.00% Floor	11/12/2027	£—	(6)	(4)	0.00%	(8)(12)(15)

Paladone (2)	Apex House Dolphin Way, Shoreham-by-Sea, West Sussex, United Kingdom, BN43 6NZ	Consumer Goods – Non-durable	1st Lien	—	SOFR+585, 1.00% Floor	11/12/2027	—	(16)	(14)	0.00%	(8)(12)

Paladone (2)	Apex House Dolphin Way, Shoreham-by-Sea, West Sussex, United Kingdom, BN43 6NZ	Consumer Goods – Non-durable	1st Lien	10.93%	SOFR+560, 1.00% Floor	11/12/2027	6,901	6,815	6,835	0.00%	(12)

Paladone (2)	Apex House Dolphin Way, Shoreham-by-Sea, West Sussex, United Kingdom, BN43 6NZ	Consumer Goods – Non-durable	Common Equity/ Partnership Interests	N/A	N/A	N/A	94,151 shares	94	105	0.15%	(12)(13)

Name of Portfolio Company	Company Address of Portfolio Company	Nature of its Principal Business	Title of Securities Held by MFIC	Interest Rate	Reference Rate and Spread (7)	Maturity Date	Par/ Shares (15)	Cost (9)	Fair Value	Percentage of Class Held (1)	Footnotes

PARS Group LLC	11411 NE 124th St. #170, Kirkland, WA 98034	Hotel, Gaming, Leisure, Restaurants	1st Lien	12.18%	SOFR+685, 1.50% Floor	4/3/2028	8,935	8,836	8,811	0.00%	(8)(12)

Partner Therapeutics, Inc	19 Muzzey Street, Lexington, MA 02421	Healthcare & Pharmaceuticals	Preferred Equity	N/A	N/A	N/A	55,556 shares	333	344	0.82%	(12)(13)

Partner Therapeutics, Inc	19 Muzzey Street, Lexington, MA 02421	Healthcare & Pharmaceuticals	Warrants	N/A	N/A	N/A	73,333 shares	389	148	0.82%	(12)(13)

Pickle HoldCo LLC	20 Edison Dr. Wayne, NJ 07470	Beverage, Food & Tobacco	1st Lien	11.35%	SOFR+600, 1.00% Floor	12/22/2029	30	21	23	0.00%	(8)(12)

Pickle HoldCo LLC	20 Edison Dr. Wayne, NJ 07470	Beverage, Food & Tobacco	1st Lien	11.33%	SOFR+600, 1.00% Floor	12/24/2029	249	244	246	0.00%	(12)

Pave America	12196 Washington Hwy, Ashland, VA 23005	Construction & Building	1st Lien	12.23%	SOFR+690, 1.00% Floor	2/7/2028	17,059	16,607	16,525	0.00%	(8)(12)

PGM Holdings Corporation	25541 Commercentre Drive, Suite 100, Lake Forest, CA 92630	Insurance	1st Lien	11.49%	SOFR+625, 1.00% Floor	12/2/2025	19,251	19,080	18,807	0.00%	(8)(12)

PHS	39 East Engleridge Drive, Suite 102, North Salt Lake, UT 84054	Healthcare & Pharmaceuticals	1st Lien	12.93%	SOFR+610 Cash plus 1.50% PIK, 1.00% Floor	1/31/2027	25,407	25,153	22,540	0.00%	(8)(12)

Primeflight	Three Sugar Creek Center, Suite 450, Sugar Land, TX 77478	Aviation and Consumer Transport	1st Lien	10.83%	SOFR+550, 1.00% Floor	5/1/2029	10,410	10,173	10,332	0.00%	(12)

Primeflight	Three Sugar Creek Center, Suite 450, Sugar Land, TX 77478	Aviation and Consumer Transport	1st Lien	10.58%	SOFR+525, 1.00% Floor	5/1/2029	3,267	3,218	3,218	0.00%	(12)

Pro Vigil	100 Corporate Court, South Plainfield, NJ 07080	High Tech Industries	1st Lien	13.93%	SOFR+860, 1.00% Floor	1/11/2026	25,215	24,848	24,695	0.00%	(8)(12)

PSE	PO Box 322, Williamstown NJ, 08094	Business Services	1st Lien	10.93%	SOFR+560, 1.00% Floor	8/10/2027	13,500	13,287	13,305	0.00%	(8)(12)

PSE	PO Box 322, Williamstown NJ, 08094	Business Services	Common Equity/ Partnership Interests	N/A	N/A	N/A	2,439 shares	244	398	0.15%	(12)(13)

PSI Services, LLC	2950 N Hollywood Way, Suite 200, Burbank, CA 91505	Business Services	1st Lien	11.23%	SOFR+590, 1.00% Floor	10/20/2025	5,755	5,678	5,755	0.00%	(8)(12)

Purchasing Power, LLC	676 North Michigan Avenue, Suite 3300, Chicago, IL 60611	Diversified Investment Vehicles, Banking, Finance, Real Estate	1st Lien	12.25%	SOFR+710, 0.00% Floor	2/24/2025	3,159	3,159	3,159	0.00%	(8)(12)

Rarebreed Veterinary Partners	27 Pearl St. Portland, ME 04101	Healthcare & Pharmaceuticals	1st Lien	10.58%	SOFR+525, 1.00% Floor	4/18/2030	9,119	8,838	8,692	0.00%	(8)(12)

Regis Corporation	3701 Wayzata Boulevard, Suite 500 Minneapolis, MN 55416	Consumer Services	1st Lien	10.60%	SOFR+526, 2.50% Floor	6/24/2029	7,540	7,340	7,340	0.00%	(8)(12)

Name of Portfolio Company	Company Address of Portfolio Company	Nature of its Principal Business	Title of Securities Held by MFIC	Interest Rate	Reference Rate and Spread (7)	Maturity Date	Par/ Shares (15)	Cost (9)	Fair Value	Percentage of Class Held (1)	Footnotes

Renovo	14241 Dallas Pkwy #1230, Dallas, TX 75254	Consumer Services	1st Lien	6.65%	6.65%	11/23/2027	17,242	17,035	13,793	0.00%	(12)(14)

Renew Financial LLC (f/k/a Renewable Funding, LLC) (2)	1221 Broadway 4th Floor, Oakland, CA 94612	Energy – Electricity	Common Equity/ Partnership Interests	N/A	N/A	N/A	1,368,286 shares	16,813	96	0.53%	(13)(17)

Renew JV LLC (2)	1221 Broadway 4th Floor, Oakland, CA 94612	Energy – Electricity	Common Equity/ Partnership Interests	N/A	N/A	N/A	277,252 shares	277	408	15.00%	(13)

R.F. Fager LLC	2058 State Road Camp Hill, PA 17011	Construction & Building	1st Lien	10.59%	SOFR+525, 1.00% Floor	3/4/2030	982	938	915	0.00%	(8)(12)

RHA Health Services	4700 Homewood Ct # 300, Raleigh, NC 27609	Healthcare & Pharmaceuticals	1st Lien	11.73%	SOFR+640, 1.00% Floor	8/2/2025	3,713	3,691	3,652	0.00%	(8)(12)
RHA Health Services	4700 Homewood Ct # 300, Raleigh, NC 27609	Healthcare & Pharmaceuticals	1st Lien	11.98%	SOFR+665, 1.00% Floor	8/2/2025	1,593	1,566	1,564	0.00%	(8)(12)

Rigel Pharmaceuticals	1180 Veterans Blvd., South San Francisco, CA 94080	Healthcare & Pharmaceuticals	1st Lien	11.94%	SOFR+661, 1.50% Floor	9/1/2027	18,000	17,999	18,000	0.00%	(12)

Rise Baking	828 Kasota Ave SE,, Minneapolis, MN 55414	Beverage, Food & Tobacco	1st Lien	10.94%	SOFR+560, 1.00% Floor	8/13/2027	14,472	14,367	14,188	0.00%	(12)

Rise Baking	828 Kasota Ave SE,, Minneapolis, MN 55414	Beverage, Food & Tobacco	1st Lien	11.69%	SOFR+635, 1.00% Floor	8/13/2027	26,696	26,273	26,695	0.00%	(8)(12)

RoC Skincare	261 Madison Avenue, 16th Floor New York, New York 10016	Consumer Goods – Non-durable	1st Lien	—	SOFR+600, 1.00% Floor	2/21/2030	—	(41)	(44)	0.00%	(8)(12)

RoC Skincare	261 Madison Avenue, 16th Floor New York, New York 10016	Consumer Goods – Non-durable	1st Lien	11.33%	SOFR+600, 1.00% Floor	2/21/2031	12,773	12,530	12,517	0.00%	(12)

SafetyCo	2306 S. Battleground Rd. La Porte, TX 77571	Business Services	1st Lien	11.08%	SOFR+575, 1.00% Floor	11/19/2029	7,463	7,229	7,200	0.00%	(8)(12)

SafetyCo	2306 S. Battleground Rd. La Porte, TX 77571	Business Services	1st Lien	11.08%	SOFR+575, 1.00% Floor	11/17/2029	400	366	370	0.00%	(8)(12)

Schlesinger Group	101 South Wood Avenue, Iselin, NJ 08830	High Tech Industries	1st Lien	13.68%	SOFR+275 Cash plus 5.60% PIK, 1.00% Floor	7/12/2025	11,628	11,566	11,570	0.00%	(12)

Securus Technologies Holdings, Inc.	14651 Dallas Parkway Suite 600, Dallas, TX 75254	Telecommunications	2nd Lien	14.62%	SOFR+126 Cash plus 8.05% PIK, 1.00% Floor	11/1/2025	7,565	7,537	5,446	0.00%

SEER	6477-6499 204th Street, Suite 210, Lynnwood, WA, 98036	Business Services	1st Lien	—	SOFR+675, 1.00% Floor	4/30/2029	—	(9)	(6)	0.00%	(8)(12)

SEER	6477-6499 204th Street, Suite 210, Lynnwood, WA, 98036	Business Services	1st Lien	12.08%	SOFR+675, 1.00% Floor	4/29/2030	3,822	3,702	3,753	0.00%	(8)(12)

Name of Portfolio Company	Company Address of Portfolio Company	Nature of its Principal Business	Title of Securities Held by MFIC	Interest Rate	Reference Rate and Spread (7)	Maturity Date	Par/ Shares (15)	Cost (9)	Fair Value	Percentage of Class Held (1)	Footnotes

SEER	6477-6499 204th Street, Suite 210, Lynnwood, WA, 98036	Business Services	Common Equity/ Partnership Interests	N/A	N/A	N/A	42 shares	42	42	0.01%	(12)(13)

Sequential Brands Group, Inc. (2)	601 W 26th Street 9th Floor, New York, NY, 10001	Consumer Goods – Non-durable	1st Lien	10.97%	SOFR+575, 1.00% Floor	11/12/2026	1,241	1,227	1,236	0.00%

Sequential Brands Group, Inc. (2)	601 W 26th Street 9th Floor, New York, NY, 10001	Consumer Goods – Non-durable	1st Lien	6.00%	6.00% PIK	11/29/2024	195	113	194	0.00%

Sequential Brands Group, Inc. (2)	601 W 26th Street 9th Floor, New York, NY, 10001	Consumer Goods – Non-durable	Common Equity/ Partnership Interests	N/A	N/A	N/A	10,854 shares	2,041	133	0.49%	(13)

SEV Intermediate Holdco, LLC	1200 North Pacific Avenue, Suite 104 Glendale, CA 91202	Consumer Services	1st Lien	10.53%	SOFR+525, 0.75% Floor	6/21/2030	8,333	8,158	8,158	0.00%	(8)(12)

Simeio	55 Ivan Allen Jr. Blvd NW #350, Atlanta, GA 30308	High Tech Industries	1st Lien	12.44%	SOFR+310 Cash plus 4.00% PIK, 1.00% Floor	2/2/2026	8,916	8,877	8,780	0.00%	(12)
Sirsi Corporation	3700 North Ashton Boulevard, Suite 500, Lehi, UT 84043	High Tech Industries	1st Lien	11.69%	SOFR+635, 1.00% Floor	3/15/2025	4,658	4,659	4,658	0.00%	(8)(12)

Smith System Driver Improvement Institute, Inc.	2301 E Lamar Blvd #250 Arlington, TX 76006	Business Services	1st Lien	11.33%	SOFR+600, 1.00% Floor	11/6/2029	8,828	8,624	8,828	0.00%	(8)(12)

Solarplicity Group Limited (f/k/a AMP Solar UK) (2)	Unit 8 Peerglow Centre, Marsh Lane, Ware, Hertfordshire, United Kingdom, SG12 9QL	Energy – Electricity	1st Lien	4.00%	4.00%	3/8/2023	£5,562	7,231	2,069	0.00%	(14)(15)

Solarplicity Group Limited (f/k/a AMP Solar UK) (2)	Unit 8 Peerglow Centre, Marsh Lane, Ware, Hertfordshire, United Kingdom, SG12 9QL	Energy – Electricity	Common Equity/ Partnership Interests	N/A	N/A	N/A	2,825 shares	4	—	11.27%	(13)

Solarplicity Group Limited (f/k/a AMP Solar UK) (2)	Unit 8 Peerglow Centre, Marsh Lane, Ware, Hertfordshire, United Kingdom, SG12 9QL	Energy – Electricity	Preferred Equity	N/A	N/A	N/A	4,286 shares	5,623	—	11.27%	(13)

Soliant	1979 Lakeside Parkway, Suite 800, Tucker, GA 30084	Business Services	Common Equity/ Partnership Interests	N/A	N/A	N/A	300 shares	300	1,680	0.08%	(12)

Sorenson Holdings, LLC	4393 South Riverboat Road, Suite 300, Salt Lake City, Utah 84123	Consumer Goods – Durable	1st Lien	8.00%	8% PIK	4/1/2030	247	197	197	0.00%

Sorenson Holdings, LLC	4393 South Riverboat Road, Suite 300, Salt Lake City, Utah 84123	Consumer Goods – Durable	1st Lien	10.00%	10% PIK	4/1/2030	60	54	54	0.00%

Name of Portfolio Company	Company Address of Portfolio Company	Nature of its Principal Business	Title of Securities Held by MFIC	Interest Rate	Reference Rate and Spread (7)	Maturity Date	Par/ Shares (15)	Cost (9)	Fair Value	Percentage of Class Held (1)	Footnotes

Sorenson Holdings, LLC	4393 South Riverboat Road, Suite 300, Salt Lake City, Utah 84123	Consumer Goods – Durable	Common Equity/ Partnership Interests	N/A	N/A	N/A	279 shares	108	107	0.03%	(13)(17)

Spectrum Automotive	499 Park Avenue, 21st Floor, New York, NY 10022	Diversified Investment Vehicles, Banking, Finance, Real Estate	1st Lien	—	SOFR+575, 0.75% Floor	6/29/2027	—	(3)	(4)	0.00%	(8)(12)

Spectrum Automotive	499 Park Avenue, 21st Floor, New York, NY 10022	Diversified Investment Vehicles, Banking, Finance, Real Estate	1st Lien	—	SOFR+575, 0.75% Floor	6/29/2028	—	(5)	(4)	0.00%	(8)(12)

Spectrum Automotive	499 Park Avenue, 21st Floor, New York, NY 10022	Diversified Investment Vehicles, Banking, Finance, Real Estate	1st Lien	10.59%	SOFR+525, 0.75% Floor	6/29/2028	13,792	13,654	13,614	0.00%	(8)(12)

Suave	1 International Place, Boston, MA 02110	Consumer Goods – Non-durable	1st Lien	10.76%	SOFR+550, 1.00% Floor	5/1/2029	29,801	29,141	29,354	0.00%	(12)

Suave	1 International Place, Boston, MA 02110	Consumer Goods – Non-durable	Common Equity/ Partnership Interests	N/A	N/A	N/A	100 shares	100	227	0.03%	(12)(13)

Taco Cabana	8918 Tesoro Drive, Suite 200	Hotel, Gaming, Leisure, Restaurants	1st Lien	11.69%	SOFR+636, 1.00% Floor	8/16/2026	9,233	9,177	9,141	0.00%	(12)
Tasty Chick’n	6201 W Plano Pkwy, Suite 200 Plano, Texas 75093	Beverage, Food & Tobacco	1st Lien	11.33%	SOFR+600, 1.00% Floor	5/16/2029	11,827	11,623	11,619	0.00%	(8)(12)

Team Select	2999 N 44th St., Suite 100, Phoenix, AZ 85018	Healthcare & Pharmaceuticals	1st Lien	10.93%	SOFR+560, 1.00% Floor	5/4/2029	9,684	9,505	9,532	0.00%	(8)(12)

Team Select	2999 N 44th St., Suite 100, Phoenix, AZ 85018	Healthcare & Pharmaceuticals	1st Lien	—	SOFR+550, 1.00% Floor	11/4/2025	—	(18)	(35)	0.00%	(8)(12)

TELA Bio, Inc.	1 Great Valley Parkway, Suite 24, Malven, PA 19355	Healthcare & Pharmaceuticals	1st Lien	11.68%	SOFR+635, 1.00% Floor	5/1/2027	13,333	13,291	13,333	0.00%	(8)(12)

TersSera	520 Lake Cook Road, Suite 500, Deerfield, IL 60015	Healthcare & Pharmaceuticals	1st Lien	—	SOFR+675, 1.00% Floor	4/4/2029	—	(27)	—	0.00%	(8)(12)

TersSera	520 Lake Cook Road, Suite 500, Deerfield, IL 60015	Healthcare & Pharmaceuticals	1st Lien	11.08%	SOFR+575, 1.00% Floor	4/4/2029	16,877	16,530	16,877	0.00%	(12)

Texada Software LLC	1 Robert Speck Parkway, Suite #800 Mississauga, ON, L4Z 2G5, Canada	High Tech Industries	1st Lien	10.84%	SOFR+550, 1.00% Floor	4/30/2030	6,923	6,748	6,744	0.00%	(8)(12)

The Club Company (2)	Bath Road Knowl Hill Reading, RG1 1NL United Kingdom	Consumer Services	1st Lien	—	SON+603, 0.50% Floor	5/26/2025	£—	—	(9)	0.00%	(8)(12)(15)

The Club Company (2)	Bath Road Knowl Hill Reading, RG1 1NL United Kingdom	Consumer Services	1st Lien	11.00%	SON+578, 0.50% Floor	11/26/2025	£15,215	19,267	18,841	0.00%	(12)(15)

Name of Portfolio Company	Company Address of Portfolio Company	Nature of its Principal Business	Title of Securities Held by MFIC	Interest Rate	Reference Rate and Spread (7)	Maturity Date	Par/ Shares (15)	Cost (9)	Fair Value	Percentage of Class Held (1)	Footnotes

The Weather Company	1001 Summit Blvd NE Brookhaven, GA 330319	Consumer Services	1st Lien	12.08%	SOFR+675, 1.00% Floor	1/31/2030	30,971	30,152	30,098	0.00%	(8)(12)

Thomas Scientific	1654 High Hill Road, Swedesboro, NJ, 08085	Wholesale	1st Lien	11.73%	SOFR+640, 1.00% Floor	12/14/2027	31,094	30,684	30,603	0.00%	(12)(13)

Thomas Scientific	1654 High Hill Road, Swedesboro, NJ, 08085	Wholesale	1st Lien	11.69%	P+525	12/14/2027	1,259	1,224	1,212	0.00%	(8)(12)

Thomas Scientific	1654 High Hill Road, Swedesboro, NJ, 08085	Wholesale	Common Equity/ Partnership Interests	N/A	N/A	N/A	185 shares	185	134	0.08%	(12)(13)

Thomas Scientific	1654 High Hill Road, Swedesboro, NJ, 08085	Wholesale	Preferred Equity	N/A	N/A	N/A	17 shares	17	19	0.08%	(12)(13)(17)

Treace (2)	203 Fort Wade Road, Suite 150, Ponte Verde, FL, 32081	Healthcare & Pharmaceuticals	1st Lien	9.00%	SOFR+610, 1.00% Floor	4/1/2027	14,583	14,537	13,796	0.00%	(8)(12)

Treace (2)	203 Fort Wade Road, Suite 150, Ponte Verde, FL, 32081	Healthcare & Pharmaceuticals	1st Lien	7.00%	SOFR+410, 1.00% Floor	4/1/2027	400	391	325	0.00%	(8)(12)

Trench Plate	2515 Galveston Road, Houston, TX 77017	Business Services	1st Lien	10.94%	SOFR+560, 1.00% Floor	12/3/2026	19,136	18,939	18,793	0.00%	(8)(12)
Trench Plate	2515 Galveston Road, Houston, TX 77017	Business Services	Common Equity/ Partnership Interests	N/A	N/A	N/A	331 shares	50	34	0.01%	(12)(13)

Truck-Lite Co., LLC	20800 Civic Center Drive, Southfield, MI 48076	Automotive	Common Equity/ Partnership Interests	N/A	N/A	N/A	350 shares	350	847	0.05%	(12)(13)

Turkey Hill	2601 River Road, Conestoga PA 17516	Beverage, Food & Tobacco	1st Lien	17.50%	SOFR+600 Cash plus 6.00% PIK, 1.00% Floor	5/31/2025	1,418	1,414	1,425	0.00%	(12)

Turkey Hill	2601 River Road, Conestoga PA 17516	Beverage, Food & Tobacco	1st Lien	13.50%	SOFR+600 Cash plus 2.00% PIK, 1.00% Floor	5/31/2025	28,876	28,759	28,876	0.00%	(8)(12)

Turkey Hill	2601 River Road, Conestoga PA 17516	Beverage, Food & Tobacco	Common Equity/ Partnership Interests	N/A	N/A	N/A	169 shares	169	—	0.14%	(12)(13)

Unchained Labs	6870 Koll Center Parkway, Pleasanton, CA 94566	Healthcare & Pharmaceuticals	1st Lien	10.89%	SOFR+555, 1.00% Floor	8/9/2027	4,100	4,059	4,052	0.00%	(8)(12)

Uplight, Inc.	2530 Junction Place, Suite 200 Boulder, CO 80301	High Tech Industries	1st Lien	—	SOFR+360, 4.00% Floor	6/1/2029	—	—	—	0.00%	(8)(12)

Uplight, Inc.	2530 Junction Place, Suite 200 Boulder, CO 80301	High Tech Industries	1st Lien	—	SOFR+600, 4.00% Floor	6/1/2029	—	—	—	0.00%	(8)(12)

Name of Portfolio Company	Company Address of Portfolio Company	Nature of its Principal Business	Title of Securities Held by MFIC	Interest Rate	Reference Rate and Spread (7)	Maturity Date	Par/ Shares (15)	Cost (9)	Fair Value	Percentage of Class Held (1)	Footnotes

Uplight, Inc.	2530 Junction Place, Suite 200 Boulder, CO 80301	High Tech Industries	1st Lien	11.44%	SOFR+610, 4.00% Floor	6/1/2029	10,000	9,900	9,900	0.00%	(12)

UpStack	745 Fifth Avenue, 7th Floor, New York, NY 10151	High Tech Industries	1st Lien	13.50%	P+500	8/20/2027	31,230	30,722	30,996	0.00%	(12)

UpStack	745 Fifth Avenue, 7th Floor, New York, NY 10151	High Tech Industries	1st Lien	11.32%	SOFR+610, 1.00% Floor	8/20/2027	1,950	1,905	1,928	0.00%	(8)(12)

US Fertility	9600 Blackwell Road, 5th Floor, Rockville, MD 20850	Healthcare & Pharmaceuticals	1st Lien	11.85%	SOFR+650, 1.00% Floor	12/21/2027	468	463	464	0.00%	(12)

US Fertility	9600 Blackwell Road, 5th Floor, Rockville, MD 20850	Healthcare & Pharmaceuticals	1st Lien	11.45%	SOFR+600, 1.00% Floor	12/21/2027	3,305	3,258	3,255	0.00%	(12)

US Fertility	9600 Blackwell Road, 5th Floor, Rockville, MD 20850	Healthcare & Pharmaceuticals	1st Lien	11.87%	SOFR+670, 1.00% Floor	12/21/2027	2,475	2,424	2,456	0.00%	(12)

US Fertility	9600 Blackwell Road, 5th Floor, Rockville, MD 20850	Healthcare & Pharmaceuticals	1st Lien	11.91%	SOFR+668, 1.00% Floor	12/21/2027	15	15	15	0.00%	(8)(12)

US Legal Support	16825 Northchase Drive, Suite 900, Houston, TX 77060	Business Services	1st Lien	11.23%	SOFR+590, 1.00% Floor	12/2/2024	23,445	23,338	23,328	0.00%	(12)

US Legal Support	16825 Northchase Drive, Suite 900, Houston, TX 77060	Business Services	1st Lien	11.21%	SOFR+490, 1.00% Floor	12/2/2024	1,286	1,277	1,278	0.00%	(8)(12)
US Legal Support	16825 Northchase Drive, Suite 900, Houston, TX 77060	Business Services	Common Equity/ Partnership Interests	N/A	N/A	N/A	631,972 shares	632	948	0.47%	(12)(13)

US MetalCo Holdings	5701 Smithway St. Commerce, CA 90040	Manufacturing, Capital Equipment	1st Lien	10.85%	SOFR+550, 1.00% Floor	10/31/2029	13,680	13,380	13,380	0.00%	(8)(12)

Village Pet Care	1090 Center Drive, Park City, UT 84098	Consumer Goods – Non-durable	1st Lien	11.85%	SOFR+650, 1.00% Floor	9/22/2029	2,250	2,178	2,153	0.00%	(8)(12)

Village Pet Care	1090 Center Drive, Park City, UT 84098	Consumer Goods – Non-durable	1st Lien	14.00%	P+550	9/22/2029	540	523	525	0.00%	(8)(12)

WellDyneRx, LLC	500 Eagles Landing Dr, Lakeland, FL 33810	Healthcare & Pharmaceuticals	1st Lien	12.18%	SOFR+685, 0.75% Floor	3/9/2027	17,670	17,438	17,184	0.00%	(12)

WellDyneRx, LLC	500 Eagles Landing Dr, Lakeland, FL 33810	Healthcare & Pharmaceuticals	1st Lien	12.18%	SOFR+685, 0.75% Floor	3/9/2026	513	496	470	0.00%	(8)(12)

Wilson Language Training	47 Old Webster Rd, Oxford, MA 01540	Business Services	1st Lien	10.69%	SOFR+535, 1.00% Floor	2/4/2028	9,635	9,500	9,538	0.00%	(12)

Wilson Language Training	47 Old Webster Rd, Oxford, MA 01540	Business Services	Common Equity/ Partnership Interests	N/A	N/A	N/A	100 shares	100	150	0.04%	(12)(13)

							Total	2,635,330	2,444,352		(10)(16)

(1)
This information is based on data made available to us as of June 30, 2024. We have no independent ability to verify this information. Some, if not all, portfolio companies are subject to voting agreements with varied voting rights.

(2)
Investments that we have determined are not “qualifying assets” under Section 55(a) of the 1940 Act. Under the 1940 Act, we may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of our total assets. The status of these assets under the 1940 Act is subject to change. We monitor the status of these assets on an ongoing basis. As of June 30, 2024, non-qualifying assets represented approximately 5.2% of our total assets.

(3)	There are governing documents that precludes us from controlling management of the portfolio companies and therefore we disclaim such portfolio companies are controlled companies of us.
(4)
Merx Aviation Finance, LLC and its subsidiaries (“Merx Aviation”) is principally engaged in acquiring and leasing commercial aircraft to airlines. Its focus is on current generation aircraft, held either domestically or internationally. Merx Aviation may acquire fleets of aircraft through securitized, non-recourse debt or individual aircraft. Merx Aviation is not intended to compete with the numerous large lessors but rather to be complementary to them, providing them capital for various transactions. Merx Aviation also may outsource its aircraft servicing requirements to the large lessors that have the global staff necessary to complete such tasks. See “
Risk Factors—Risks Relating to Our Investments
” in our most recent Annual Report on Form 10-K. The effects of various environmental regulations may negatively affect the aviation industry and some of our portfolio companies in such portfolio companies are controlled companies of us.

(5)	AIC SPV Holdings II, LLC is an affiliate to Renew Financial LLC, a portfolio company we have a 14.25% preferred equity ownership interest in.
(6)
ChyronHego Corporation is principally engaged in providing broadcast graphics, play-out and real-time data visualization for live television, news and sports production. It was founded in 1966 and is headquartered in Melville, New York. See “
Risk Factors—Risks Relating to Our Investments
” in our most recent Annual Report on Form 10-K.

(7)
Represents the actual interest rate for partially or fully funded debt in effect as of the reporting date. Certain investments are subject to an interest rate floor. Variable rate loans bear interest at a rate that may be determined by the larger of the floor or the reference to either SOFR (“SOFR”), SONIA (“SON”), or alternate base rate (commonly based on the U.S. Prime Rate (“P”), unless otherwise noted) at the borrower’s option, which reset periodically based on the terms of the credit agreement. As of June 30, 2024, 1 month SOFR was 5.34%, 3 month SOFR was 5.32%, 6 month SOFR was 5.25%, 12 month SOFR was 5.04%, SONIA was 5.20%, and Prime was 8.5%.

(8)
Position or portion thereof may include an unfunded loan commitment and no interest is being earned on the unfunded portion. The unfunded loan commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. The negative cost, if applicable, is the result of the capitalized discount being greater than the principal amount outstanding on the loan. The negative fair value, if applicable, is the result of the capitalized discount on the loan. See Note 8 “Commitments and Contingencies” in our most recent quarterly report on Form 10-Q, as well as any of our subsequent SEC filings.

(9)	The cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method.
(10)	Aggregate gross unrealized gain and loss for federal income tax purposes is $36,189 and $267,297, respectively. Net unrealized loss is $231,108 based on a tax cost of $2,676,135.
(11)
Other than the investments noted by this footnote, the fair value of the Company’s investments is determined using unobservable inputs that are significant to the overall fair value measurement. See Note 2 “Significant Accounting Policies” in our most recent annual report on Form 10-K, as well as any of our subsequent SEC filings.

(12)
These are co-investments made with the Company’s affiliates in accordance with the terms of the exemptive order the Company received from the Securities and Exchange Commission (the “SEC”) permitting us to do so. See Note 4 “Related Party Agreements and Transactions” in our most recent annual report on Form 10-K, as well as any of our subsequent SEC filings, for discussion of the exemptive order from the SEC.)

(13)	Position or portion thereof is a non-income producing security.

(14)	Position or portion thereof is listed as non-accrual status. See Note 2 “Significant Accounting Policies” in our most recent annual report on Form 10-K, as well as any of our subsequent SEC filings.
(15)	Par amount is denominated in USD unless otherwise noted, Euro (“€”), British Pound (“£”), Canadian Dollar (“C$”), Australian Dollar (“A$”). Par amount represents funded commitments.
(16)
Substantially all securities are pledged as collateral to the Company’s credit facilities. For investments that are pledged to the Company’s credit facilities, a single investment may be divided into parts that are individually pledged as collateral to separate credit facilities. As such, these securities are not available as collateral to our general creditors. See Note 7 “Debt and Foreign Currency Transactions and Translations” in our most recent annual report on Form 10-K, as well as any of our subsequent SEC filings.

(17)	Securities that are exempt from registration under the Securities Act of 1933 (the “Securities Act”), and may be deemed to be “restricted securities” under the Securities Act.

PRICE RANGE OF COMMON STOCK
Our common stock is traded on the NASDAQ Global Select Market under the symbol “MFIC.” Prior to August 12, 2022, the Company’s common stock traded on the NASDAQ Global Select Market under the ticker “AINV.” The following table sets forth the range of high and low sales prices of our common stock as reported on the NASDAQ Global Select Market, the sales price as a percentage of net asset value for each fiscal quarter in each of the last two years and the most recent interim period. The stock quotations are interdealer quotations and do not include markups, markdowns or commissions.

	NAV Per Share (1)	Sales Price		Premium (Discount) of High Sales Price to NAV (2)	Premium (Discount) of Low Sales Price to NAV (2)	Dividends Declared
		High	Low
Quarter Ended
June 30, 2024	$15.14	$16.36	$14.67	6.4%	(4.6)%	$0.38
March 31, 2024	15.04	15.15	13.41	(1.8)%	(13.0)%	0.38
December 31, 2023	15.41	13.89	12.51	(9.8)%	(18.8)%	0.38
September 30, 2023	15.28	14.03	12.35	(8.2)%	(19.2)%	0.38
June 30, 2023	15.20	12.77	10.78	(16.0)%	(29.1)%	0.38
March 31, 2023	15.18	12.84	10.39	(15.4)%	(31.5)%	0.38
December 31, 2022	15.10	12.54	10.06	(16.9)%	(33.4)%	0.37
September 30, 2022	15.45	13.69	10.13	(11.4)%	(34.4)%	0.32
June 30, 2022	15.52	13.73	10.01	(11.5)%	(35.5)%	0.36
March 31, 2022	15.79	13.99	12.29	(11.4)%	(22.2)%	0.36

(1)
NAV per share is determined as of the last day in the relevant quarter and therefore may not reflect the NAV per share on the date of the high and low sales prices. The NAVs shown are based on outstanding shares at the end of each period.

(2)	Calculated as of the respective high or low closing sales price per share divided by the quarter end NAV per share.
Shares of BDCs may trade at a market price both above and below the NAV that is attributable to those shares. The possibility that our shares of common stock will trade at a discount from NAV or at a premium that is unsustainable over the long term is separate and distinct from the risk that our NAV will decrease. It is not possible to predict whether our shares will trade at, above or below our NAV in the future.

S-
3
2

CAPITALIZATION
The following table sets forth our actual capitalization at June 30, 2024. This table should be read in conjunction with “
Use of Proceeds
” and our financial statements and notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus.
All amounts in thousands, except share data

As of June 30, 2024
Actual (unaudited)
Cash and cash equivalents	$66,169
Debt
Senior Secured Facility (1)	731,176
Bethesda CLO 1 Class A-1	232,000
2025 Notes	350,000
2026 Notes	125,000
2028 Notes	80,000
Total debt (2)	1,511,552
Stockholders’ Equity
Common stock, par value $0.001 per share; 130,000,000 shares authorized, 65,253,275 shares issued and outstanding	65
Capital in excess of par value	2,103,718
Distributable earnings (3)	(1,100,024)
Total stockholders’ equity	1,003,759
Total capitalization (4)	$2,515,311

(1)
We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, investing in accordance with our investment objectives and strategies described in this prospectus supplement and the accompanying prospectus and repaying indebtedness (which will be subject to reborrowing). See “
Use of Proceeds
” in this prospectus supplement.

(2)	Reflects total debt obligations, net of deferred financing cost and debt discount of $6,624.
(3)
Includes cumulative net investment income or loss, cumulative amounts of gains and losses realized from investment and foreign currency transactions and net unrealized appreciation or depreciation of investments and foreign currencies, and distributions paid to stockholders other than tax return of capital distributions. Distributable earnings is not intended to represent amounts we may or will distribute to our stockholders.

(4)	Total capitalization equals the sum of (a) debt less unamortized debt issuance costs and (b) net assets attributable to common stock.

S-
3
3

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
We have entered into separate equity distribution agreements with each of Truist Securities, Inc. and Jefferies LLC, under which we may issue and sell up to $200 million of shares of our common stock from time to time through, at our discretion, any of the Sales Agents pursuant to this prospectus supplement and the accompanying prospectus.
Upon its acceptance of instructions from us, the applicable Sales Agent will use its commercially reasonable efforts consistent with their normal sales and trading practices to sell our common stock, under the terms and subject to the conditions set forth in the applicable equity distribution agreement. We will designate the maximum number of shares of common stock to be sold by each Sales Agent daily or as otherwise agreed to by such Sales Agent and us; provided, however, that, subject to the terms of the equity distribution agreements, any sales of common stock pursuant to the equity distribution agreements will only be effected by or through only one Sales Agent on any single given day. We may instruct the applicable Sales Agent not to sell common stock if the sales cannot be effected at or above the price designated by us in any instruction. The offering price per share of our common stock offered by this prospectus supplement and the accompanying prospectus, less the Sales Agents’ commissions and discounts payable by us, will not be less than the net asset value per share of our common stock at the time we sell common stock pursuant to this offering. The Adviser may, from time to time, in its sole discretion, pay some or all of the commissions payable under the equity distribution agreements or make additional supplemental payments to ensure that the sales price per share of our common stock in connection with all of the offerings made hereunder will not be less than our current NAV per share. Any such payments made by the Adviser will not be subject to reimbursement by us. We or the applicable Sales Agent may suspend the offering of common stock upon proper notice and subject to other conditions.
Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” offerings, as defined in Rule 415(a)(4) under the Securities Act, including, without limitation, sales made directly on the NASDAQ Global Select Market or a similar securities exchange or sales made to or through a market maker other than on an exchange at prices related to the prevailing market prices or at negotiated prices.
The applicable Sales Agent will provide written confirmation to us as soon as practicable following the close of trading on the NASDAQ Global Select Market each trading day in which shares of our common stock are sold under the applicable equity distribution agreement. Trading day means any day on which shares of our common stock are purchased or sold on the NASDAQ Global Select Market. Each confirmation will include the number of shares sold on such day, the net proceeds to us and the compensation payable by us to the applicable Sales Agent in connection with the sales.
We will pay each Sales Agent a commission of up to 1.5% of the gross sales prices of shares of our common stock sold through such sales agent pursuant to this prospectus supplement and the applicable equity distribution agreement. We have agreed to reimburse the Sales Agents for certain expenses, including reasonable fees and expenses of their counsel under certain circumstances. The remaining sales proceeds, after deducting any other transaction fees, will equal net proceeds from the sale of such shares payable to us.
Settlement for sales of common stock will occur on the first trading day following the date on which any sales are made, or on some other date that is agreed upon by us and the applicable Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
Under the terms of the equity distribution agreements, we also may sell our common stock to one or more of the Sales Agents as principal for their own account at a price agreed upon at the time of sale. The sales agents may offer our common stock sold to them as principals from time to time through public or private transactions at market prices prevailing at the time of sale, at fixed prices, at negotiated prices, at various prices determined at the time of sale or at prices related to prevailing market prices. If we sell shares to a sales agent as principal, we will enter into a separate agreement with such sales agent, setting forth the terms of such transaction, and we will describe such agreement in a separate prospectus supplement, to the extent required by law.
We will report at least quarterly the number of shares of common stock sold through or to the Sales Agents under the equity distribution agreements, the net proceeds to us and the compensation paid by us in connection with the sales of common stock during the relevant quarter.
In connection with the sale of the common stock on our behalf, each Sales Agent may be deemed to be an “underwriter” within the meaning of the 1933 Act, and the compensation of each Sales Agent may be deemed to be underwriting commissions or discounts. We, the Administrator and the Adviser have agreed to indemnify the Sales Agents and their controlling persons against specified liabilities, including liabilities under the 1933 Act, or to contribute to payments that the Sales Agents and / or their controlling persons may be required to make because of those liabilities.
The offering of shares of our common stock pursuant to any of the equity distribution agreements will terminate upon the earlier of (1) the sale of all common stock subject to the equity distribution agreements and (2) the termination of the applicable equity distribution agreement. Each equity distribution agreement may be terminated by the applicable Sales Agent or us at any time.
We and the Sales Agents have determined that our common stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Securities Exchange Act of 1934, as amended, or the “Exchange Act”, by Rule 101(c)(1) under the Exchange Act. If any of the Sales Agents or we have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, that party will promptly notify the other and sales of the shares of our common stock under the equity distribution agreements will be suspended until that or other exemptive provisions have been satisfied in the judgment of the Sales Agents and us.
Subject to certain specified exceptions, we and the Adviser and the Administrator have agreed not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, or permit the registration under the 1933 Act of, any shares of our common stock or any other of our securities that are substantially similar to our common stock or any securities convertible into or exchangeable or exercisable for our common stock or similar securities (including without limitation, any options, warrants or other rights to purchase our common stock or similar securities), in each case without giving the Sales Agents at least three trading days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale.
The principal business address of Truist Securities, Inc. is 3333 Peachtree Road, NE, 11th Floor, Atlanta, GA 30326 and the principal business address of Jefferies LLC is 520 Madison Avenue, New York, New York 10022.
Conflicts of Interest
Certain of the Sales Agents and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. In the ordinary course of their business activities, the Sales Agents and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of our company. The Sales Agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We may use the proceeds of this offering to repay indebtedness owed under the Senior Secured Facility. See “
Use of Proceeds
” in this prospectus supplement. Affiliates of the Sales Agents are lenders under the Senior Secured Facility. Accordingly, affiliates of the Sales Agents may receive a portion of the net proceeds from offerings made pursuant to this prospectus supplement and the accompanying prospectus through the repayment of any borrowings.

LEGAL MATTERS
Certain legal matters regarding the securities offered by this prospectus supplement and the accompanying prospectus will be passed upon for MidCap Financial Investment Corporation by Simpson Thacher & Bartlett LLP, Washington, DC and Miles & Stockbridge P.C., Baltimore, MD. Certain legal matters will be passed upon for the Sales Agents by Skadden, Arps, Slate, Meagher & Flom LLP, New York, NY.
EXPERTS
The financial statements of MFIC as of December 31, 2023 and 2022, appearing in MFIC’s Annual Report on Form 10-K (file no. 814-00646) for the fiscal year ended December 31, 2023, have been audited by Deloitte & Touche LLP, independent registered public accounting firm, located at 30 Rockefeller Plaza, New York, NY 10112, as set forth in their reports thereon, included therein, and incorporated herein by reference.
The financial statements for the year ended March 31, 2022 incorporated in this prospectus supplement by reference to MidCap Financial Investment Corporation’s Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers LLP is located at 300 Madison Avenue, New York, NY 10017.
The consolidated financial statements of AFT as of December 31, 2023 and 2022, appearing in AFT’s Annual Report on Form N-CSR (file no. 811-22481) for the year ended December 31, 2023 and AFT’s Annual Report on Form N-CSR (file no. 811-22481) for the year ended December 31, 2022, respectively, have been audited by Deloitte & Touche LLP, independent registered public accounting firm, located at 30 Rockefeller Plaza, New York, NY 10112, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon reports of such firm given their authority as experts in accounting and auditing.
The consolidated financial statements of AIF as of December 31, 2023 and 2022, appearing in AIF’s Annual Report on Form N-CSR (file no. 811-22591) for the year ended December 31, 2023 and AIF’s Annual Report on Form N-CSR (file no. 811-22591) for the year ended December 31, 2022, respectively, have been audited by Deloitte & Touche LLP, independent registered public accounting firm, located at 30 Rockefeller Plaza, New York, NY 10112, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon reports of such firm given their authority as experts in accounting and auditing.
INDEPENDENT ACCOUNTANTS
The consolidated financial statements of Merx Aviation Finance, LLC and its subsidiaries as of March 31, 2022 and March 31, 2021 and for each of the three years in the period ended March 31, 2022 have been so incorporated in this prospectus supplement by reference to the MidCap Financial Investment Corporation Annual Report on Form 10-K for the fiscal year ended March 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers, independent accountants, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
This prospectus supplement is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to comprise a part of this prospectus supplement and the accompanying prospectus from the date we file any such document. Any reports filed by us with the SEC subsequent to the date of this prospectus supplement and before the date that any offering of any securities by means of this prospectus supplement and the accompanying prospectus, will automatically update and, where applicable, supersede any information contained in this prospectus supplement, the accompanying prospectus and any document incorporated by reference herein and therein.
We incorporate by reference into this prospectus supplement our filings listed below and any future filings that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus supplement, until all of the securities offered by this prospectus supplement and the accompanying prospectus have been sold or we othe rwise t
erminate the offering of these securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form
8-K
or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference in this prospectus supplement. Information that we file with the SEC subsequent to the date of this prospectus supplement will automatically update and may supersede information in this prospectus supplement, the accompanying prospectus and information previously filed with the SEC.
This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 26, 2024;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024 and June 30, 2024, filed with the SEC on May 7, 2024 and August 7, 2024, respectively;

•	Our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on May 28, 2024, June 21, 2024, June 24, 2024 and July 22, 2024;

•
Our Definitive Proxy Statement on Schedule 14A with respect to the Annual Meeting of MFIC Stockholders filed with the SEC on April 29, 2024 (to the extent explicitly incorporated by reference into MFIC’s Annual Report on Form
10-K);

•	Pages 7-47 of the joint annual report of AFT and AIF on Form N-CSR for the fiscal year ended December 31, 2023, filed with the SEC on February 27, 2024; and

•	Pages 7-45 of the joint annual report of AFT and AIF on Form N-CSR for the fiscal year ended December 31, 2022, filed with the SEC on February 28, 2023.
See “
Available Information
” in the accompanying prospectus for information on how to obtain a copy of these filings.

PROSPECTUS

Common Stock

Preferred Stock

Debt Securities

Units

Subscription Rights

Purchase Contracts

Warrants

MidCap Financial Investment Corporation, or the Company, is a closed-end, externally managed, non-diversified management investment company that has elected to be treated as a business development company, or BDC, under the Investment Company Act of 1940, or 1940 Act. Our investment objective is to generate current income and, to a lesser extent, long-term capital appreciation. The Company primarily invests in directly originated and privately negotiated first lien senior secured loans to privately held U.S. middle-market companies, which the Company generally defines as companies with less than $75 million in EBITDA, as may be adjusted for market disruptions, mergers and acquisitions-related charges and synergies, and other items. To a lesser extent, the Company may invest in other types of securities including, first lien unitranche, second lien senior secured, unsecured, subordinated, and mezzanine loans, and equities in both private and public middle market companies. We fund a portion of our investment with borrowed money, a practice commonly known as leverage. We can offer no assurances that we will continue to achieve our investment objective.

Apollo Investment Management, L.P., a wholly-owned subsidiary of Apollo Global Management, Inc., a leading global alternative investment manager, serves as our investment adviser. Apollo Investment Administration, LLC provides the administrative services necessary for us to operate.

We may offer, from time to time, in one or more offerings, together or separately, our common stock, preferred stock, debt securities, units, subscription rights, purchase contracts or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, which we refer to, collectively, as the “securities.” The securities may be offered at prices and on terms to be described in one or more supplements to this prospectus, or any free writing prospectuses that we have authorized to use in connection with a specific offering. In the event we offer common stock, the offering price per share of our common stock exclusive of any underwriting commissions or discounts will not be less than the net asset value per share of our common stock at the time we make the offering except (1) in connection with a rights offering to our existing stockholders, (2) with the consent of the majority of our voting securities and approval of our Board of Directors (the “Board” or “Board of Directors”) or (3) under such circumstances as the Securities and Exchange Commission (the “SEC”), may permit.

Our common stock is quoted on the NASDAQ Global Select Market under the symbol “MFIC.” The last reported closing price for our common stock on April 11, 2023 was $11.12 per share.

Investing in our securities involves a high degree of risk and is highly speculative. Before buying any securities, you should read the discussion of the material risks of investing in our securities in “Risk Factors” on page 18 of this prospectus, Part I, Item 1A “Risk Factors” in our most recent Annual Report on Form 10-K, or otherwise incorporated by reference herein, and included or incorporated by reference into the applicable prospectus supplement and in any related free writing prospectuses that we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

This prospectus, and the accompanying prospectus supplement and any related free writing prospectus, contains important information you should know before investing in our securities. Please read it before you invest and keep it for future reference. This prospectus describes some of the general terms that may apply to an offering of our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, and any related free writing prospectus, and the documents incorporated by reference before you invest in our securities. We file annual, quarterly and current reports, proxy statements and other information about us with the SEC. We maintain a website at www.midcapfinancialic.com and make all of our annual, quarterly and current reports, proxy statements and other publicly filed information available on or through our website. Information on our website is not incorporated into or a part of this prospectus or any related prospectus supplement or free writing prospectus. You may also obtain such information, free of charge, and make shareholder inquiries by contacting us at 9 West 57th Street, New York, New York 10019, Attention: Investor Relations, or by calling us collect at (212) 515-3450. The SEC also maintains a website at http://www.sec.gov that contains such information.

We invest in securities that have been rated below investment grade by independent rating agencies or that would be rated below investment grade if they were rated. These securities, which are often referred to as “junk” or “high yield,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be difficult to value and illiquid.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

The date of this prospectus is April 12, 2023.

i

Statistical and market data used in this prospectus has been obtained from governmental and independent industry sources and publications. We have not independently verified the data obtained from these sources. Forward-looking information obtained from these sources is subject to the same qualifications and the additional uncertainties regarding the other forward-looking statements contained in this prospectus, for which the safe harbor provided in Section 27A of the Securities Act and Section 21E of the Exchange Act is not available.

We are responsible for the information included or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred to you. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information included or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations, cash flows and prospects may have changed since that date.

ii

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we have filed with the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf registration process, which constitutes a delayed offering in reliance on Rule 415 under the Securities Act, we may offer, from time to time, in one or more offerings or series, our common shares, preferred shares, debt securities, units, subscription rights, purchase contracts or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities on the terms to be determined at the time of the offering. This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and any related free writing prospectus that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus, and the documents incorporated by reference into this prospectus and the applicable prospectus supplement will serve as the prospectus relating to the applicable offering. Before buying any of the securities being offered, please carefully read this prospectus, the applicable prospectus supplement, and any related free writing prospectus, together with the additional information described under the headings “Incorporation by Reference,” “Available Information” and “Risk Factors” before you make an investment decision. The information contained or incorporated by reference in this prospectus is accurate of their respective dates. Our financial condition, results of operations and prospectus may have changed since those dates.

iii

PROSPECTUS SUMMARY

This summary highlights some of the information in this prospectus. It is not complete and may not contain all of the information that you may want to consider. You should read carefully the more detailed information set forth under “Risk Factors” and the other information incorporated by reference or included in this prospectus and the applicable prospectus supplement and any related free writing prospectus. In this prospectus, except where the context suggests otherwise, the terms “we,” “us,” “our,” “Company” and “MFIC” refer to MidCap Financial Investment Corporation; “Apollo Investment Management,” “AIM” or “Investment Adviser” refers to Apollo Investment Management, L.P.; “Apollo Administration” or “AIA” refers to Apollo Investment Administration, LLC; and “Apollo” refers to the affiliated companies of Apollo Investment Management, L.P.

MIDCAP FINANCIAL INVESTMENT CORPORATION

MidCap Financial Investment Corporation, a Maryland corporation organized on February 2, 2004, is a closed-end, externally managed, non-diversified management investment company that has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). In addition, for tax purposes we have elected to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). We commenced operations on April 8, 2004 upon completion of our initial public offering that raised $870 million in net proceeds from selling 62 million shares of common stock at a price of $15.00 per share (20.7 million shares at a price of $45.00 per share adjusted for the one-for-three reverse stock split). Since then, and through December 31, 2022, we have raised approximately $2.24 billion in net proceeds from additional offerings of common stock and we have repurchased common stock for $245.8 million.

On August 1, 2022, the Company changed its name from “Apollo Investment Corporation” to “MidCap Financial Investment Corporation”. Our common stock began to trade under the ticker “MFIC” on the NASDAQ Global Stock Market on August 12, 2022. Prior to August 12, 2022, the Company’s common stock traded on the NASDAQ Global Select Market under the ticker “AINV”. On November 3, 2022, the Company’s Board changed the Company’s fiscal year end from March 31 to December 31, effective December 31, 2022. Our Transition Report on Form 10-KT (the “Transition Report”) for the nine-month transition period ended December 31, 2022 (the “Transition Period”) filed on February 21, 2023 reflects our financial results for the nine-month period from April 1, 2022 through December 31, 2022. As used herein, references to our most recent “Annual Report on Form 10-K” refer to the Transition Report. Prior to the Transition Report, our prior two Annual Reports on Form 10-K covered the fiscal years ended March 31, 2022 and March 31, 2021, respectively, and reflect financial results for the respective twelve-month periods from April 1 to March 31. Unless otherwise noted, all references to “fiscal years” in this Registration Statement refer to the twelve-month fiscal years that, prior to the Transition Period ended December 31, 2022, ended on March 31.

The Company’s investment objective is to generate current income and, to a lesser extent, long-term capital appreciation. The Company primarily invests in directly originated and privately negotiated first lien senior secured loans to privately held U.S. middle-market companies, which the Company generally defines as companies with less than $75 million in EBITDA, as may be adjusted for market disruptions, mergers and acquisitions-related charges and synergies, and other items. To a lesser extent, the Company may invest in other types of securities including, first lien unitranche, second lien senior secured, unsecured, subordinated, and mezzanine loans, and equities in both private and public middle market companies.

Our portfolio is comprised primarily of investments in debt, including secured and unsecured debt of private middle-market companies that, in the case of senior secured loans, generally are not broadly syndicated and whose aggregate tranche size is typically less than $300 million. Our portfolio may also include equity interests such as common stock, preferred stock, warrants or options. Most of the debt instruments we invest in are unrated or rated below investment grade, which is often an indication of size, credit worthiness and speculative nature relative to the capacity of the borrower to pay interest and principal. Generally, if the Company’s unrated investments were rated, they would be rated below investment grade. These securities, which are often referred to as “junk” or “high yield,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be difficult to value and are illiquid.

During the nine months ended December 31, 2022, we invested $0.5 billion across 12 new and 78 existing portfolio companies primarily through a combination of primary and secondary debt investments. This compares to $0.9 billion across 27 new and 79 existing portfolio companies during the nine months ended December 31, 2021. Investments sold or repaid during the nine months ended December 31, 2022 totaled $0.6 billion versus $0.8 billion during the nine months ended December 31, 2021. The weighted average yields on our secured debt portfolio, unsecured debt portfolio, total debt portfolio and total portfolio as of December 31, 2022 at our current cost basis were 10.9%, 10.0%, 10.9% and 9.3%, respectively. As of March 31, 2022, the yields were 8.1%, 0.0%, 8.1% and 7.1%, respectively. The portfolio yields may be higher than an investor’s yield on an investment in us due to sales load and other expenses. For the nine months ended December 31, 2022 and 2021, the total return based on the change in market price per share and taking into account dividends and distributions, if any, reinvested in accordance with the dividend reinvestment plan was -5.4% and 1.0%, respectively. Such returns do not reflect any sales load that stockholders may have paid in connection with their purchase of shares of our common stock.

As of December 31, 2022, our portfolio consisted of 135 portfolio companies and was invested 92% in secured debt, 0% in unsecured debt, 0% in structured products and other, 2% in preferred equity and, 6% in common equity/interests and warrants measured at fair value. As of March 31, 2022, our portfolio consisted of 139 portfolio companies and was invested 94% in secured debt, 0% in unsecured debt, 0% in structured products and other, 1% in preferred equity, and 5% in common equity/interests and warrants measured at fair value.

Since the initial public offering of MFIC in April 2004 and through December 31, 2022, invested capital totaled $23.5 billion in 597 portfolio companies. Over the same period, MFIC completed transactions with more than 100 different financial sponsors.

As of December 31, 2022, 100% of the corporate lending portfolio is floating rate debt, measured at fair value. On a cost basis, 100% is floating rate debt. As of March 31, 2022, 99% of the corporate lending portfolio was floating rate debt and 1% was fixed rate debt, measured at fair value. On a cost basis, 99% was floating rate debt and 1% was fixed rate debt. The interest rate type information is calculated using the Company’s corporate debt portfolio and excludes aviation, oil and gas, structured credit, renewables, shipping, commodities and investments on non-accrual status.

ABOUT APOLLO INVESTMENT MANAGEMENT

Apollo Investment Management, L.P. is our investment adviser and an affiliate of Apollo Global Management, Inc. and its consolidated subsidiaries (“AGM”). The Investment Adviser, subject to the overall supervision of our Board of Directors, manages the day-to-day operations of, and provides investment advisory services to the Company. AGM and other affiliates manage other funds that may have investment mandates that are similar, in whole or in part, with ours. AIM and its affiliates may determine that an investment is appropriate both for us and for one or more of those other funds. In such event, depending on the availability of such investment and other appropriate factors, AIM may determine that we should invest on a side-by-side basis with one or more other funds. We make all such investments subject to compliance with applicable regulations and interpretations, and our allocation procedures. Certain types of negotiated co-investments may be made only in accordance with the terms of the exemptive order we received from the SEC permitting us to do so.

AIM is led by Howard Widra, Tanner Powell, Patrick Ryan and Ted McNulty. Potential investment and disposition opportunities are generally approved by one or more committees composed of personnel across AGM, including Messrs. Widra, Powell, McNulty and Ryan, by all or a majority of Messrs. Widra, Powell, McNulty or Ryan depending on the underlying investment type and/or the amount of such investment. The composition of such committees and the overall approval process for the Company’s investments may change from time to time. AIM draws upon AGM’s 30-year history and benefits from the broader firm’s significant capital markets, trading and research expertise developed through investments in many core sectors in over 200 companies since inception.

INVESTMENT ADVISORY MANAGEMENT AGREEMENT

Management and Incentive Fee

Pursuant to the investment advisory management agreement, we incur a fee payable to the Investment Adviser for investment advisory and management services consisting of two components - a base management fee and an incentive fee.

Base Management Fee

The base management fee is calculated at an annual rate of 1.75% (0.4375% per quarter) of the Company’s net asset value as of the final business day of the prior calendar quarter; provided, however that the base management fee shall not be greater than 1.50% (0.375% per quarter) of the lesser of (i) the average of the value of the Company’s gross assets (excluding cash or cash equivalents but including other assets purchased with borrowed amounts) at the end of each of the two most recently completed calendar quarters and (ii) the average monthly value (measured as of the last day of each month) of the Company’s gross assets (excluding cash or cash equivalents but including other assets purchased with borrowed amounts) during the most recently completed calendar quarter. The base management fee will be payable quarterly in arrears. The value of the Company’s gross assets shall be calculated in accordance with the Company’s valuation procedures.

Incentive Fees

The incentive fee (the “Incentive Fee”) consists of two components that are determined independent of each other, with the result that one component may be payable even if the other is not. A portion of the Incentive Fee is based on income and a portion is based on capital gains, each as described below:

Incentive Fee on Pre-Incentive Fee Net Income

The Incentive Fee on pre-incentive fee net investment income is determined and paid quarterly in arrears by calculating the amount by which (x) the aggregate amount of the pre-incentive fee net investment income with respect of the current calendar quarter and each of the eleven preceding calendar quarters (in either case, the “Trailing Twelve Quarters”) exceeds (y) the preferred return amount in respect of the Trailing Twelve Quarters; provided, however, that the pre-incentive fee net investment income in respect of the current calendar quarter exceeds the multiple of (A) 1.75% and (B) the Company’s net asset value at the beginning of such calendar quarter. For the purposes of the Incentive Fee calculations, each calendar quarter comprising the relevant Trailing Twelve Quarters that commenced prior to January 1, 2023 shall be known as a “Legacy Fee Quarter” while a calendar quarter that commenced on or after January 1, 2023 shall be known as a “Current Fee Quarter.”

The preferred return amount is determined on a quarterly basis, and is calculated by summing the amounts obtained by multiplying 1.75% by the Company’s net asset value at the beginning of each applicable calendar quarter comprising the relevant Trailing Twelve Quarters. The preferred return amount will be calculated after making appropriate adjustments to the Company’s net asset value at the beginning of each applicable calendar quarter for Company capital issuances and distributions during the applicable calendar quarter.

The amount of the Incentive Fee on Income that will be paid to the Investment Adviser for a particular quarter will equal the excess of the incentive fee on pre-incentive fee net investment income, so calculated less the aggregate incentive fee on pre-incentive fee net investment income that were paid to the Investment Adviser (excluding waivers, if any) in the preceding eleven calendar quarters comprising the relevant Trailing Twelve Quarters.

The Company will pay the Investment Adviser an incentive fee with respect to our pre-incentive fee net investment income in each calendar quarter as follows:

(1) no incentive fee in any calendar quarter in which our pre-incentive fee net investment income for the Trailing Twelve Quarters does not exceed the preferred return amount.

(2) 100% of our pre-incentive fee net investment income for the Trailing Twelve Quarters, if any, that exceeds the preferred return amount but is less than or equal to the catch-up amount, which shall be the sum of (i) the product of 2.1875% multiplied by the Company’s net asset value at the beginning of each applicable Legacy Fee Quarter included in the relevant Trailing Twelve Quarters and (ii) the product of 2.1212% multiplied by the Company’s net asset value at the beginning of each applicable Current Fee Quarter included in the relevant Trailing Twelve Quarters.

(3) for any quarter in which the Company’s pre-incentive fee net investment income for the Trailing Twelve Quarters exceeds the catch-up amount, the incentive fee shall equal 20.00% for each Legacy Fee Quarter and 17.50% otherwise of the amount of the Company’s pre-incentive fee net investment income for such Trailing Twelve Quarters, provided, however, that the incentive fee on income for any quarter shall not be greater than 20.00% or 17.50%, as applicable, of the amount of the Company’s current quarter’s pre-incentive fee net investment income.

The Incentive Fee on Income as calculated is subject to the Incentive Fee Cap. The Incentive Fee Cap in any quarter is an amount equal to (a) 20% of the Cumulative Pre-Incentive Fee Net Return (as defined below) during the relevant Legacy Fee Quarters included in the relevant Trailing Twelve Quarters and 17.50% of the Cumulative Pre-Incentive Fee Net Return during the relevant Current Fee Quarters included in the relevant Trailing Twelve Quarters less (b) the aggregate Incentive Fees on Income that were paid to the Investment Adviser (excluding waivers, if any) in the preceding eleven calendar quarters (or portion thereof) comprising the relevant Trailing Twelve Quarters.

For this purpose, “Cumulative Pre-Incentive Fee Net Return” during the relevant trailing twelve quarters means (x) Pre-Incentive Fee Net Investment Income in respect of the trailing twelve quarters less (y) any Net Capital Loss, since April 1, 2018, in respect of the trailing twelve quarters. If, in any quarter, the Incentive Fee Cap is zero or a negative value, the Company shall pay no Incentive Fee on Income to the Investment Adviser in that quarter. If, in any quarter, the Incentive Fee Cap is a positive value but is less than the Incentive Fee on Income calculated in accordance with the calculation described above, the Company shall pay the Investment Adviser the Incentive Fee Cap for such quarter. If, in any quarter, the Incentive Fee Cap is equal to or greater than the Incentive Fee on Income calculated in accordance with the calculation described above, the Company shall pay the Investment Adviser the Incentive Fee on Income for such quarter.

“Net Capital Loss” in respect of a particular period means the difference, if positive, between (i) aggregate capital losses, whether realized or unrealized, in such period and (ii) aggregate capital gains, whether realized or unrealized, in such period.

Incentive Fee Based on Cumulative Net Realized Gains

The Incentive Fee on Capital Gains is determined and payable in arrears as of the end of each calendar year (or upon termination of the investment advisory management agreement). This fee shall equal 17.50% of the sum of the Company’s realized capital gains on a cumulative basis, calculated as of the end of each calendar year (or upon termination of investment advisory management agreement), computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any Incentive Fees on Capital Gains previously paid to the Investment Adviser. The aggregate unrealized capital depreciation of the Company shall be calculated as the sum of the differences, if negative, between (a) the valuation of each investment in the Company’s portfolio as of the applicable calculation date and (b) the accreted or amortized cost basis of such investment.

For accounting purposes only, we are required under GAAP to accrue a theoretical capital gains incentive fee based upon net realized capital gains and unrealized capital gain and loss on investments held at the end of each period. The accrual of this theoretical capital gains incentive fee assumes all unrealized capital gain and loss is realized in order to reflect a theoretical capital gains incentive fee that would be payable to the Investment Adviser at each measurement date. There was no accrual for theoretical capital gains incentive fee for the years ended December 31, 2022, March 31, 2022 and March 31, 2021. It should be noted that a fee so calculated and accrued would not be payable under the Investment Advisers Act of 1940 (the “Advisers Act”) or the investment advisory management agreement, and would not be paid based upon such computation of capital gains incentive fees in subsequent periods. Amounts actually paid to the Investment Adviser will be consistent with the Advisers Act and formula reflected in the investment advisory management agreement which specifically excludes consideration of unrealized capital gain. For more information, see “Fees and Expenses.”

ABOUT APOLLO INVESTMENT ADMINISTRATION

Apollo Investment Administration, LLC, an affiliate of AGM, provides, among other things, administrative services and facilities for the Company. In addition to furnishing us with office facilities, equipment, and clerical, bookkeeping and recordkeeping services, AIA also oversees our financial records as well as prepares our reports to stockholders and reports filed with the SEC. AIA also performs the calculation and publication of our net asset value, the payment of our expenses and oversees the performance of various third-party service providers and the preparation and filing of our tax returns. Furthermore, AIA provides on our behalf managerial assistance to those portfolio companies to which we are required to provide such assistance.

OPERATING AND REGULATORY STRUCTURE

Our investment activities are managed by AIM and supervised by our Board of Directors, a majority of whom are independent of AGM and its affiliates. AIM is an investment adviser that is registered under the Advisers Act. Under our investment advisory management agreement, we pay AIM an annual base management fee based on our net asset value as well as an incentive fee. See “Business—Investment Advisory Management Agreement” in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus.

As a BDC, we are required to comply with certain regulatory requirements. Also, while we are permitted to finance investments using debt, our ability to use debt is limited in certain significant respects. See “Regulation.” We have elected to be treated for federal income tax purposes as a RIC under Subchapter M of the Code. For more information, see “Certain U.S. Federal Income Tax Considerations.”

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement or a free writing prospectus we have authorized for use in connection with a specific offering, we intend to use the net proceeds from the sale of our securities pursuant to this prospectus for general corporate purposes, which include investing in portfolio companies in accordance with our investment objective and strategies and repaying indebtedness incurred under our senior credit facility.

We anticipate that substantially all of the net proceeds of an offering of securities pursuant to this prospectus will be used for the above purposes within two years, depending on the availability of appropriate investment opportunities consistent with our investment objective and market conditions. Our portfolio is comprised primarily of investments in debt, including debt of private middle market companies that, in the case of senior secured loans, generally are not broadly syndicated and whose aggregate tranche size is typically less than $300 million. Our portfolio may also include equity interests such as common stock, preferred stock, warrants or options. Pending such investments, we will use the net proceeds of an offering to invest in cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less from the date of investment, to reduce then-outstanding obligations under our credit facility or for other general corporate purposes. The supplement to this prospectus relating to an offering will more fully identify the use of the proceeds from such offering. For more information, see “Use of Proceeds.”

DISTRIBUTIONS ON COMMON STOCK

We intend to continue to pay dividends or make other distributions on a quarterly basis to our common stockholders, however, we may not be able to maintain the current level of distribution payments, due to including, but not limited to, regulatory requirements. Our quarterly distributions, if any, will be determined by our Board of Directors. We expect that our distributions to stockholders generally will be from accumulated net investment income and from cumulative net realized capital gains, as applicable, although a portion may represent a return of capital. For more information, see “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities—Distributions” in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus.

DIVIDENDS ON PREFERRED STOCK

We may issue preferred stock from time to time, although we have no immediate intention to do so. If we issue shares of preferred stock, holders of such preferred stock will be entitled to receive cash dividends at an annual rate that will be fixed or will vary for the successive dividend periods for each series. In general, the dividend periods for fixed rate preferred stock will be quarterly.

DIVIDEND REINVESTMENT PLAN

We have adopted an “opt-out” dividend reinvestment plan that provides for reinvestment of our dividend distributions on behalf of our stockholders, unless a stockholder elects to receive cash. As a result, if our Board of Directors authorizes, and we declare, a cash dividend, then our stockholders who have not “opted out” of our dividend reinvestment plan will have their cash dividends automatically reinvested in additional shares of our common stock, rather than receiving the cash dividends. A registered stockholder must notify our transfer agent in writing in order to “opt-out” of the dividend reinvestment plan. For more information, see “Dividend Reinvestment Plan.”

PLAN OF DISTRIBUTION

We may offer, from time to time our common stock, preferred stock, debt securities, units, subscription rights, purchase contracts or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, on terms to be determined at the time of the offering.

Securities may be offered at prices and on terms described in one or more supplements to this prospectus directly to one or more purchasers, through agents designated from time to time by us, or to or through underwriters or dealers. The supplement to this prospectus relating to the offering will identify any agents or underwriters involved in the sale of our securities, and will set forth any applicable purchase price, fee and commission or discount arrangement or the basis upon which such amount may be calculated.

We may not sell securities pursuant to this prospectus without delivering a prospectus supplement and any related free writing prospectus describing the method and terms of the offering of such securities. For more information, see “Plan of Distribution.”

CONTINUED USE OF LEVERAGE

The availability of leverage depends upon the economic environment. Given current market conditions, there can be no assurance that we will be able to utilize leverage as anticipated, if at all, and we may determine or be required to reduce or eliminate our leverage over time. The current global economic environment, the potential systemic risk arising from illiquidity and rapid de-leveraging in the financial system at large may continue to contribute to market volatility and may have long-term effects on the U.S. and international financial markets. We cannot predict how long the financial markets and economic environment will continue to be affected by these events and cannot predict the effects of these or similar events. On April 4, 2018, our Board of Directors, including a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Board, approved the application of the modified asset coverage requirements set forth in Section 61(a)(2) of the 1940 Act. As a result, effective on April 4, 2019, our asset coverage requirement applicable to senior securities was reduced from 200% to 150% (the regulatory leverage limitation permits BDCs to double the amount of borrowings, such that we would be able to borrow up to two dollars for every dollar we have in assets less all liabilities and indebtedness not represented by senior securities issued by us).

ALLOCATION OF INVESTMENT OPPORTUNITIES AND POTENTIAL CONFLICTS OF INTEREST

AGM, including our Investment Adviser, provides investment management services to other registered investment companies, investment funds, client accounts and proprietary accounts that Apollo may establish (other than the Company) (collectively the “Other Apollo Clients”). In addition, AGM provides investment management services to other registered investment companies, investment funds, client accounts and proprietary accounts that Apollo may establish (together with the Other Apollo Clients, the “Other Clients”).

AGM will share any investment and sale opportunities with its other clients and the Company in accordance with the Advisers Act and Apollo firm-wide allocation policies, which generally provide for sharing pro rata based on targeted acquisition size or targeted sale size. Subject to the Advisers Act, certain other clients may receive certain priority or other allocation rights with respect to certain investments, subject to various conditions set forth in such other clients’ respective governing agreements.

In addition, as a BDC regulated under the 1940 Act, the Company is subject to certain limitations relating to co-investments and joint transactions with affiliates, which likely in certain circumstances limit the Company’s ability to make investments or enter into other transactions alongside other clients. For a more detailed discussion, see “Item 1A. Risk Factors—Risks Related to Our Business and Structure—There are significant potential conflicts of interest which could adversely affect our investment returns” in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus.

CO-INVESTMENT ACTIVITY

We may co-invest on a concurrent basis with affiliates of ours, subject to compliance with applicable regulations and our allocation procedures. Certain types of negotiated co-investments may be made only in accordance with the terms of the exemptive order we received from the SEC permitting us to do so. On March 29, 2016, we received an exemptive order from the SEC, which was amended on January 10, 2023 (the “Order”) permitting us greater flexibility to negotiate the terms of co-investment transactions with certain of our affiliates, including investment funds managed by AIM or its affiliates and Apollo proprietary accounts, subject to the conditions included therein. Under the terms of the Order, a “required majority” (as defined in Section 57(o) of the 1940 Act) of our independent directors must be able to reach certain conclusions in connection with a co-investment transaction, including that (1) the terms of the proposed transaction are reasonable and fair to us and our stockholders and do not involve overreaching of us or our stockholders on the part of any person concerned, and (2) the transaction is consistent with the interests of our stockholders and is consistent with our Board of Directors’ approved criteria. In certain situations where co-investment with one or more funds managed by AIM or its affiliates is not covered by the Order, the personnel of AIM or its affiliates will need to decide which fund will proceed with the investment. Such personnel will make these determinations based on allocation policies and procedures, which are designed to reasonably ensure that investment opportunities are allocated fairly and equitably among affiliated funds over time and in a manner that is consistent with applicable laws, rules and regulations. The Order is subject to certain terms and conditions so there can be no assurance that we will be permitted to co-invest with certain of our affiliates other than in the circumstances currently permitted by regulatory guidance and the Order.

OUR CORPORATE INFORMATION

Our administrative and principal executive offices are located at 3 Bryant Park, New York, NY 10036 and 9 West 57th Street, New York, NY 10019, respectively. Our common stock is quoted on the NASDAQ Global Select Market under the symbol “MFIC.” Our Internet website address is https://www.midcapfinancialic.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be part of this prospectus.

SUMMARY RISK FACTORS

Risk Relating to the Current Environment

•

Capital markets may experience periods of disruption and instability. Such market conditions may materially and adversely affect debt and equity capital markets in the United States and abroad, which may have a negative impact on our business and operations.

•	We are exposed to risks associated with changes in interest rates, including the current rising interest rate environment.

•	Inflation has adversely affected and may continue to adversely affect the business, results of operations and financial condition of our portfolio companies.

•	The war in Ukraine and Russia may continue to have a material adverse impact on us and our portfolio companies.

•

Price declines and illiquidity in the corporate debt markets have adversely affected, and may in the future adversely affect, the fair value of our portfolio investments, reducing our net asset value through increased net unrealized depreciation.

•

Uncertainty with respect to the financial stability of the United States and several countries in the EU could have a significant adverse effect on our business, financial condition, and results of operations.

•	The interest rates of some of our floating-rate loans to our portfolio companies may be priced using a spread over LIBOR, which is being phased out.

•	Changes in existing laws or regulations, the interpretations thereof or newly enacted laws or regulations may negatively impact our business.

•	The continued uncertainty relating to the U.S. and global economy could have a negative impact on our business.

•	Changes to U.S. federal income tax laws could materially and adversely affect us and our stockholders.

•	Disruptions to the global supply chain may have adverse impact on our portfolio companies and, in turn, harm us.

•

Certain of our portfolio companies’ businesses could be adversely affected by the effects of health pandemics or epidemics, including the ongoing COVID-19 pandemic, which has had, and may continue to have, a negative impact on our and our portfolio companies’ businesses and operations.

Risks Relating to our Business and Structure

•	We may suffer credit losses.

•	We are dependent upon Apollo Investment Management’s key personnel for our future success and upon their access to AGM’s investment professionals and partners.

•	Our financial condition and results of operations depend on our ability to manage future growth effectively.

•	We operate in a highly competitive market for investment opportunities.

•	Any failure on our part to maintain our status as a BDC would reduce our operating flexibility.

•	We will be subject to corporate-level income tax if we are unable to maintain our status as a RIC.

•	We may have difficulty paying our required distributions if we recognize income before or without receiving cash representing such income.

•	Regulations governing our operation as a BDC affect our ability to raise, and the way in which we raise, additional capital.

•	Our business requires a substantial amount of capital to grow because we must distribute most of our income.

•

Many of our portfolio investments are recorded at fair value as determined in good faith by the Investment Advisor and under the direction of our Board of Directors and, as a result, there is uncertainty as to the value of our portfolio investments.

•	The lack of liquidity in our investments may adversely affect our business.

•	We may experience fluctuations in our periodic results.

•	Our ability to enter into transactions with our affiliates is restricted.

•	There are significant potential conflicts of interest which could adversely affect our investment returns.

•

Changes in the laws or regulations governing our business or the businesses of our portfolio companies and any failure by us or our portfolio companies to comply with these laws or regulations, could negatively affect the profitability of our operations or of our portfolio companies.

•	We may choose to pay dividends in our own common stock, in which case you may be required to pay federal income taxes in excess of the cash dividends you receive.

•	If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud.

•

The failure in cyber security systems, as well as the occurrence of events unanticipated in our disaster recovery systems and management continuity planning could impair our ability to conduct business effectively.

•	We and our portfolio companies may experience cyber security incidents and are subject to cyber security risks.

•

We are dependent on information systems and systems failures could significantly disrupt our business, which may, in turn, negatively affect the market price of our common stock and our ability to pay dividends.

•	The effect of global climate change may impact the operations of our portfolio companies.

Risks Relating to our Investments

•	Our investments in portfolio companies are risky, and we could lose all or part of our investment.

•	Economic recessions or downturns could impair our portfolio companies and harm our operating results.

•	Our portfolio companies may be highly leveraged and a covenant breach by our portfolio companies may harm our operating results.

•

There may be circumstances where our debt investments could be subordinated to claims of other creditors or we could be subject to, among other things, lender liability or fraudulent conveyance claims.

•	If we do not invest a sufficient portion of our assets in qualifying assets, we could fail to qualify as a BDC or be precluded from investing according to our current business strategy.

•

Our portfolio contains a limited number of portfolio companies, which subjects us to a greater risk of significant loss if any of these companies defaults on its obligations under any of its debt securities.

•

An investment strategy focused primarily on privately-held companies presents certain challenges, including the lack of available information about these companies, a dependence on the talents and efforts of only a few key portfolio company personnel and a greater vulnerability to economic downturns.

•	Our portfolio companies may incur debt that ranks equally with, or senior to, our investments in such companies.

•	Our investments in foreign securities may involve significant risks in addition to the risks inherent in U.S. investments.

•	Our ability to enter into transactions involving derivatives and financial commitment transactions may be limited.

Risks Relating to our Debt Instruments

•	The trading market or market value of our debt securities may fluctuate.

•	Terms relating to redemption may materially adversely affect your return on any debt securities that we may issue.

•	Our credit ratings may not reflect all risks of an investment in our debt securities.

•	Uncertainty related to alternative reference rates due to the phase out of London Interbank Offered Rates (“LIBOR”).

Risks Relating to an Investment in our Common Stock

•	Investing in our securities involves a high degree of risk and is highly speculative.

•

There is a risk that investors in our equity securities may not receive distributions or that our distributions may not grow over time and that investors in our debt securities may not receive all of the interest income to which they are entitled.

•	We may be unable to invest the net proceeds raised from offerings on acceptable terms, which would harm our financial condition and operating results.

•	Sales of substantial amounts of our securities may have an adverse effect on the market price of our securities.

•	Stockholders may experience dilution in their ownership percentage.

FEES AND EXPENSES

The following table is intended to assist you in understanding the costs and expenses that an investor in shares of our common stock will bear directly or indirectly based upon the assumptions set forth below. The following table and example should not be considered a representation of our future expenses. Actual expenses may be greater or less than shown. Except where the context suggests otherwise, whenever this prospectus contains a reference to fees or expenses paid by “you,” “us” or “MidCap Financial Investment Corporation,” or that “we” will pay fees or expenses, common stockholders will indirectly bear such fees or expenses as investors in MFIC.

Stockholder transaction expenses:
Sales load (as a percentage of offering price)	—	%(1)
Offering expenses (as a percentage of offering price)	—	%(2)
Dividend reinvestment plan expenses	—	%(3)
Total common stockholder transaction expenses (as a percentage of offering price)	None
Annual expenses (as percentage of net assets attributable to common stock)(4):
Management fees	1.78	%(5)
Incentive fees payable under investment advisory management agreement	2.22	%(6)
Interest and other debt expenses on borrowed funds	7.39	%(7)
Other expenses	1.44	%(8)

Total annual expenses	12.83	%(9)

Example

The following example demonstrates the projected dollar amount of total cumulative expenses that would be incurred over various periods with respect to a hypothetical investment in our common stock. These dollar amounts are based upon the assumption that our annual operating expenses (other than performance-based incentive fees) and leverage would remain at the levels set forth in the table above. Transaction expenses are not included in the following example. In the event that shares of our common stock to which this prospectus relates are sold to or through underwriters, a corresponding prospectus supplement and any related free writing prospectus will restate this example to reflect the applicable sales load.

	1 year	3 years	5 years	10 years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return	$103	$292	$461	$806

While the example assumes, as required by the SEC, a 5% annual return, our performance will vary and may result in a return greater or less than 5%. Assuming a 5% annual return, the incentive fee under the investment advisory management agreement may not be earned or payable and is not included in the example. This illustration assumes that we will not realize any capital gains computed net of all realized capital losses and gross unrealized capital depreciation in any of the indicated time periods. If we achieve sufficient returns on our investments, including through the realization of capital gains, to trigger an incentive fee of a material amount, our expenses, and returns to our investors, would be higher.

For example, if we assumed that we received our 5% annual return completely in the form of net realized capital gains on our investments, which results in a capital gains incentive fee earned, the projected dollar amount of total cumulative expenses set forth in the above illustration and the capital gains incentive fee would be as follows:

	1 year	3 years	5 years	10 years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return (all of which is subject to a capital gains incentive fee)	$123	$342	$527	$878

In addition, while the example assumes reinvestment of all dividends and distributions at net asset value, participants in our dividend reinvestment plan will receive a number of shares of our common stock, determined by dividing the total dollar amount of the dividend payable to a participant by the market price per share of our common stock at the close of trading on the valuation date for the dividend. See “Dividend Reinvestment Plan” for additional information regarding our dividend reinvestment plan.

These examples and the expenses in the table above should not be considered a representation of our future expenses, and actual expenses may be greater or less than those shown.

(1)

In the event that the securities to which this prospectus relates are sold to or through underwriters, a corresponding prospectus supplement and any related free writing prospectus will disclose the applicable sales load. Purchases of shares of our common stock on the secondary market are not subject to sales charges but may be subject to brokerage commissions or other charges. The table does not include any sales load that stockholders may have paid in connection with their purchase of shares of our common stock.

(2)

The related prospectus supplement and any related free writing prospectus will disclose the estimated amount of offering expenses, the offering price and the offering expenses borne by us as a percentage of the offering price.

(3)	The expenses of the dividend reinvestment plan per share are included in “Other expenses.”

(4)	“Net assets attributable to common stock” equals average net assets for the nine month period ended December 31, 2022.

(5)

Assumes management fees earned by our Investment Adviser, AIM, consistent with the fee structure beginning January 1, 2023 adjusted for new debt and equity issuances, if applicable. Calculated based on the net asset value as of the final business day of each quarter for the nine months ended December 31, 2022.

Effective January 1, 2023, the base management fee is calculated at an annual rate of 1.75% (0.4375% per quarter) of the Company’s net asset value as of the final business day of the prior calendar quarter; provided, however, that the base management fee shall not be greater than 1.50% (0.375% per quarter) of the lesser of (i) the average of the value of the Company’s gross assets (excluding cash or cash equivalents but including other assets purchased with borrowed amounts) at the end of each of the two most recently completed calendar quarters and (ii) the average monthly value (measured as of the last day of each month) of the Company’s gross assets (excluding cash or cash equivalents but including other assets purchased with borrowed amounts) during the most recently completed calendar quarter. The base management fee will be payable quarterly in arrears. The value of the Company’s gross assets shall be calculated in accordance with the Company’s valuation policies.

On January 16, 2019, we entered into a fee offset agreement with AIM in connection with revenue realized by AIM and its affiliates for the management of certain aircraft assets. We will receive an offsetting credit against total incentive fees otherwise due to AIM under the investment advisory management agreement. The amount offset will initially be 20% of the management fee revenue earned and incentive fee revenue realized by AIM and its affiliates in connection with managing aircraft assets on related insurance balance sheets (“New Balance Sheet Investments”), new aircraft managed account capital (“New Managed Accounts”) and new dedicated aircraft funds (“New Aircraft Funds”). Once the aggregate capital raised by New Aircraft Funds or New Managed Accounts and capital invested by the New Balance Sheet Investments exceeds $3 billion cumulatively, the fee offset will step down to 10% of the amount of incremental management fee revenue earned and incentive fee revenue realized by AIM and its affiliates. The fee offset will be in place for seven years, however the incentive fees realized by AIM and its affiliates after this seven-year period from applicable investments that were raised or made within the seven-year period will also be used to offset incentive fees payable to AIM by us. The offset will be limited to the amount of incentive fee payable by us to AIM and any unapplied fee offset which exceeds the incentive fees payable in a given quarter will carry forward to be credited against the incentive fees payable by us in subsequent quarters. For the nine months ended December 31, 2022, the management fee offset was $0.2 million.

(6)

Assumes that annual incentive fees earned by our Investment Adviser, AIM, consistent with the fee structure beginning January 1, 2023 adjusted for new debt and equity issuances. Calculated based on the average of pre-incentive fee net investment income for the nine months ended December 31, 2022, excluding any potential impact from the “Incentive Fee Cap” which could result in a reduction in the incentive fee.

The Incentive Fee payable to our Investment Adviser is based on our performance and is not paid unless we achieve certain goals. It consists of two components, one based on income and the other based on capital gains, that are determined independent of each other, with the result that one component may be payable even if the other is not.

Beginning on January 1, 2023, the Incentive Fee on pre-incentive fee net investment income will be determined and paid quarterly in arrears by calculating the amount by which (x) the aggregate amount of the pre-incentive fee net investment income with respect of the current calendar quarter and each of the eleven preceding calendar quarters (in either case, the “Trailing Twelve Quarters”) exceeds (y) the preferred return amount in respect of the Trailing Twelve Quarters; provided, however, that the pre-incentive fee net investment income in respect of the current calendar quarter exceeds the multiple of (A) 1.75% and (B) the Company’s net asset value at the beginning of such calendar quarter. For the purposes of the Incentive Fee calculations, each calendar quarter comprising the relevant Trailing Twelve Quarters that commenced prior to January 1, 2023 shall be known as a “Legacy Fee Quarter” while a calendar quarter that commenced on or after January 1, 2023 shall be known as a “Current Fee Quarter.”

The preferred return amount will be determined on a quarterly basis, and will be calculated by summing the amounts obtained by multiplying 1.75% by the Company’s net asset value at the beginning of each applicable calendar quarter comprising the relevant Trailing Twelve Quarters. The preferred return amount will be calculated after making appropriate adjustments to the Company’s net asset value at the beginning of each applicable calendar quarter for Company capital issuances and distributions during the applicable calendar quarter

The amount of the Incentive Fee on Income that will be paid to the Investment Adviser for a particular quarter will equal the excess of the incentive fee on preincentive fee net investment income, so calculated less the aggregate incentive fee on pre-incentive fee net investment income that were paid to the Investment Adviser (excluding waivers, if any) in the preceding eleven calendar quarters comprising the relevant Trailing Twelve Quarters.

The Company will pay the Investment Adviser an incentive fee with respect to our pre-incentive fee net investment income in each calendar quarter as follows:

(1) no incentive fee in any calendar quarter in which our pre-incentive fee net investment income for the Trailing Twelve Quarters does not exceed the preferred return amount.

(2) 100% of our pre-incentive fee net investment income for the Trailing Twelve Quarters, if any, that exceeds the preferred return amount but is less than or equal to the catch-up amount, which shall be the sum of (i) the product of 2.1875% multiplied by the Company’s net asset value at the beginning of each applicable Legacy Fee Quarter included in the relevant Trailing Twelve Quarters and (ii) the product of 2.1212% multiplied by the Company’s net asset value at the beginning of each applicable Current Fee Quarter included in the relevant Trailing Twelve Quarters.

(3) for any quarter in which the Company’s pre-incentive fee net investment income for the Trailing Twelve Quarters exceeds the catch-up amount, the incentive fee shall equal 20.00% for each Legacy Fee Quarter and 17.50% otherwise of the amount of the Company’s pre-incentive fee net investment income for such Trailing Twelve Quarters, provided, however, that the incentive fee on income for any quarter shall not be greater than 20.00% or 17.50%, as applicable, of the amount of the Company’s current quarter’s pre-incentive fee net investment income.

The Incentive Fee on Income as calculated is subject to the Incentive Fee Cap. The Incentive Fee Cap in any quarter is an amount equal to (a) 20% of the Cumulative Pre-Incentive Fee Net Return (as defined below) during the relevant Legacy Fee Quarters included in the relevant Trailing Twelve Quarters and 17.50% of the Cumulative Pre-Incentive Fee Net Return during the relevant Current Fee Quarters included in the relevant Trailing Twelve Quarters less (b) the aggregate Incentive Fees on Income that were paid to the Investment Adviser (excluding waivers, if any) in the preceding eleven calendar quarters (or portion thereof) comprising the relevant Trailing Twelve Quarters.

For this purpose, “Cumulative Pre-Incentive Fee Net Return” during the relevant trailing twelve quarters means (x) Pre-Incentive Fee Net Investment Income in respect of the trailing twelve quarters less (y) any Net Capital Loss, since April 1, 2018, in respect of the trailing twelve quarters. If, in any quarter, the Incentive Fee Cap is zero or a negative value, the Company shall pay no Incentive Fee on Income to the Investment Adviser in that quarter. If, in any quarter, the Incentive Fee Cap is a positive value but is less than the Incentive Fee on Income calculated in accordance with the calculation described above, the Company shall pay the Investment Adviser the Incentive Fee Cap for such quarter. If, in any quarter, the Incentive Fee Cap is equal to or greater than the Incentive Fee on Income calculated in accordance with the calculation described above, the Company shall pay the Investment Adviser the Incentive Fee on Income for such quarter.

“Net Capital Loss” in respect of a particular period means the difference, if positive, between (i) aggregate capital losses, whether realized or unrealized, in such period and (ii) aggregate capital gains, whether realized or unrealized, in such period.

For a more detailed discussion of the calculation of this fee, see “Business—Investment Advisory Management Agreement” in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus.

(7)

Our interest and other debt expenses are based on borrowing levels and interest rates consistent with the levels during the nine months ended December 31, 2022. As of December 31, 2022, we had $1,487.5 million in borrowings outstanding, consisting of $1,012.5 million outstanding under our senior secured credit facility, $350.0 million aggregate principal amount of our 2025 Notes and $125.0 million aggregate principal amount of our 2026 Notes. As of December 31, 2022, the Company had $37.7 million in standby letters of credit issued through the senior secured credit facility. The amount available for borrowing under the senior secured credit facility is reduced by any standby letters of credit issued.

(8)

Includes our estimated overhead expenses, including payments under the administration agreement based on our allocable portion of overhead and other expenses incurred by AIA in performing its obligations under the administration agreement. See “Business—Administrative Agreement” in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus.

(9)

“Total annual expenses” as a percentage of net assets attributable to common stock are higher than the total annual expenses percentage would be for a company that is not leveraged. We borrow money to leverage our net assets and increase our total assets. The SEC requires that the “Total annual expenses” percentage be calculated as a percentage of net assets (defined as total assets less indebtedness), rather than the total assets, including assets that have been funded with borrowed monies. If the “Total annual expenses” percentage were calculated instead as a percentage of total assets, our “Total annual expenses” would be 5.02% of total assets.

FINANCIAL HIGHLIGHTS

The financial data set forth in the following table as of and for the nine months ended December 31, 2022 are derived from our consolidated financial statements, which have been audited by Deloitte & Touche LLP, an independent registered public accounting firm whose report thereon is incorporated by reference in this prospectus, certain documents incorporated by reference in this prospectus or the accompanying prospectus supplement, or our most recent Annual Report on Form 10-K filed with the SEC, which may be obtained from www.sec.gov or upon request. The financial data set forth in the following table as of and for each of the twelve months ended March 31, 2022, 2021, 2020, 2019 which have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm whose report thereon is incorporated by reference in this prospectus, certain documents incorporated by reference in this prospectus or the accompanying prospectus supplement, or our Annual Report on Form 10-K filed with the SEC, which may be obtained from www.sec.gov or upon request. The financial highlights set forth in the following table as of and for each of the twelve months ended March 31 2018, 2017, 2016, 2015 and 2014 are derived from our financial statements not incorporated by referenced in this prospectus and adjusted to reflect the reverse stock split, which was effective as of close of business on November 30, 2018. You should read these financial highlights in conjunction with our consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference into this prospectus, any documents incorporated by reference in this prospectus or the accompanying prospectus supplement, or our Annual Reports on Form 10-K filed with the SEC.

	Nine Months Ended December 31,	Year Ended March 31,
	2022	2022	2021	2020	2019	2018	2017	2016	2015	2014
Per Share Data*
Net asset value at beginning of period	$15.79	$15.88	$15.70	$19.06	$19.67	$20.22	$21.84	$24.54	$26.01	$24.81
Net investment income(1)	1.15	1.49	1.69	2.16	1.81	1.83	2.01	2.49	2.88	2.73
Net realized and change in unrealized gains (losses)(1)	(0.79)	(0.21)	0.03	(3.89)	(0.79)	(0.64)	(1.77)	(3.06)	(1.92)	0.90

Net increase (decrease) in net assets resulting from operations	0.36	1.28	1.71	(1.73)	1.02	1.19	0.25	(0.57)	0.96	3.63
Distribution of net investment income(2)	(1.05)	(1.44)	(1.53)	(1.80)	(1.59)	(1.19)	(1.05)	(1.44)	(2.1)	(2.40)
Distribution of return of capital(2)	—	—	—	—	(0.21)	(0.6)	(0.9)	(0.96)	(0.3)	—
Accretion due to share repurchases	0.01	0.07	—	0.20	0.17	0.03	0.12	0.27	—	—

Net asset value at end of period	$15.10	$15.79	$15.88	$15.70	$19.06	$19.67	$20.22	$21.84	$24.54	$26.01

Per share market value at end of period	$11.40	$13.22	$13.72	$6.75	$15.14	$15.66	$19.68	$16.65	$23.04	$24.93
Total return(3)	(5.42)%	7.19%	135.08%	(48.62)%	8.31%	(12.06)%	31.44%	(17.53)%	1.86%	9.40%
Shares outstanding at end of period	65,451,359	63,647,240	65,259,176	65,259,176	68,876,986	72,104,032	73,231,551	75,385,499	78,913,784	78,913,784
Weighted average shares outstanding	64,585,966	64,516,533	65,259,176	67,228,771	70,645,944	72,874,613	74,138,358	77,518,605	78,913,784	74,266,752
Ratio/Supplemental Data
Net assets at end of period (in millions)	$988.1	$1,004.8	$1,036.3	$1,024.3	$1,312.6	$1,418.10	$1,481.80	$1,645.60	$1,937.60	$2,051.60
Ratio of operating expenses to average net assets(4)**	5.67%	6.04%	5.05%	4.79%	5.09%	5.02%	4.59%	5.85%	6.25%	6.01%
Ratio of interest and other debt expenses to average net assets**	7.83%	5.34%	5.44%	6.01%	4.26%	3.61%	3.86%	4.47%	3.91%	3.70%

	Nine Months Ended December 31,	Year Ended March 31,
	2022	2022	2021	2020	2019	2018	2017	2016	2015	2014
Ratio of total expenses to average net assets(4)**	13.50%	11.38%	10.49%	10.80%	9.35%	8.63%	8.45%	10.32%	10.16%	9.71%
Ratio of net investment income to average net assets**	9.87%	9.32%	10.82%	11.91%	9.38%	9.15%	9.66%	10.70%	11.27%	10.85%
Average debt outstanding (in millions)	$1,546.0	$1,545.2	$1,632.3	$1,529.5	$993.2	$899.30	$1,048.70	$1,456.40	$1,586.00	$1,238.40
Average debt per share	$23.94	$23.95	$25.01	$22.75	$14.06	$12.33	$14.13	$18.78	$20.10	$16.68
Portfolio turnover rate	26.70%	42.41%	23.79%	46.58%	46.26%	45.06%	23.25%	34.35%	62.14%	75.91%
Asset coverage per unit(5)	$1,648	$1,635	$1,705	$1,567	$2,153	$2,770	$2,709	$2,235	$2,288	$2,495

*	Totals may not foot due to rounding.
**	Annualized for the nine months ended December 31, 2022.
(1)	Financial highlights are based on the weighted average number of shares outstanding for the period presented.
(2)

The tax character of distributions are determined based on taxable income calculated in accordance with income tax regulations which may differ from amounts determined under GAAP. Although the tax character of distributions paid to stockholders through December 31, 2022 may include return of capital, the exact amount cannot be determined at this point. Per share amounts are based on actual rate per share.

(3)

Total return is based on the change in market price per share during the respective periods. Total return also takes into account distributions, if any, reinvested in accordance with the Company’s dividend reinvestment plan.

(4)

The ratio of operating expenses to average net assets and the ratio of total expenses to average net assets are shown inclusive of all voluntary management and incentive fee waivers. For the nine months ended December 31, 2022, the annualized ratio of operating expenses to average net assets and the ratio of total expenses to average net assets would be 5.73% and 13.63%, respectively, without the voluntary fee waivers. For the year ended March 31, 2022, the ratio of operating expenses to average net assets and the ratio of total expenses to average net assets would be 6.10% and 11.44%, respectively, without the voluntary fee waivers. For the year ended March 31, 2021, the ratio of operating expenses to average net assets and the ratio of total expenses to average net assets would be 5.08% and 10.53%, respectively, without the voluntary fee waivers. For the year ended March 31, 2020, the ratio of operating expenses to average net assets and the ratio of total expenses to average net assets would be 4.81% and 10.83%, respectively, without the voluntary fee waivers. For the year ended March 31, 2019, the ratio of operating expenses to average net assets and the ratio of total expenses to average net assets would be 5.51% and 9.79%, respectively, without the voluntary fee waivers. For the year ended March 31, 2018, the ratio of operating expenses to average net assets and the ratio of total expenses to average net assets would be 6.39% and 10.03%, respectively, without the voluntary fee waivers. For the year ended March 31, 2017, the ratio of operating expenses to average net assets and the ratio of total expenses to average net assets would be 5.98% and 9.85%, respectively, without the voluntary fee waivers. For the year ended March 31, 2016, the ratio of operating expenses to average net assets and the ratio of total expenses to average net assets would be 6.94% and 11.41%, respectively, without the voluntary fee waivers. For the year ended March 31, 2015, the ratio of operating expenses to average net assets and the ratio of total expenses to average net assets would be 7.03% and 10.95%, respectively, without the voluntary fee waivers. For the year ended March 31, 2014, the ratio of operating expenses to average net assets and the ratio of total expenses to average net assets would be 6.66% and 10.36%, respectively, without the voluntary fee waivers.

(5)

The asset coverage ratio for a class of senior securities representing indebtedness is calculated as our total assets, less all liabilities and indebtedness not represented by senior securities, divided by senior securities representing indebtedness. This asset coverage ratio is multiplied by one thousand to determine the asset coverage per unit.

RISK FACTORS

Before you invest in our securities, you should be aware of various risks, including those described under the caption “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K, in any applicable prospectus supplement and any related free writing prospectus, and in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. You should carefully consider these risk factors, together with all of the other information included in or incorporated into this prospectus and accompanying prospectus supplement and any related free writing prospectus, before you decide whether to make an investment in our securities. The risks incorporated by reference herein and set out in the accompanying prospectus supplement and any related free writing prospectus are not the only risks we face. If any of the events described in any such risks occur, our business, financial condition and results of operations could be materially adversely affected. In such case, our net asset value and the trading price of our common stock could decline or the value of our preferred stock, debt securities, units, subscription rights, purchase contracts or warrants may decline, and you may lose all or part of your investment. You should also carefully review the cautionary statement in this prospectus referred to under “Forward-Looking Statements” below. See also “Incorporation by Reference” and “Available Information” in this prospectus.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement or a free writing prospectus we have authorized for use in connection with a specific offering, we intend to use the net proceeds from selling securities pursuant to this prospectus for general corporate purposes, which include investing in portfolio companies in accordance with our investment objective and strategies and repaying indebtedness incurred under our senior credit facility. We anticipate that substantially all of the net proceeds of an offering of securities pursuant to this prospectus will be used within two years, depending on the availability of appropriate investment opportunities consistent with our investment objective and market conditions. Our portfolio is comprised primarily of investments in debt, including debt of private middle market companies that, in the case of senior secured loans, generally are not broadly syndicated and whose aggregate tranche size is typically less than $300 million. Our portfolio may also include equity interests such as common stock, preferred stock, warrants or options. Pending our investments in new debt investments, we plan to invest a portion of the net proceeds from an offering in cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less from the date of investment, to reduce then-outstanding obligations under our debt instruments, or for other general corporate purposes. The management fee payable by us will not be reduced while our assets are invested in such securities. See “Regulation—Temporary Investments” for additional information about temporary investments we may make while waiting to make longer-term investments in pursuit of our investment objective. The supplement to this prospectus relating to an offering will more fully identify the use of the proceeds from such offering.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference therein, may contain forward-looking statements, which relate to future events or our future performance or financial condition. All statements other than statements of historical facts, including statements regarding our future events or future performance or financial condition, are forward-looking statements. The forward-looking statements contained or incorporated by reference in this prospectus and any applicable prospectus supplement or free writing prospectus may involve risks and uncertainties, including statements as to:

•	our future operating results;

•	our business prospects and the prospects of our portfolio companies;

•	the impact of investments that we expect to make;

•	our contractual arrangements and relationships with third parties;

•	the dependence of our future success on the general economy and its impact on the industries in which we invest;

•	the ability of our portfolio companies to achieve their objectives;

•	our expected financings and investments;

•	the adequacy of our cash resources and working capital;

•	the current and future effects of the COVID-19 pandemic on us and our portfolio companies; and

•	the timing of cash flows, if any, from the operations of our portfolio companies.

Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. The forward-looking statements contained in this prospectus and any applicable prospectus supplement or free writing prospectus involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth as “Risk Factors” in our most recent Annual Report on Form 10-K, as such factors may be updated from time to time in our periodic filings with the SEC, and elsewhere contained or incorporated by reference in this prospectus and any applicable prospectus supplement or free writing prospectus.

Discussions containing forward-looking statements may be found in the sections titled “Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities,” and “Quantitative and Qualitative Disclosures About Market Risk” included in our most recent Annual Report on Form 10-K, as well as any amendments reflected in subsequent filings with the SEC. We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks and uncertainties in the sections titled “Risk Factors” in the applicable prospectus supplement, in the free writing prospectus we may authorize for use in connection with a specific offering, and in our most recent Annual Report on Form 10-K, as well as any amendments reflected in subsequent filings with the SEC.

We base the forward-looking statements included in this prospectus, any prospectus supplement, free writing prospectus and documents incorporated by reference into this prospectus on information available to us on the applicable date of the relevant document. Actual results could differ materially from those anticipated in our forward-looking statements and future results could differ materially from historical performance. You are advised to consult any additional disclosures that we may make directly to you or through reports that we have filed or in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. This prospectus, any prospectus supplement, free writing prospectus and documents incorporated by reference into this prospectus contains or may contain statistics and other data that have been obtained from or compiled from information made available by third-party service providers. We have not independently verified such statistics or data.

PRICE RANGE OF COMMON STOCK

Our common stock is traded on the NASDAQ Global Select Market under the symbol “MFIC.” Prior to August 12, 2022, the Company’s common stock traded on the NASDAQ Global Select Market under the ticker “AINV”. The following table sets forth the range of high and low sales prices of our common stock as reported on the NASDAQ Global Select Market, the sales price as a percentage of net asset value for each fiscal quarter in each of the last two years and the most recent interim period. The stock quotations are interdealer quotations and do not include markups, markdowns or commissions.

	NAV Per Share(1)	Sales Price		Premium (Discount) of High Sales Price to NAV(2)	Premium (Discount) of Low Sales Price to NAV(2)	Dividends Declared
		High	Low
Quarter Ended
December 31, 2022	$15.10	$12.54	$10.06	(16.9)%	(33.4)%	$0.37
September 30, 2022	15.45	13.69	10.13	(11.4)%	(34.4)%	0.32
June 30, 2022	15.52	13.73	10.01	(11.5)%	(35.5)%	0.36
March 31, 2022	15.79	13.99	12.29	(11.4)%	(22.2)%	0.36
December 31, 2021	16.08	13.57	11.75	(15.6)%	(26.9)%	0.36
September 30, 2021	16.07	14.10	12.35	(12.3)%	(23.1)%	0.36
June 30, 2021	16.02	15.27	13.41	(4.7)%	(16.3)%	0.36
March 31, 2021	15.88	14.94	10.40	(5.9)%	(34.5)%	0.36
December 31, 2020	15.59	11.98	7.33	(23.2)%	(53.0)%	0.36
September 30, 2020	15.44	10.40	7.95	(32.6)%	(48.5)%	0.36
June 30, 2020	15.29	11.94	5.25	(21.9)%	(65.7)%	0.45

(1)

NAV per share is determined as of the last day in the relevant quarter and therefore may not reflect the NAV per share on the date of the high and low sales prices. The NAVs shown are based on outstanding shares at the end of the relevant quarter.

(2)	Calculated using the respective high or low sales price divided by the net asset value per share at the end of the relevant quarter.
*	NAV has not yet been finally determined for any day after December 31, 2022.

The last reported price for our common stock on April 11, 2023 was $11.12 per share. As of March 31, 2023, we had 39 stockholders of records.

Shares of business development companies may trade at a market price that is less than the value of the net assets attributable to those shares. The possibility that our shares of common stock will trade at a discount from net asset value or at premiums that are unsustainable over the long term is separate and distinct from the risk that our net asset value will decrease. At times, our shares of common stock have traded at a premium to net asset value and at times our shares of common stock have traded at a discount to the net assets attributable to those shares. It is not possible to predict whether the shares offered hereby will trade at, above, or below net asset value.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The information in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of our most recent Annual Report on Form 10-K and Part 1, Item 2 of our most recent Quarterly Report on Form 10-Q are incorporated herein by reference.

SENIOR SECURITIES

Information about our senior securities (including debt securities and other indebtedness) is shown in the following table as of the nine months ended December 31, 2022, and each year ended March 31 over the past nine fiscal years. The report of Deloitte & Touche LLP covering the total amount of senior securities outstanding for the nine months ended December 31, 2022, and the report of PricewaterhouseCoopers LLP covering the total amount of senior securities outstanding as of March 31, 2022, 2021, 2020, 2019, 2018, 2017, 2016, 2015, and 2014 is included in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus. This information about our senior securities should be read in conjunction with our audited financial statements and related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus.

Class and Year	Total Amount Outstanding(1)	Asset Coverage Per Unit(2)	Involuntary Liquidating Preference Per Unit(3)	Estimated Market Value Per Unit(4)
Senior Secured Facility
Fiscal year ended December 31, 2022	$1,012,503	$1,648	$—	N/A	(5)(10)
Fiscal year ended March 31, 2022	1,080,468	$1,635	—	N/A	(5)(10)
Fiscal year ended March 31, 2021	1,119,186	1,705	—	N/A	(5)
Fiscal year ended March 31, 2020	1,449,402	1,567	—	N/A	(5)
Fiscal year ended March 31, 2019	638,888	2,153	—	N/A	(5)
Fiscal year ended March 31, 2018	285,216	2,770	—	N/A	(5)
Fiscal year ended March 31, 2017	200,923	2,709	—	N/A	(5)
Fiscal year ended March 31, 2016	637,904	2,235	—	N/A	(5)
Fiscal year ended March 31, 2015	384,648	2,288	—	N/A	(5)
Fiscal year ended March 31, 2014	602,261	2,496	—	N/A	(5)
Senior Secured Notes
Fiscal year ended December 31, 2022	$—	$—	$—	—	(10)
Fiscal year ended March 31, 2022	—	—	—	—	(10)
Fiscal year ended March 31, 2021	—	—	—	—
Fiscal year ended March 31, 2020	—	—	—	—
Fiscal year ended March 31, 2019	—	—	—	—	(6)
Fiscal year ended March 31, 2018	16,000	2,770	—	N/A	(6)
Fiscal year ended March 31, 2017	16,000	2,709	—	N/A	(6)
Fiscal year ended March 31, 2016	45,000	2,235	—	N/A	(6)
Fiscal year ended March 31, 2015	270,000	2,288	—	N/A
Fiscal year ended March 31, 2014	270,000	2,496	—	N/A
2042 Notes
Fiscal year ended December 31, 2022	$—	$—	$—	—	(10)
Fiscal year ended March 31, 2022	—	—	—	—	(10)
Fiscal year ended March 31, 2021	—	—	—	—
Fiscal year ended March 31, 2020	—	—	—	—
Fiscal year ended March 31, 2019	—	—	—	—
Fiscal year ended March 31, 2018	—	—	—	—	(7)
Fiscal year ended March 31, 2017	150,000	2,709	—	101.44
Fiscal year ended March 31, 2016	150,000	2,235	—	100.04
Fiscal year ended March 31, 2015	150,000	2,288	—	99.59
Fiscal year ended March 31, 2014	150,000	2,496	—	92.11

Class and Year	Total Amount Outstanding(1)		Asset Coverage Per Unit(2)	Involuntary Liquidating Preference Per Unit(3)		Estimated Market Value Per Unit(4)
2043 Notes
Fiscal year ended December 31, 2022		$—	$—		$—	—	(10)
Fiscal year ended March 31, 2022		—	—		—	—	(10)
Fiscal year ended March 31, 2021		—	—		—	—	(9)
Fiscal year ended March 31, 2020		—	—		—	103.80
Fiscal year ended March 31, 2019		150,000	2,153		—	101.36
Fiscal year ended March 31, 2018		150,000	2,770		—	104.12
Fiscal year ended March 31, 2017		150,000	2,709		—	101.16
Fiscal year ended March 31, 2016		150,000	2,235		—	99.74
Fiscal year ended March 31, 2015		150,000	2,288		—	89.88
Fiscal year ended March 31, 2014		150,000	2,496		—	N/A
2025 Notes
Fiscal year ended December 31, 2022		$350,000	$1,648		$—	N/A	10)
Fiscal year ended March 31, 2022		350,000	$1,635		—	N/A	10)
Fiscal year ended March 31, 2021		350,000	1,705		—	N/A
Fiscal year ended March 31, 2020		350,000	1,567		—	N/A
Fiscal year ended March 31, 2019		350,000	2,153		—	N/A
Fiscal year ended March 31, 2018		350,000	2,770		—	N/A
Fiscal year ended March 31, 2017		350,000	2,709		—	N/A
Fiscal year ended March 31, 2016		350,000	2,235		—	N/A
Fiscal year ended March 31, 2015		350,000	2,288		—	N/A
Fiscal year ended March 31, 2014		—	—		—	N/A
2026 Notes
Fiscal year ended December 31, 2022		$125,000	$1,648		$—	N/A	10)
Fiscal year ended March 31, 2022		125,000	1,635		—	N/A	10)
Fiscal year ended March 31, 2021		—	—		—	—
Fiscal year ended March 31, 2020		—	—		—	—
Fiscal year ended March 31, 2019		—	—		—	—
Fiscal year ended March 31, 2018		—	—		—	—
Fiscal year ended March 31, 2017		—	—		—	—
Fiscal year ended March 31, 2016		—	—		—	—
Fiscal year ended March 31, 2015		—	—		—	—
Fiscal year ended March 31, 2014		—	—		—	—
Convertible Notes
Fiscal year ended December 31, 2022	$			$		$—	(10)
Fiscal year ended March 31, 2022		—	—		—	—	(10)
Fiscal year ended March 31, 2021		—	—		—	—
Fiscal year ended March 31, 2020		—	—		—	—
Fiscal year ended March 31, 2019		—	—		—	—
Fiscal year ended March 31, 2018		—	—		—	—
Fiscal year ended March 31, 2017		—	—		—	—
Fiscal year ended March 31, 2016		—	—		—	—	(8)
Fiscal year ended March 31, 2015		200,000	2,235		—	104.43
Fiscal year ended March 31, 2014		200,000	2,288		—	106.60

Class and Year	Total Amount Outstanding(1)	Asset Coverage Per Unit(2)	Involuntary Liquidating Preference Per Unit(3)	Estimated Market Value Per Unit(4)
Total Debt Securities
Fiscal year ended December 31, 2022	$1,487,503	$1,648	$—	N/A	(10)
Fiscal year ended March 31, 2022	1,555,468	1,635	—	N/A	(10)
Fiscal year ended March 31, 2021	1,469,186	1,705	—	N/A
Fiscal year ended March 31, 2020	1,799,402	1,567	—	N/A
Fiscal year ended March 31, 2019	1,138,888	2,153	—	N/A
Fiscal year ended March 31, 2018	801,216	2,770	—	N/A
Fiscal year ended March 31, 2017	866,923	2,709	—	N/A
Fiscal year ended March 31, 2016	1,332,904	2,235	—	N/A
Fiscal year ended March 31, 2015	1,504,648	2,288	—	N/A
Fiscal year ended March 31, 2014	1,372,261	2,496	—	N/A

(1)	Total amount of each class of senior securities outstanding at the end of the period presented.
(2)

The asset coverage ratio for a class of senior securities representing indebtedness is calculated as our total assets, less all liabilities and indebtedness not represented by senior securities, divided by senior securities representing indebtedness. This asset coverage ratio is multiplied by $1,000 to determine the Asset Coverage Per Unit.

(3)	The amount to which such class of senior security would be entitled upon the involuntary liquidation of the issuer in preference to any security junior to it.
(4)

Not applicable, except for with respect to the 2042 Notes, the 2043 Notes, and the Convertible Notes, as other senior securities do not have sufficient trading for an average market value per unit to be determined. The average market value per unit for each of the 2042 Notes, the 2043 Notes, and the Convertible Notes is based on the closing daily prices of such notes and is expressed per $100 of indebtedness (including for the 2042 Notes and the 2043 Notes, which were issued in $25 increments).

(5)

Included in this amount is foreign currency debt obligations as outlined in Note 7 to the financial statements in our most recent Annual Report on Form 10-K, which are incorporated by reference in this prospectus.

(6)

On October 4, 2015, the Senior Secured Notes, which had an outstanding principal balance of $225,000, matured and were repaid in full. On September 29, 2016, the Senior Secured Notes, Series A, which had an outstanding principal balance of $29,000, matured and were repaid in full. On October 1, 2018, the Senior Secured Notes, Series B, which had an outstanding principal balance of $16,000, matured and were repaid in full.

(7)

On October 16, 2017, the Company redeemed the entire $150 million aggregate principal amount outstanding of the 2042 Notes in accordance with the terms of the indenture governing the 2042 Notes, before its stated maturity.

(8)	On January 15, 2016, the Convertible Notes, which had an outstanding principal balance of $200,000, matured and were repaid in full.
(9)

On August 12, 2019, the Company redeemed the entire $150 million aggregate principal amount outstanding of the 2043 Notes in accordance with the terms of the indenture governing the 2043 Notes, before its stated maturity.

(10)	The Fiscal Year Ended March 31, 2022 represents the twelve months ended March 31, 2022, and the Fiscal Year Ended December 31, 2022 represents the nine months ended December 31, 2022.

MANAGEMENT

For more information relating to our management, please see the section titled “Business” in our most recent Annual Report on Form 10-K and the section titled “Election of Directors” and “Corporate Governance” in our most recent Definitive Proxy Statement filed with the SEC on June 23, 2022, which are incorporated by reference into this prospectus.

The following individuals (the “Portfolio Managers”) have senior responsibility for the management of our investment portfolio: Howard Widra, Tanner Powell, Patrick Ryan and Ted McNulty. Mr. McNulty is AIM’s Chief Investment Officer and has primary responsibility for the day-to-day implementation and management of our investment portfolio.

Mr. Widra has been with Apollo and/or its affiliates since 2013 and serves as Apollo’s Head of Direct Origination. He was appointed Executive Chairman on August 1, 2022. He served as the Company’s Chief Executive Officer from June 2016 to May 2018. He has also been a Director since May 2018. Mr. Widra was a co-founder of MidCap Financial, a middle-market specialty finance firm with $21.3 billion of annual originations, and was formerly its Chief Executive Officer. Prior to MidCap Financial, Mr. Widra was the founder and President of Merrill Lynch Capital Healthcare Finance. Prior to Merrill Lynch, Mr. Widra was President of GE Capital Healthcare Commercial Finance and held senior roles in its predecessor entities including President of Heller Healthcare Finance, and COO of Healthcare Financial Partners. Mr. Widra holds a J.D., Cum Laude, from the Harvard Law School and a BA from the University of Michigan.

Mr. Powell joined Apollo in 2006. Mr. Powell was appointed Chief Executive Officer of the Company on August 1, 2022. He served as a President of the Company from May 2018 to August 1, 2022 and served as Chief Investment Officer for the Company’s investment adviser from June 2016 to August 1, 2022. Mr. Powell is a Partner and Portfolio Manager in MFIC’s Direct Origination business. He holds leadership roles in MFIC’s Credit Business, including its aircraft leasing and lending businesses. From 2004 to 2006, Mr. Powell served as an analyst in Goldman Sachs’ Principal Investment Area (PIA). From 2002 to 2004, Mr. Powell was an analyst in the Industrials group at Deutsche Bank. He graduated from Princeton University with a BA in political economy.

Mr. Ryan joined Apollo in 2015 as Apollo’s Chief Credit Officer, responsible for overseeing credit underwriting processes, serving on Investment Committees and assisting with the management of concentration risks across the portfolio. Prior to joining Apollo, Mr. Ryan was at Citibank and its predecessors since 1996 in various Senior Credit Officer roles across all of Citi’s asset classes and geographies, including most recently serving as Chief Credit Officer for Citi’s $600 billion corporate credit portfolio and Chief Risk Officer overseeing risk governance and risk management for Citibank N.A.’s $1.3 trillion balance sheet.

Mr. McNulty joined Apollo in 2014. He is a Managing Director in Apollo’s Credit business. He was appointed President and Chief Investment Officer of the Company on August 1, 2022. Prior to joining Apollo, Mr. McNulty ran the mezzanine and later merchant banking business for a subsidiary of Mitsubishi UFJ, and was a director at Haland before that. Previously, he held various roles at JPMorgan and its predecessor institutions, primarily in leveraged finance. Mr. McNulty received an MBA from the Kellogg School of Management and a BA in Government from Harvard University.

Other Accounts Managed. As of December 31, 2022, the Portfolio Managers were primarily responsible for the day-to-day portfolio management of the following accounts:

Name of Portfolio Manager	Type of Accounts	Total Number of Accounts Managed	Total Assets (in millions)(1)	Number of Accounts Managed for which Advisory Fee is Based on Performance	Total Assets for which Advisory Fee is Based on Performance (in millions)(2)
Howard Widra	Registered Investment Companies:	None	$—	—	$—
	Other Pooled Investment Vehicles:	6	$17,064	1	$12,217
	Other Accounts:	1	1,730	—	$—
Tanner Powell	Registered Investment Companies:	None	$—	—	$—
	Other Pooled Investment Vehicles:	1	$630	1	$528
	Other Accounts:	None	$—	—	$—
Patrick Ryan	Registered Investment Companies:	None	$—	—	$—
	Other Pooled Investment Vehicles:	None	$—	—	$—
	Other Accounts:	None	$—	—	$—
Ted McNulty	Registered Investment Companies:	None	$—	—	$—
	Other Pooled Investment Vehicles:	None	$—	—	$—
	Other Accounts:	None	$—	—	$—

(1)	Total assets represents assets under management as defined by Apollo Global Management, Inc., which includes unfunded commitments.
(2)	Represents the assets under management of the accounts managed that generate incremental fees in addition to management fees.

Compensation. AIM’s financial arrangements with the Portfolio Managers, its competitive compensation and its career path emphasis at all levels reflect the value senior management places on key resources. Compensation may include a variety of components and may vary from year to year based on a number of factors. The principal components of compensation include base compensation and discretionary compensation.

Base Compensation. Generally, Portfolio Managers receive an annual salary that is consistent with the market rate of annual salaries paid to similarly situated investment professionals.

Discretionary Compensation. Portfolio Managers also receive discretionary compensation generally consisting of two components: an annual bonus and carried interest.

•

Annual Bonus. Generally, a Portfolio Manager receives an annual bonus based on such person’s individual performance, operational performance for the Apollo-advised accounts for which such person serves, and such Portfolio Manager’s impact on the overall operating performance and potential to contribute to long-term value and growth. A portion of each annual bonus may be deferred, and, at the discretion of Apollo, may be in the form of cash or equity of an Apollo entity, such as restricted stock units of Apollo Global Management, Inc.

•	Carried Interest. Generally, a Portfolio Manager receives carried interests with respect to the Apollo-advised accounts, subject to standard terms and conditions, including vesting.

Material Conflicts of Interest. Actual or apparent conflicts of interest may arise when a Portfolio Manager has day-to-day management responsibilities with respect to more than one fund or other account.

Certain inherent conflicts of interest arise from the fact that the Portfolio Managers, AIM and its affiliates provide investment management services both to us and the other Apollo-advised accounts, including other funds, client accounts, proprietary accounts and any other investment vehicles that AIM and its affiliates may establish from time to time, in which we will not have an interest. The Portfolio Managers, AIM and its affiliates may give advice and recommend securities to the other Apollo-advised accounts that may differ from advice given to, or securities recommended or bought for, us, even though their investment objectives may be the same or similar to ours.

AIM will seek to manage potential conflicts of interest in good faith; nonetheless, the portfolio strategies employed by the Portfolio Managers, AIM and its affiliates in managing the other Apollo-advised accounts could conflict with the transactions and strategies employed by the Portfolio Managers in managing us and may affect the prices and availability of the securities and instruments in which we invest. Conversely, participation in specific investment opportunities may be appropriate, at times, for both us and the other Apollo-advised accounts. It is the policy of AIM to generally share appropriate investment opportunities (and sale opportunities) with the other Apollo-advised accounts to the extent consistent with applicable legal requirements. In general, this policy will result in such opportunities being allocated pro rata among us and the other Apollo-advised accounts. Nevertheless, investment and/or opportunities may be allocated other than on a pro rata basis, to the extent it is done in good faith and does not, or is not reasonably expected to, result in an improper disadvantage or advantage to one participating Apollo-advised account as compared to another participating Apollo-advised account.

In the event investment opportunities are allocated among us and the other Apollo-advised accounts, we may not be able to structure our investment portfolio in the manner desired. Although AIM endeavors to allocate investment opportunities in a fair and equitable manner, it is possible that we may not be given the opportunity to participate in certain investments made by the other Apollo-advised accounts or portfolio managers affiliated with AIM. Furthermore, we and the other Apollo-advised accounts may make investments in securities where the prevailing trading activity may make impossible the receipt of the same price or execution on the entire volume of securities purchased or sold by us and the other Apollo-advised accounts. When this occurs, the various prices may be averaged, and we will be charged or credited with the average price. Thus, the effect of the aggregation may operate on some occasions to our disadvantage. In addition, under certain circumstances, we may not be charged the same commission or commission equivalent rates in connection with a bunched or aggregated order.

It is possible that other Apollo-advised accounts may make investments in the same or similar securities at different times and on different terms than us. From time to time, we and the other Apollo-advised accounts may make investments at different levels of an issuer’s capital structure or otherwise in different classes of an issuer’s securities. Such investments may inherently give rise to conflicts of interest or perceived conflicts of interest between or among the various classes of securities that may be held by such entities. Conflicts may also arise because portfolio decisions regarding us may benefit the other Apollo-advised accounts. For example, the sale of a long position or establishment of a short position by us may impair the price of the same security sold short by (and therefore benefit) one or more Apollo-advised accounts, and the purchase of a security or covering of a short position in a security by us may increase the price of the same security held by (and therefore benefit) one or more Apollo-advised accounts.

Although the professional staff of AIM will devote as much time to our management as AIM deems appropriate to perform its obligations, the professional staff of AIM may have conflicts in allocating its time and services among us and AIM’s other investment vehicles and accounts. AIM and its affiliates are not restricted from forming additional investment funds, from entering into other investment advisory relationships or from engaging in other business activities, even though such activities may be in competition with us and/or may involve substantial time and resources of AIM and its professional staff. These activities could be viewed as creating a conflict of interest in that the time and effort of the members of AIM and their officers and employees will not be devoted exclusively to our business but will be allocated between our business and the management of the monies of other clients of AIM.

Variation in Compensation. A conflict of interest may arise where the financial or other benefits available to a Portfolio Manager differ among the accounts that he or she manages. If the structure of AIM’s management fee or the Portfolio Manager’s compensation differs among accounts (such as where certain accounts pay higher management fees or performance based management fees), the Portfolio Managers may be motivated to favor certain accounts over others. The Portfolio Managers also may be motivated to favor accounts in which they have investment interests, or in which AIM or its affiliates have investment interests. Similarly, the desire to maintain assets under management or to enhance a Portfolio Manager’s performance record or to derive other rewards, financial or otherwise, could influence the Portfolio Manager in affording preferential treatment to those accounts that could most significantly benefit the Portfolio Manager. For example, as reflected above, if a Portfolio Manager manages accounts which have performance fee arrangements, certain portions of his or her compensation will depend on the achievement of performance milestones on those accounts. The Portfolio Manager could be incented to afford preferential treatment to those accounts and thereby be subject to a potential conflict of interest.

We and AIM have adopted compliance policies and procedures that are reasonably designed to address the various conflicts of interest that may arise for AIM and its staff members. However, there is no guarantee that such policies and procedures will be able to detect and prevent every situation in which an actual or potential conflict may arise.

Beneficial Ownership of Securities. The following table sets forth the dollar range of our equity securities beneficially owned by each of the Portfolio Managers as of December 31, 2022.

Name of Portfolio Manager	Dollar Range of Equity Securities in MidCap Financial Investment Corporation(1)
Tanner Powell	$500,001—$1,000,000
Howard Widra	over $1,000,0000
Patrick Ryan	None
Ted McNulty	$100,001-$500,000

(1)	Dollar ranges are as follows: None, $1—$10,000, $10,001—$50,000, $50,001—$100,000, $100,001—$500,000, $500,001—$1,000,000 or over $1,000,000.

CERTAIN RELATIONSHIPS

We have entered into an investment advisory management agreement with AIM. Certain of our senior officers and our chairman of the Board of Directors have ownership and financial interests in AIM. Certain of our senior officers also serve as principals of other investment managers affiliated with AIM that may in the future manage investment funds with investment objectives similar to ours. In addition, our executive officers and directors and the partners of our Investment Adviser, AIM, serve or may serve as officers, directors or principals of entities that operate in the same or related line of business as we do, or of investment funds managed by its affiliates, although we may not be given the opportunity to participate in certain investments made by investment funds managed by advisers affiliated with AIM. However, our Investment Adviser and its affiliates intend to allocate investment opportunities in a fair and equitable manner consistent with our investment objectives and strategies so that we are not disadvantaged in relation to any other client. See Part I, Item 1A of our most recent Annual Report on Form 10-K, “Related Party Transactions” in Part II, Item 7 of our most recent Annual Report on Form 10-K and in Note 4 to our financial statements in our most recent Annual Report on Form 10-K, which are incorporated herein by reference. For information on payments made under the Investment Advisory Agreement, see “Related Party Transactions” in Part II, Item 7 of our most recent Annual Report on Form 10-K and in Note 4 to our financial statements in our most recent Annual Report on Form 10-K, which are incorporated herein by reference.

We have entered into a royalty-free license agreement with AGM, pursuant to which AGM has agreed to grant us a non-exclusive license to use the name “Apollo.” Under the license agreement, we have the right to use the “Apollo” name for so long as AIM or one of its affiliates remains our Investment Adviser. In addition, we rent office space from AIA, an affiliate of AIM, and pay Apollo Administration our allocable portion of overhead and other expenses incurred by AIA in performing its obligations under our administration agreement with AIA, including our allocable portion of the cost of our chief financial officer, chief compliance officer, chief legal officer and their respective staffs, which can create conflicts of interest that our Board of Directors must monitor. We may invest, to the extent permitted by law, on a concurrent basis with affiliates of AIM, subject to compliance with applicable regulations, exemptive relief, SEC staff no-action positions and our allocation procedures. For more information, including on payments made under the license agreement, see Part I, Item I of our most recent Annual Report on Form 10-K, which is incorporated herein by reference.

In addition, we have entered into a trademark license agreement with Apollo Capital Management, L.P., which grants us a non-exclusive license to use the name “MidCap Financial.”

CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS

As of March 24, 2023, to our knowledge, there were no persons that owned more than 25% of our outstanding voting securities, and no person would be deemed to control us, as such term is defined in the 1940 Act.

The following table sets forth, as of March 24, 2023, certain ownership information with respect to our common stock for each person whom we believe, based upon Schedule 13D, Schedule 13G, Form 13F or other filings by such person with the SEC and other information obtained from such person, may beneficially own 5% or more of our outstanding common stock, and for all officers and directors as a group as of March 24, 2023. Unless otherwise indicated, we believe that each beneficial owner set forth in the table has sole voting and investment power over such securities.

Name and address of Beneficial Owner	Type of ownership(1)	Shares owned	Percentage of common stock outstanding
Apollo Principal Holdings III LP(2)	Beneficial	2,490,220	3.80%
All officers and directors as a group (15 persons)	Beneficial	589,800	*
Independent Directors
Jeanette W. Loeb	Beneficial	7,000	*
Barbara Matas	Beneficial	7,000	*
Frank C. Puleo	Beneficial	9,726	*
R. Rudolph Reinfrank	Beneficial	8,333	*
Elliott Stein, Jr.	Beneficial	11,217	*
Emanuel Pearlman	—	—	—
Interested Directors
John J. Hannan	Beneficial	112,739	*
Howard T. Widra	Beneficial	349,690	*
Carmencita N. M. Whonder	—	—	—
Executive Officers
Gregory W. Hunt	Beneficial	13,290	*
Kristin Hester	—	—	—
Tanner Powell	Beneficial	53,606	*
Ted McNulty	Beneficial	16,966	*
Ryan Del Giudice	—	—	—
Amit Joshi	Beneficial	233	*

*	Represents less than 1%.
(1)	All of our common stock is owned of record by Cede & Co., as nominee of The Depository Trust Company.
(2)	Apollo Principal Holdings III LP is an affiliate of the Company and does not beneficially own more than 5% of our outstanding common stock.

The following table sets forth the dollar range of our equity securities beneficially owned by each of our directors as of March 24, 2023. Information as to the beneficial ownership is based on information furnished to MFIC by such persons. (We are not part of a “family of investment companies” as that term is defined in the 1940 Act).

Name of Director	Dollar Range of Equity Securities in MidCap Financial Investment Corporation(1)
Independent Directors
Jeanette Loeb(2)	$50,001–$100,000
Barbara Matas	$50,001–$100,000
Frank C. Puleo	$100,001–$500,000
R. Rudolph Reinfrank	$50,001–$100,000
Elliot Stein, Jr.(2)	$100,001–$500,000
Emanuel Pearlman	None
Interested Directors
John J. Hannan(2)	over $1,000,000
Carmencita Whonder	None
Howard T. Widra	over $1,000,000

(1)	Dollar ranges are as follows: None, $1—$10,000, $10,001—$50,000, $50,001—$100,000, $100,001—$500,000, $500,001—$1,000,000 or over $1,000,000.
(2)	Dollar range includes shares held through indirect beneficial ownership of a family trust.

BUSINESS

The information in “Business” in Part I, Item 1, “Properties” in Part I, Item 2 and “Legal Proceedings” in Part I, Item 3 of our most recent Annual Report on Form 10-K is incorporated herein by reference.

PORTFOLIO COMPANIES

The following is a listing of each portfolio company or its affiliate, together referred to as portfolio companies, in which we had an investment at December 31, 2022. A percentage shown for a class of investment securities held by us represents the percentage of the class owned and does not necessarily represent voting ownership. A percentage shown for equity securities, other than warrants or options, represents the actual percentage of the class of security held on a fully diluted basis. A percentage shown for warrants and options held represents the percentage of a class of security we may own assuming we exercise our warrants or options after dilution. See the financial statements to this prospectus, which have been incorporated by reference, and any accompanying prospectus supplement and any related free writing prospectus for information regarding the fair value of these securities and for the general terms of any loans to the portfolio companies.

The portfolio companies are presented in three categories: “companies more than 25% owned,” which represent portfolio companies with respect to which we directly or indirectly own more than 25% of the outstanding voting securities of such portfolio company and, therefore, unless otherwise noted, are presumed to be controlled by us under the 1940 Act; “companies owned 5% to 25%,” which represent portfolio companies with respect to which we directly or indirectly own 5% to 25% of the outstanding voting securities of such portfolio company or with respect to which we hold one or more seats on the portfolio company’s board of directors and, therefore, are deemed to be an affiliated person under the 1940 Act; and “companies less than 5% owned,” which represent portfolio companies with respect to which we directly or indirectly own less than 5% of the outstanding voting securities of such portfolio company and with respect to which we have no other affiliations. We make available significant managerial assistance to our portfolio companies. We generally request and may receive rights to observe the meetings of our portfolio companies’ board of directors.

Name and Address of Portfolio Company	Nature of its Principal Business	Title of Securities Held by MidCap Financial Investment Corporation	Percentage of Class Held(1)
Companies More Than 25% Owned

ChyronHego Corporation 532 Broadhollow Rd Melville, NY 11747	High Tech Industries	Preferred Equity, 1st Lien	87.0%

Golden Bear 2016-R, LLC (2) 1201 North Organ Street Suite 800 Wilmington, DE 19801-1186	Diversified Investment Vehicles, Banking, Finance, Real Estate	Structured Products and Other	100.0	%(3)

Merx Aviation Finance, LLC 57 W. 57th St. Suite 325 New York, NY 10019	Aviation and Consumer Transport	Common Equity/Partnership Interests, 1st Lien	100.0	%(4)

MSEA Tankers, LLC (2) 19 Hilary Street, St Helier, Jersey JE4 8SG	Transportation – Cargo, Distribution	Common Equity/Partnership Interests	98.0%

Renew Financial LLC (f/k/a Renewable Funding, LLC) (2) 1221 Broadway, 4th Floor Oakland, CA 94612	Energy – Electricity	Preferred Equity, Common Equity/Partnership Interests	47.8%

SHD Oil & Gas, LLC (Spotted Hawk) 1650 Tysons Blvd. Suite 900 Mclean, VA 22102	Energy – Oil & Gas	Common Equity/Partnership Interests	76.0%

Companies 5% to 25% Owned

AIC SPV Holdings II, LLC 2711 Centerville Road, Suite 400 Wilmington, DE 19808	Energy – Electricity	Preferred Equity	14.3	%(5)

Name and Address of Portfolio Company	Nature of its Principal Business	Title of Securities Held by MidCap Financial Investment Corporation	Percentage of Class Held(1)
AVAD, LLC 5805 Sepulveda Boulevard Suite 750 Sherman Oaks, CA 91411	Manufacturing, Capital Equipment	Preferred Equity, Common Equity/Partnership Interests, 1st Lien	10.0%

Carbonfree Chemicals SPE I LLC (f/k/a Maxus Capital Carbon SPE I LLC) 11839 Nacogdoches Road San Antonio, TX 78217	Chemicals, Plastics & Rubber	Common Equity/Partnership Interests	8.6%

FC2 LLC 11839 Nacogdoches Road San Antonio, TX 78217	Chemicals, Plastics & Rubber	Common Equity/Partnership Interests, 1st Lien	5.0%

KLO Holdings, LLC (2) 1790 Sun Dolphin Rd Muskegon, MI 49444	Consumer Goods – Durable	Common Equity/Partnership Interests, 1st Lien	10.0%

Pelican Energy, LLC (2) 809 Northwest 57th Street Oklahoma City, Oklahoma 73118	Energy – Oil & Gas	Common Equity/Partnership Interests	14.4%

Solarplicity Group Limited (f/k/a AMP Solar UK) (2) Unit 8 Peerglow Centre, Marsh Lane, Ware, Hertfordshire, United Kingdom, SG12 9QL	Energy – Electricity	Preferred Equity, Common Equity/Partnership Interests, 1st Lien	22.5%

Companies Less Than 5% Owned

3D Protein 601 N 13Th St, Monett, MO, 65708	Consumer Goods – Non-durable	1st Lien	—

83bar 11211 Taylor Draper Lane Suite 115 Austin, TX, 78759	Healthcare & Pharmaceuticals	1st Lien	—

A&V Holdings MidCo, LLC 301 Benjamin Road, Suite 101 Tampa, FL 33634	Consumer Goods – Durable	1st Lien	—

Access Information 900 NW 63rd Street Oklahoma City, Oklahoma 73116	Business Services	2nd Lien	—

Acronis AG (2) Rheinweg 9 Schaffhausen, Switzerland 8200	High Tech Industries	1st Lien	—

Activ 1180 Headquarters Plaza West Tower Fourth Floor Morristown, NJ, 07960	Consumer Services	1st Lien	—

Akoya Bioscience Inc. 100 Campus Drive, Fl. 6 Marlborough, MA 01752	Healthcare & Pharmaceuticals	1st Lien	—

Alcami 2320 Scientific Park Drive Wilmington, NC 28405	Healthcare & Pharmaceuticals	1st Lien	—

Name and Address of Portfolio Company	Nature of its Principal Business	Title of Securities Held by MidCap Financial Investment Corporation	Percentage of Class Held(1)
AlpineX One California Street Suite 2900 San Francisco, CA 94111	Business Services	1st Lien	—

Ambrosia Buyer Corp. 505 Collins Street South Attleboro, MA 02703	Business Services	2nd Lien	—

American Megatrends 5555 Oakbrook Pkwy Building 200, Norcross, GA 30093	High Tech Industries	1st Lien	—

AML Rightsource 200 Public Square Suite 3100 Cleveland, OH 44114	Business Services	1st Lien	—

Analogic Corporation 8 Centennial Drive Peabody, MA 01960	Healthcare & Pharmaceuticals	1st Lien	—

Banner Solutions 1000 North Century Avenue Kansas City, MO 64120	Wholesale	Common Equity/Partnership Interests, 1st Lien	0.50%

Beacon Mobility 70 Post Office Park Wilbraham, MA 01095	Transportation – Cargo, Distribution	1st Lien	—

Berner Foods 2034 E Factory Rd Dakota, IL 61018	Beverage, Food & Tobacco	1st Lien	—

Bird 406 Broadway Avenue Suite 369 Santa Monica, CA 90401 United States	Consumer Services	1st Lien	—

Bolthouse Farms 7200 East Brundage Lane Bakersfield, CA 93307	Beverage, Food & Tobacco	Common Equity/Partnership Interests	0.30%

Calero Holdings, Inc. Eagle’s Landing Business Park Building 100, Suite 120 1565 Jefferson Road Rochester NY, 14623	High Tech Industries	1st Lien	—

Carbon 6 4000 Washington Road Suite 104 Fort Mcmurray, PA 15317	Healthcare & Pharmaceuticals	Preferred Equity, 1st Lien	0.40%

Cato Research 2000 Centregreen Way Suite 300 Cary, North Carolina 27513	Healthcare & Pharmaceuticals	1st Lien	—

Name and Address of Portfolio Company	Nature of its Principal Business	Title of Securities Held by MidCap Financial Investment Corporation	Percentage of Class Held(1)
Celerion 621 Rose Street Lincoln, Nebraska 68502	Healthcare & Pharmaceuticals	1st Lien	—

Celink P.O. Box 40724 Lansing, MI 48901	Diversified Investment Vehicles, Banking, Finance, Real Estate	1st Lien	—

Cerus Corporation (2) 2550 Stanwell Drive Concord, California 94520	Healthcare & Pharmaceuticals	1st Lien	—

Clarus Commerce 500 Enterprise Dr. Rocky Hill, CT 06067	Consumer Services	1st Lien	—

Club Car Wash 1213 Old 63 N Suite 104 Columbia, Missouri 65201	Automotive	1st Lien	—

CNSI 2277 Research Blvd Rockville, MD 20850	Healthcare & Pharmaceuticals	1st Lien	—

Compass Health Middleburg Heights OH, 44130-7935	Healthcare & Pharmaceuticals	1st Lien	—

Congruex 590 Madison Ave. New York, NY 10065	Utilities – Electric	1st Lien	—

Continuum Global Solutions, LLC 2000 Avenue of the Stars North Tower 8th Floor Los Angeles, CA 90067	Business Services	Preferred Equity	0.60%

Crowne Automotive 83 Enterprise Drive Marshfield, MA 02050	Automotive	1st Lien	—

Dairy.com 3801 Parkwood Blvd Suite 300 Frisco, TX 75034	High Tech Industries	1st Lien	—

Dan Dee 106 Harbor Drive Jersey City, NJ 07305-4506	Consumer Goods – Non-durable	Preferred Equity, 1st Lien	1.20%

Digital.ai Software Holdings, Inc. 5717 Legacy Dr., Ste. 250 Plano, TX 75024	High Tech Industries	1st Lien	—

Electro Rent Corporation 360 North Crescent Drive, South Building Beverly Hills, CA 90210	Business Services	2nd Lien	—

Elo Touch Elo Touch Solutions, Inc. 670 N McCarthy Blvd Milpitas, CA 95035	Business Services	1st Lien	—

Name and Address of Portfolio Company	Nature of its Principal Business	Title of Securities Held by MidCap Financial Investment Corporation	Percentage of Class Held(1)
EmpiRx 155 Chestnut Ridge Rd, Montvale, NJ 07645	Healthcare & Pharmaceuticals	1st Lien	—

Englert 1200 Amboy Avenue Perth Amboy, NJ 08861	Construction & Building	Common Equity/Partnership Interests, 1st Lien	0.40%

Ensemble Health 11511 Reed Hartman Hwy Blue Ash, OH 45241	Business Services	1st Lien	—

Erickson Inc. 5550 SW Macadam Avenue Suite 200 Portland, Oregon 97239	Aerospace & Defense	1st Lien	—

FingerPaint Marketing 395 Broadway Saratoga Springs NY 12866	Advertising, Printing & Publishing	Common Equity/Partnership Interests, 1st Lien	0.10%

Forge Biologics 3900 Gantz Rd, Grove City, OH 43123	Healthcare & Pharmaceuticals	1st Lien	—

Gateway Services 109 - 230 Hanlon Creek Boulevard Guelph, Ontario N1C 0A1 Canada	Healthcare & Pharmaceuticals	1st Lien	—

Go Car Wash Management, Corp. 2200 East Wilams Feld #20 Gilbert, AZ 85295	Consumer Services	1st Lien	—

GoHealth 214 West Huron St. Chicago, IL 60654	High Tech Industries	1st Lien	—

Gossamer (2) 3013 Science Park Road Suite 200 San Diego, CA 92121	Healthcare & Pharmaceuticals	1st Lien	—

Guernsey 304 South Jones Blvd Suite 5700 Las Vegas, NV 89107	Hotel, Gaming, Leisure, Restaurants	1st Lien	—

Health & Safety Institute 1450 Westec Drive Eugene, OR 97402	Healthcare & Pharmaceuticals	Common Equity/Partnership Interests, 1st Lien, Unsecured Debt	0.60%

Heniff and Superior 2015 Spring Road Ste. 780 Oak Brook, IL 60523	Transportation – Cargo, Distribution	1st Lien	—

Hero Digital 555 Montgomery Street Suite 1250 San Francisco, CA 94111	Advertising, Printing & Publishing	Common Equity/Partnership Interests, 1st Lien	0.10%

Name and Address of Portfolio Company	Nature of its Principal Business	Title of Securities Held by MidCap Financial Investment Corporation	Percentage of Class Held(1)
High Street Insurance Harbour View Centre 333 West Grandview Pkwy Suite 201 Traverse City, MI 49684	Insurance	1st Lien	—

Hive 3331 West 29th Street Greeley, Colorado 80631	Beverage, Food & Tobacco	Preferred Equity; Common Equity/Partnership Interests; 1st Lien	1.10%

IMA Group Management Company, LLC 2015 Spring Road, Ste. 780 Oak Brook, IL 60523	Healthcare & Pharmaceuticals	1st Lien	—

International Cruise & Excursion Gallery, Inc. 7720 N Dobson Rd Scottsdale, AZ 85256	High Tech Industries	1st Lien	—

IPS 3701 East Conant Street Long Beach, CA 90808	Retail	1st Lien	—

IRP 9 W. 57th Street New York, NY 10019	Business Services	Common Equity/Partnership Interests, 1st Lien	0.40%

Jacent Strategic Merchandising 860 Welsh Rd Huntingdon Valley, PA 19006	Business Services	Preferred Equity, Common Equity/Partnership Interests, 1st Lien	0.60%

Jones & Frank 100 Perimeter Park Dr STE H Morrisville, NC 27560	Business Services	1st Lien	—

K&N Parent, Inc. 1455 Citrus St. Riverside, California 92507	Automotive	2nd Lien	—

Kauffman Intermediate, LLC 701 Ransdell Rd. Lebanon, IN 46052	Manufacturing, Capital Equipment	Common Equity/Partnership Interests, 1st Lien	0.30%

KDC US Holdings 1000 Robins Rd Lynchburg, Va 24504	Consumer Goods – Durable	1st Lien	—

KureSmart 116 Defense Highway Suite 403 Annapolis, MD 21401	Healthcare & Pharmaceuticals	Common Equity/Partnership Interests, 1st Lien	0.20%

LashCo 3109 Kirby Drive Houston, TX 77098	Consumer Goods – Non-durable	1st Lien	—

LendingPoint, LLC 1201 Roberts Blvd, Ste 200 Kennesaw, GA 30144	Consumer Services	1st Lien	—

Name and Address of Portfolio Company	Nature of its Principal Business	Title of Securities Held by MidCap Financial Investment Corporation	Percentage of Class Held(1)
Liqui Box Holdings, Inc. 901 East Byrd Street, #1105 Richmond, VA 23219	Consumer Goods – Durable	1st Lien	—

LucidHealth 100 E. Campus View Blvd., Suite 100 Columbus, OH 43235	Healthcare & Pharmaceuticals	1st Lien	—

Mannkind Corporation 30930 Russell Ranch Road Westlake Village California 91362	Healthcare & Pharmaceuticals	Common Equity/Partnership Interests, 1st Lien	0.10%

Maxor National Pharmacy Services, LLC 320 South Polk Street, Suite 100 Amarillo, TX 79101	Healthcare & Pharmaceuticals	1st Lien	—

Medical Guardian, LLC 1818 Market St Philadelphia, PA 19103	Healthcare & Pharmaceuticals	1st Lien	—

MedPlast Holdings Inc. 405 W Geneva Drive Tempe, AZ 85282	Manufacturing, Capital Equipment	2nd Lien	—

MidWest Vision Partners Management, LLC 500 W. Madison St. Suite 3110 Chicago, IL 60661	Healthcare & Pharmaceuticals	1st Lien	—

Modern Campus 1320 Flynn Road Ste. 100 Camarillo, CA 93012	High Tech Industries	Common Equity/Partnership Interests, 1st Lien	0.50%

MYCOM (2) 4th Floor, The Urban Building 3-9 Albert St Slough SL1 2BE, United Kingdom	High Tech Industries	1st Lien	—

Naviga 7900 International Drive Suite 800 Bloomington, MN 55425	Business Services	1st Lien	—

New Era Technology, Inc. 11 Melanie Lane #9 East Hanover, NJ 07936	High Tech Industries	1st Lien	—

NFA Group (2) 71 Cowley Road Uxbridge, Middlesex, UB8 2AE	Education	1st Lien	—

NSi Industries 9730 Northcross Center Court Huntersville, NC 28078	Consumer Goods – Durable	Common Equity/Partnership Interests, 1st Lien	—

Orchard Therapeutics plc (2) 108 Cannon Street United Kingdom London EC4N 6EU	Healthcare & Pharmaceuticals	1st Lien	—

Name and Address of Portfolio Company	Nature of its Principal Business	Title of Securities Held by MidCap Financial Investment Corporation	Percentage of Class Held(1)
Orgain, Inc. 16631 Millikan Ave Irvine, CA 92606-5028	Beverage, Food & Tobacco	Common Equity/Partnership Interests	1.90%

Ovation Fertility 15821 Ventura Blvd Ste. 550 Los Angeles, CA 91436	Healthcare & Pharmaceuticals	1st Lien	—

Paladone (2) Paladone Products Ltd Apex House Dolphin Way Shoreham-by-Sea West Sussex BN43 6NZ	Consumer Goods – Non-durable	Common Equity/Partnership Interests, 1st Lien	0.20%

Paragon 28 14445 Grasslands Drive Suite 3115 Englewood, CO, 80112	Healthcare & Pharmaceuticals	1st Lien	—

PARS Group LLC 11411 NE 124th St. #170 Kirkland, WA 98034	Hotel, Gaming, Leisure, Restaurants	1st Lien	—

Partner Therapeutics, Inc. 19 Muzzey Street Lexington, MA 02421	Healthcare & Pharmaceuticals	Preferred Equity, Warrants, 1st Lien	1.60%

PGM Holdings Corporation 25541 Commercentre Drive Suite 100 Lake Forest, CA 92630	Insurance	1st Lien	—

PHS Buyer, Inc. 39 East Engleridge Drive Suite 102 North Salt Lake, UT 84054	Healthcare & Pharmaceuticals	1st Lien	—

PrimeFlight Aviation Services, Inc. Three Sugar Creek Center Suite 450 Sugar Land, TX 77478	Aviation and Consumer Transport	1st Lien	—

Pro-Vigil Holding Company, LLC 100 Corporate Court South Plainfield, NJ 07080	High Tech Industries	1st Lien	—

PSE PO Box 322 Williamstown NJ, 08094	Business Services	Common Equity/Partnership Interests, 1st Lien	0.20%

PSI Services, LLC 2950 N Hollywood Way Suite 200 Burbank, CA 91505	Business Services	1st Lien	—

Purchasing Power, LLC 676 North Michigan Avenue Suite 3300 Chicago, IL 60611	Diversified Investment Vehicles, Banking, Finance, Real Estate	1st Lien	—

Name and Address of Portfolio Company	Nature of its Principal Business	Title of Securities Held by MidCap Financial Investment Corporation	Percentage of Class Held(1)
Relation Insurance 1277 Treat Blvd Suite 400 Walnut Creek, CA 94597	Insurance	1st Lien	—

Renovo 14241 Dallas Pkwy #1230 Dallas, TX 75254	Consumer Services	1st Lien	—

RHA Health Services 4700 Homewood Ct # 300 Raleigh, NC 27609	Healthcare & Pharmaceuticals	1st Lien	—

Rigel Pharmaceuticals, Inc. 1180 Veterans Blvd. South San Francisco, CA 94080	Healthcare & Pharmaceuticals	1st Lien	—

Rise Baking 828 Kasota Ave SE, Minneapolis, MN 55414	Beverage, Food & Tobacco	1st Lien	—

Schlesinger Group, Inc. 101 South Wood Avenue Iselin, NJ 08830	High Tech Industries	1st Lien	—

Securus Technologies Holdings, Inc. 14651 Dallas Parkway Suite 600 Dallas, TX 75254	Telecommunications	2nd Lien	—

Sequential Brands Group, Inc. (2) 601 W 26th Street 9th Floor New York, NY, 10001	Consumer Goods – Non-durable	Common Equity/Partnership Interests, 1st Lien; 2nd Lien	0.50%

Simeio Group Holdings 55 Ivan Allen Jr. Blvd NW #350 Atlanta, GA 30308	High Tech Industries	1st Lien	—

Sirsi Corporation 3700 North Ashton Boulevard Suite 500 Lehi, UT 84043	High Tech Industries	1st Lien	—

Soliant Holdings, LLC 1979 Lakeside Parkway Suite 800 Tucker, GA 30084	Business Services	Common Equity/Partnership Interests	0.10%

Sonar Entertainment, Inc. 2121 Avenue of the Starts Suite 2150 Los Angeles, CA 90067	Media – Diversified & Production	1st Lien	—

Sorenson Holdings, LLC 4393 South Riverboat Road Suite 300 Salt Lake City, Utah 84123	Consumer Goods – Durable	Common Equity/Partnership Interests	0.10%

Spectrum Automotive 499 Park Avenue 21st Floor New York, NY 10022	Diversified Investment Vehicles, Banking, Finance, Real Estate	1st Lien	—

Name and Address of Portfolio Company	Nature of its Principal Business	Title of Securities Held by MidCap Financial Investment Corporation	Percentage of Class Held(1)
Springbrook Holding Company, LLC 2633 Camino Ramon Ste. 500 San Ramon, CA 94583	High Tech Industries	1st Lien	—

Taco Cabana 8918 Tesoro Drive Suite 200 San Antonio, TX 78217	Hotel, Gaming, Leisure, Restaurants	1st Lien	—

Tax Slayer 945 Broad Street Augusta, GA 30901	High Tech Industries	1st Lien	—

TELA Bio, Inc. 1 Great Valley Parkway Suite 24 Malvern, PA 19355	Healthcare & Pharmaceuticals	1st Lien	—

The Club Company (2) Bath Road Knowl Hill Reading RG1 1NL United Kingdom	Consumer Services	1st Lien	—

Thomas Scientific 1654 High Hill Road Swedesboro, NJ 08085	Wholesale	Common Equity/Partnership Interests, 1st Lien	0.10%

TissueTech 7300 Corporate Center Drive Suite 700 Miami, FL 33126	Healthcare & Pharmaceuticals	1st Lien	—

Treace (2) 203 Fort Wade Road Suite 150 Ponte Vedre, FL 32081	Healthcare & Pharmaceuticals	1st Lien	—

Trench Plate 2515 Galveston Road Houston, TX 77017	Business Services	Common Equity/Partnership Interests, 1st Lien	—

Truck-Lite Co., LLC 20800 Civic Center Drive Southfield, MI 48076	Automotive	Common Equity/Partnership Interests, 1st Lien	0.10%

Turkey Hill 2601 River Road Conestoga, PA 17516	Beverage, Food & Tobacco	Common Equity/Partnership Interests, 1st Lien	0.10%

Unchained Labs 6870 Koll Center Parkway Pleasanton, CA 94566	Healthcare & Pharmaceuticals	1st Lien	—

UpStack 745 Fifth Avenue 7th Floor New York, NY 10151	High Tech Industries	1st Lien	—

U.S. Auto Finance, Inc. 2875 University Parkway Lawrenceville, GA 30046	Consumer Services	1st Lien	—

Name and Address of Portfolio Company	Nature of its Principal Business	Title of Securities Held by MidCap Financial Investment Corporation	Percentage of Class Held(1)
US Legal Support 16825 Northchase Drive Suite 900 Houston, TX 77060	Business Services	Common Equity/Partnership Interests, 1st Lien	0.50%

ViewRay (2) 1099 18th Street Ste. 3000 Denver, CO 80202	Healthcare & Pharmaceuticals	1st Lien	—

WellDyneRX, LLC 500 Eagles Landing Dr, Lakeland, FL 33810	Healthcare & Pharmaceuticals	1st Lien	—

Westfall Technik, Inc. 433 East Mead Drive Chandler, AZ 85249	Chemicals, Plastics & Rubber	1st Lien	—

Wilson Language Training 47 Old Webster Rd Oxford, MA 01540	Business Services	Common Equity/Partnership Interests, 1st Lien	—

(1)

This information is based on data made available to us as of December 31, 2022. We have no independent ability to verify this information. Some, if not all, portfolio companies are subject to voting agreements with varied voting rights.

(2)

Investments that we have determined are not “qualifying assets” under Section 55(a) of the 1940 Act. Under the 1940 Act, we may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of our total assets. The status of these assets under the 1940 Act is subject to change. We monitor the status of these assets on an ongoing basis. As of December 31, 2022, non-qualifying assets represented approximately 7.4% of our total assets.

(3)	There are governing documents that precludes us from controlling management of the portfolio companies and therefore we disclaim such portfolio companies are controlled companies of us.
(4)

Merx Aviation Finance, LLC and its subsidiaries (“Merx Aviation”) is principally engaged in acquiring and leasing commercial aircraft to airlines. Its focus is on current generation aircraft, held either domestically or internationally. Merx Aviation may acquire fleets of aircraft through securitized, non-recourse debt or individual aircraft. Merx Aviation is not intended to compete with the numerous large lessors but rather to be complementary to them, providing them capital for various transactions. Merx Aviation also may outsource its aircraft servicing requirements to the large lessors that have the global staff necessary to complete such tasks. See “Risk Factors—Risks Relating to Our Investments” in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus. The effects of various environmental regulations may negatively affect the aviation industry and some of our portfolio companies in such portfolio companies are controlled companies of us.

(5)	AIC SPV Holdings II, LLC is an affiliate to Renew Financial LLC, a portfolio company we have a 14.25% preferred equity ownership interest in.

DETERMINATION OF NET ASSET VALUE

The information included under the caption “Business—Investment Valuation Process” in Part 1, Item 1 of our most recent Annual Report on Form 10-K is incorporated herein by reference.

DIVIDEND REINVESTMENT PLAN

We have adopted a dividend reinvestment plan that provides for reinvestment of our dividend distributions on behalf of our stockholders, unless a stockholder elects to receive cash as provided below. As a result, if our Board of Directors authorizes, and we declare, a cash dividend, then our stockholders who have not “opted out” of our dividend reinvestment plan will have their cash dividends automatically reinvested in additional shares of our common stock, rather than receiving the cash dividends.

No action is required on the part of a registered stockholder to have such stockholder’s cash dividend reinvested in shares of our common stock. A registered stockholder may elect to receive a dividend in cash by notifying American Stock Transfer and Trust Company, the plan administrator and our transfer agent and registrar, in writing so that such notice is received by the plan administrator not less than 10 days prior to the record date for dividends to stockholders. The plan administrator will set up an account for shares acquired through the plan for each stockholder who has not elected to receive dividends in cash and hold such shares in non-certificated form. Upon request by a stockholder participating in the plan, received in writing not less than 10 days prior to the record date, the plan administrator will, instead of crediting shares to the participant’s account, issue a certificate registered in the participant’s name for the number of whole shares of our common stock and a check for any fractional share.

Those stockholders whose shares are held by a broker or other financial intermediary may receive dividends in cash by notifying their broker or other financial intermediary of their election.

We intend to use primarily newly-issued shares to implement the plan, whether our shares are trading at a premium or at a discount to net asset value. However, we reserve the right to purchase shares in the open market in connection with our implementation of the plan. The number of shares to be issued to a stockholder is determined by dividing the total dollar amount of the dividend payable to such stockholder by the market price per share of our common stock at the close of regular trading on the NASDAQ Global Select Market on the valuation date for such dividend. Market price per share on that date will be the closing price for such shares on the NASDAQ Global Select Market or, if no sale is reported for such day, at the average of the reported bid and asked prices. The number of shares of our common stock to be outstanding after giving effect to payment of the dividend cannot be established until the value per share at which additional shares will be issued has been determined and elections of our stockholders have been tabulated. Stockholders who do not elect to receive dividends in shares of common stock may experience accretion to the net asset value of their shares if our shares are trading at a premium and dilution if our shares are trading at a discount. The level of accretion or discount would depend on various factors, including the proportion of our stockholders who participate in the plan, the level of premium or discount at which our shares are trading and the amount of the dividend payable to a stockholder.

The plan administrator’s fees under the plan will be paid by us. If a participant elects by written notice to the plan administrator to have the plan administrator sell part or all of the shares held by the plan administrator in the participant’s account and remit the proceeds to the participant, the plan administrator is authorized to deduct a $15 transaction fee plus a 10¢ per share brokerage commission from the proceeds.

Stockholders are subject to U.S. federal income tax on dividends automatically reinvested in additional shares of our common stock. The automatic reinvestment of dividends into shares of our common stock will generally not relieve participants of any U.S. federal, state or local income tax that otherwise would be payable (or required to be withheld) on such dividends. In that event, in the case of newly-issued shares, plan participants will generally be treated as receiving cash in an amount equal to the fair market value of such shares as of the reinvestment date (plus any taxes withheld and treated as distributed to stockholders), and such amount would be treated as described under “Certain U.S. Federal Income Tax Considerations.” Accordingly, a shareholder may incur a tax liability even though such shareholder has not received a cash distribution with which to pay the tax.

Participants may terminate their accounts under the plan by notifying the plan administrator via its website at www.amstock.com, by filling out the transaction request form located at the bottom of their statement and sending it to the plan administrator at P.O. Box 922, Wall Street Station, NY, NY 10269-0560 or by calling the plan administrator’s Interactive Voice Response System at 1-888-777-0324.

The plan may be terminated by us upon notice in writing mailed to each participant at least 30 days prior to any record date for the payment of any dividend by us. All correspondence, including requests for additional information, concerning the plan should be directed to the plan administrator by mail at American Stock Transfer and Trust Company, 6201 15th Avenue, Brooklyn NY 11219 or by telephone at (718) 921-8200.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a general summary of certain U.S. federal income tax considerations applicable to us and to an investment in shares of our common stock. This summary does not purport to be a complete description of the income tax considerations applicable to such an investment. For example, we have not described tax consequences that we assume to be generally known by investors or certain considerations that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including stockholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, dealers in securities, pension plans and trusts, financial institutions, traders in securities that elect mark to market treatment, U.S. stockholders (as defined below) whose “functional currency” is not the U.S. dollar, U.S. expatriates, and persons that will hold shares of our common stock as a position in a “straddle,” “hedge” or other integrated transaction for U.S. federal income tax purposes.

This summary assumes that investors hold our common stock as capital assets (generally, property held for investment). The discussion is based upon the Code, Treasury regulations, administrative and judicial interpretations, and other applicable authorities all as in effect as of the date of this prospectus and all of which are subject to differing interpretations or change, possibly retroactively, which could affect the continuing validity of this discussion. We have not sought and will not seek any ruling from the Internal Revenue Service (the “IRS”) regarding any matters discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to those set forth below. This summary does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if we invested in tax-exempt securities or certain other investment assets.

This summary does not discuss the consequences of an investment in shares of our preferred stock, debt securities, units, subscription rights, purchase contracts or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities. The tax consequences of such an investment will be discussed in a relevant prospectus supplement and any related free writing prospectus.

A “U.S. stockholder” is a beneficial owner of shares of our common stock that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•

a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

A “non-U.S. stockholder” is a beneficial owner of shares of our common stock that is neither a U.S. stockholder nor a partnership for U.S. federal income tax purposes.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Any partner of a partnership holding shares of our common stock should consult its tax advisers with respect to the purchase, ownership and disposition of shares of our common stock.

Tax matters are very complicated, and the tax consequences to an investor of an investment in our shares will depend on the facts of his, her or its particular situation. We encourage investors to consult their own tax advisers regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of federal, state, local and foreign tax laws, eligibility for the benefits of any applicable tax treaty and the effect of any possible changes in the tax laws.

Election to be Taxed as a RIC

As a BDC, we have elected to be treated as a RIC under Subchapter M of the Code. As a RIC, we generally will not have to pay corporate-level federal income taxes on any ordinary income or capital gains that we distribute to our stockholders as dividends. To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, to obtain RIC tax treatment we must distribute to our stockholders, for each taxable year, at least 90% of our “investment company taxable income” (determined without regard to the dividends paid deduction), which is generally our ordinary income plus the excess of net short-term capital gains over net long-term capital losses (the “Annual Distribution Requirement”).

Taxation as a RIC

If we qualify as a RIC and satisfy the Annual Distribution Requirement, then we will not be subject to federal income tax on the portion of our investment company taxable income and net capital gain (i.e., net long-term capital gains in excess of net short-term capital losses) we distribute to stockholders with respect to that year. We will be subject to U.S. federal income tax at the regular corporate rates on any income or capital gain not distributed (or deemed distributed) to our stockholders.

We will be subject to a 4% nondeductible federal excise tax on certain undistributed income unless we distribute in a timely manner for each calendar year an amount at least equal to the sum of (1) 98% of our ordinary income for that calendar year, (2) 98.2% of our capital gain net income (adjusted for certain ordinary losses) for the one-year period ending October 31 in that calendar year and (3) any income recognized, but not distributed, in preceding years (the “Excise Tax Avoidance Requirement”). We will not be subject to excise taxes on amounts on which we are required to pay corporate income taxes (such as retained net capital gains).

In order to qualify as a RIC for federal income tax purposes, we must, among other things:

•	qualify and have in effect an election to be treated as a BDC under the 1940 Act at all times during each taxable year;

•

derive in each taxable year at least 90% of our gross income from dividends, interest, payments with respect to certain securities loans, gains from the sale of stock or other securities or foreign currencies, or other income derived with respect to our business of investing in such stock or securities or foreign currencies, and net income derived from an interest in a “qualified publicly traded partnership” (as defined in the Code) (the “90% Income Test”); and

•	diversify our holdings so that at the end of each quarter of the taxable year:

•

at least 50% of the value of our assets consists of cash, cash equivalents, U.S. Government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of the issuer; and

•

no more than 25% of the value of our assets is invested (1) in the securities, other than U.S. Government securities or securities of other RICs, of one issuer or of two or more issuers that are controlled, as determined under applicable tax rules, by us and that are engaged in the same or similar or related trades or businesses or (2) in securities of one or more qualified publicly traded partnerships (the “Diversification Tests”).

We may be required to recognize taxable income in circumstances in which we do not receive cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as debt instruments with payment-in-kind interest or, in certain cases, increasing interest rates or issued with warrants), we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. Because any original issue discount accrued will be included in our investment company taxable income for the year of accrual, we may be required to make a distribution to our stockholders in order to satisfy the Annual Distribution Requirement, even though we will not have received any corresponding cash amount.

Gain or loss recognized by us from the sale or exchange of warrants or other securities acquired by us, as well as any loss attributable to the lapse of such warrants, generally will be treated as capital gain or loss. Such gain or loss generally will be long-term or short-term, depending on how long we held a particular warrant or other security.

Although we do not presently expect to do so, we are authorized to borrow funds and to sell assets in order to satisfy the Annual Distribution Requirement. However, under the 1940 Act, we are not permitted to make distributions to our stockholders while our debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. See “Regulation—Senior Securities.” Moreover, our ability to dispose of assets to meet the Annual Distribution Requirement may be limited by (1) the illiquid nature of our portfolio and/or (2) other requirements relating to our status as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, we may make such dispositions at times that, from an investment standpoint, are not advantageous. Alternatively, to satisfy our Annual Distribution Requirement, we may declare a taxable dividend payable in cash or stock at the election of each stockholder. In such case, for federal income tax purposes, the amount of the dividend paid in stock will be equal to the amount of cash that could have been received instead of stock. See “Taxation of U.S. Stockholders” and “Taxation of Non-U.S. Stockholders” below for tax consequences to stockholders upon receipt of such dividends.

If we fail to satisfy the Annual Distribution Requirement or otherwise fail to qualify as a RIC in any taxable year (for example, because we fail the 90% Income Test described above), we will be subject to tax in that year on all of our taxable income, regardless of whether we make any distributions to our stockholders. In that case, all of our income would be subject to corporate-level federal income tax, reducing the amount available to be distributed to our stockholders. In contrast, assuming we qualify as a RIC, our corporate-level federal income tax should be substantially reduced or eliminated. See “Election to be Taxed as a RIC” above.

Certain of our investment practices may be subject to special and complex federal income tax provisions that may, among other things, (i) treat dividends that would otherwise constitute qualified dividend income as non-qualified dividend income, (ii) treat dividends that would otherwise be eligible for the corporate dividends-received deduction as ineligible for such treatment, (iii) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (iv) convert lower-taxed long-term capital gain into higher-taxed short-term capital gain or ordinary income, (v) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (vi) cause us to recognize income or gain without a corresponding receipt of cash, (vii) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (viii) adversely alter the characterization of certain complex financial transactions and (ix) produce income that will not be qualifying income for purposes of the 90% Income Test. We intend to monitor our transactions and may make certain tax elections to mitigate the effect of these provisions and prevent our disqualification as a RIC.

We invest in below investment grade instruments, commonly known as “high yield” instruments. Investments in these types of instruments may present special tax issues. U.S. federal income tax rules are not entirely clear about issues such as when we may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by us, to the extent necessary, to preserve our status as a RIC and to satisfy the Annual Distribution Requirement.

Except as discussed below under the heading “Failure to Qualify as a RIC,” the remainder of this discussion assumes that we qualify as a RIC and have satisfied the Annual Distribution Requirement.

Taxation of U.S. Stockholders

Distributions by us (including distributions pursuant to our dividend reinvestment plan or where stockholders can elect to receive cash or stock) generally are taxable to U.S. stockholders as ordinary income or capital gains. Distributions of our “investment company taxable income” (which is, generally, our ordinary income plus net short-term capital gains in excess of net long-term capital losses) will be taxable as ordinary income to U.S. stockholders to the extent of our current or accumulated earnings and profits, whether paid in cash or reinvested in additional common stock through our dividend reinvestment plan. To the extent such distributions paid by us to non-corporate stockholders (including individuals) are attributable to dividends received by us from U.S. corporations and certain qualified foreign corporations, and provided that certain holding period and other requirements are met, such distributions generally will be eligible for a reduced maximum federal income tax rate. In this regard, it is anticipated that distributions paid by us will generally not be attributable to dividends and, therefore, generally will not qualify for the reduced maximum rate. Distributions of our net capital gain (which is generally our net long-term capital gains in excess of net short-term capital losses) properly reported by us as “capital gain dividends” will be taxable to U.S. stockholders as long-term capital gains (currently taxed at a reduced maximum rate in the case of individuals, trusts or estates), regardless of the U.S. stockholder’s holding period for his, her or its common stock and regardless of whether paid in cash or reinvested in additional common stock. Distributions in excess of our earnings and profits first will reduce a U.S. stockholder’s adjusted tax basis in such stockholder’s common stock and, after the adjusted tax basis is reduced to zero, will constitute capital gains to such U.S. stockholder.

Although we currently intend to distribute any net capital gain at least annually, we may in the future decide to retain some or all of our net capital gain, but designate the retained amount as a “deemed distribution.” In that case, among other consequences, we will pay tax on the retained amount, each U.S. stockholder will be required to include his, her or its share of the deemed distribution in income as if it had been actually distributed to the U.S. stockholder, and the U.S. stockholder will be entitled to claim a credit equal to his, her or its allocable share of the tax paid thereon by us. The amount of the deemed distribution net of such tax will be added to the U.S. stockholder’s tax basis for his, her or its common stock. The amount of tax that stockholders are treated as having paid and for which they receive a credit may exceed the tax they owe on the retained net capital gain. Such excess generally may be claimed as a credit against the U.S. stockholder’s other federal income tax obligations or may be refunded to the extent it exceeds a stockholder’s liability for federal income tax. A stockholder that is not subject to federal income tax or otherwise required to file a federal income tax return would be required to file a federal income tax return on the appropriate form in order to claim a refund for the taxes we paid. In order to utilize the deemed distribution approach, we must provide written notice to our stockholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a “deemed distribution.”

For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of capital gain dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, the U.S. stockholders will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by us in October, November or December of any calendar year, payable to stockholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been paid by us and received by our U.S. stockholders on December 31 of the year in which the dividend was declared.

The IRS currently requires that a RIC that has two or more classes of stock allocate to each such class proportionate amounts of each type of its income (such as ordinary income and capital gains) based upon the percentage of total dividends paid to each class for the tax year. Accordingly, if we issue preferred stock, we intend to allocate capital gain dividends, if any, between our common stock and preferred stock in proportion to the total dividends paid to each class with respect to such tax year.

If an investor purchases shares of our common stock shortly before the record date of a distribution, the price of the shares will include the value of the distribution and the investor will be subject to tax on the distribution even though it represents a return of his, her or its investment.

A U.S. stockholder generally will recognize capital gain or loss if the stockholder sells or otherwise disposes of his, her or its shares of our common stock. The gain or loss will be measured by the difference between the sale price and the stockholder’s tax basis in his, her or its shares. Any gain or loss arising from such sale or disposition generally will be treated as long-term capital gain or loss if the stockholder has held his, her or its shares for more than one year. Otherwise, it would be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of shares of our common stock held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of shares of our common stock may be disallowed if other shares of our common stock are acquired (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition, in which case the basis of the shares acquired will be adjusted to reflect the disallowed loss.

In general, individual and other non-corporate U.S. taxable stockholders currently are subject to a reduced maximum federal income tax rate on their net capital gain, i.e., the excess of net long-term capital gain over net short-term capital loss for a taxable year, including any long-term capital gain derived from an investment in our shares. Corporate U.S. stockholders currently are subject to federal income tax on net capital gain at the rates applied to ordinary income. Non-corporate stockholders with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year; any net capital losses of a non-corporate stockholder in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate stockholders generally may not deduct any net capital losses against ordinary income for a year, but may carry back such losses for three years or carry forward such losses for five years.

Certain U.S. stockholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on all or a portion of their “net investment income”, which includes dividends received from us and capital gains from the sale or other disposition of our stock.

We will send to each of our U.S. stockholders, as promptly as possible after the end of each calendar year, a notice detailing, on a per share and per distribution basis, the amounts includible in such U.S. stockholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the federal tax status of each year’s distributions generally will be reported to the IRS (including the amount of dividends, if any, eligible for the reduced maximum rate). Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. stockholder’s particular situation. Dividends distributed by us generally will not be eligible for the dividends-received deduction or the reduced maximum rate applicable to qualifying dividends.

We may be required to withhold federal income tax (“backup withholding”) from all taxable distributions to any non-corporate U.S. stockholder (1) who fails to furnish us with a correct taxpayer identification number or a certificate that such stockholder is exempt from backup withholding or (2) with respect to whom the IRS notifies us that such stockholder has failed to report properly certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. stockholder’s federal income tax liability and may entitle such stockholder to a refund, provided that proper information is timely provided to the IRS.

Under applicable Treasury regulations, if a U.S. stockholder recognizes a loss with respect to our common stock of $2 million or more for a non-corporate U.S. stockholder or $10 million or more for a corporate U.S.

stockholder in any single taxable year (or a greater loss over a combination of years), the U.S. stockholder must file with the IRS a disclosure statement on Form 8886. Direct U.S. stockholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, U.S. stockholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to U.S. stockholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. States may also have a similar reporting requirement. U.S. stockholders should consult their own tax advisors to determine the applicability of these Treasury regulations in light of their individual circumstances.

Taxation of Non-U.S. Stockholders

Whether an investment in the shares is appropriate for a non-U.S. stockholder will depend upon that person’s particular circumstances. An investment in the shares by a non-U.S. stockholder may have adverse tax consequences. Non-U.S. stockholders should consult their tax advisers before investing in our common stock.

Distributions of our “investment company taxable income” to non-U.S. stockholders, subject to the discussion below, will be subject to withholding of federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of our current or accumulated earnings and profits unless the distributions are effectively connected with a U.S. trade or business of the non-U.S. stockholder, and, if an income tax treaty applies, attributable to a permanent establishment in the United States, in which case the distributions will be subject to federal income tax at the rates applicable to U.S. stockholders, and we will not be required to withhold federal tax if the non-U.S. stockholder complies with applicable certification and disclosure requirements. Special certification requirements apply to a non-U.S. stockholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisers.

Properly reported dividends are generally exempt from U.S. federal withholding tax where they (i) are paid in respect of our “qualified net interest income” (generally, our U.S.-source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which we are at least a 10% owner, reduced by expenses that are allocable to such income) or (ii) are paid in respect of our “qualified short-term gain” (generally, the excess of our net short-term capital gain over our net long-term capital loss for such taxable year). Depending on the circumstances, we may report all, some or none of our potentially eligible dividends as such qualified net interest income or as qualified short-term gain, and/or treat such dividends, in whole or in part, as ineligible for this exemption from withholding. In order to qualify for the exemption from withholding for qualified net interest income, a foreign investor would need to comply with applicable certification requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN or W-8BEN-E or substitute Form). In the case of common shares held through an intermediary, the intermediary may withhold even if we designate the payment as qualified net interest income or qualified short-term gain. Foreign investors should contact their intermediaries with respect to the application of these rules to their accounts. There can be no assurance as to what portion of our distributions would qualify for favorable treatment as qualified net interest income or qualified short-term gain.

Except as discussed below, actual or deemed distributions of our net capital gain to a non-U.S. stockholder and gains realized by a non-U.S. stockholder upon the sale of our common stock will not be subject to federal withholding tax and generally will not be subject to federal income tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the non-U.S. stockholder and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the non-U.S. stockholder in the United States (in which case, such distributions or gains will be subject to federal income tax at the rates applicable to U.S. stockholders) or such non-U.S. stockholder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, in which case, unless an applicable income tax treaty provides otherwise, such stockholder will generally be subject to a 30% United States federal income tax on any gain recognized, which may be offset by certain United States source losses.

Withholding at a rate of 30% will be generally required on dividends in respect of our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury to report, on an annual basis, certain information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain United States persons or by certain non-U.S. entities that are wholly or partially owned by United States persons, and to withhold on certain payments. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our common stock held by an investor that is a non-financial non-U.S. entity will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which the payor will in turn be required to provide to the Secretary of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. Non-U.S. stockholders are encouraged to consult with their tax advisers regarding the possible implications of these requirements on their investment in our common stock.

If we distribute our net capital gain in the form of deemed rather than actual distributions (which we may do in the future), a non-U.S. stockholder will be entitled to a federal income tax credit or tax refund equal to the stockholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the non-U.S. stockholder must obtain a U.S. taxpayer identification number and file a federal income tax return even if the non-U.S. stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a federal income tax return. For a corporate non-U.S. stockholder, distributions (both actual and deemed) and gains realized upon the sale of our common stock that are effectively connected with a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable tax treaty). Accordingly, investment in the shares may not be appropriate for certain non-U.S. stockholders.

A non-U.S. stockholder may be subject to information reporting and backup withholding of federal income tax on dividends unless the non-U.S. stockholder provides us or the dividend paying agent with an IRS Form W-8BEN or W-8BEN-E (or an acceptable substitute form) or otherwise meets documentary evidence requirements for establishing that it is a non-U.S. stockholder or otherwise establishes an exemption.

Non-U.S. persons should consult their own tax advisers with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the shares.

Failure to Qualify as a RIC

If we were unable to qualify for treatment as a RIC (for example, because we fail the 90% Income Test described above), we would be subject to federal income tax on all of our taxable income at regular corporate rates. We would not be able to deduct distributions to stockholders, nor would they be required to be made. Subject to certain limitations under the Code, distributions would generally be taxable to our individual and other non-corporate taxable stockholders as ordinary dividend income eligible for a reduced maximum rate to the extent of our current or accumulated earnings and profits. Subject to certain limitations under the Code, corporate distributees would be eligible for the dividends-received deduction. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder’s adjusted tax basis in our common stock, and any remaining distributions would be treated as a capital gain. Moreover, if we fail to qualify as a RIC in any year, we must pay out our earnings and profits accumulated in that year in order to qualify again as a RIC. If we fail to qualify as a RIC for a period of greater than two taxable years, we would be required to recognize any net built-in gains with respect to certain of our assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if we had been liquidated) or, alternatively, be subject to taxation on such built-in gain recognized for a period of five years, in order to qualify as a RIC in a subsequent year.

DESCRIPTION OF OUR CAPITAL STOCK

The following description is based on relevant portions of the Maryland General Corporation Law and on our charter and bylaws. This summary is not necessarily complete, and we refer you to the Maryland General Corporation Law and our charter and bylaws for a more detailed description of the provisions summarized below.

Capital Stock

As of the date of this prospectus, our authorized capital stock consists of 130,000,000 shares of stock, par value $0.001 per share, all of which is currently designated as common stock. Our common stock is quoted on the NASDAQ Global Select Market under the ticker symbol “MFIC.” There are no outstanding options or warrants to purchase our stock, and no stock has been authorized for issuance under any equity compensation plans. Under Maryland law, our stockholders generally are not personally liable for our debts or obligations. On April 11, 2023, the last reported sale price of a share of our common stock on the NASDAQ Global Select Market was $11.12.

Under our charter, our Board of Directors is authorized to classify and reclassify any unissued shares of stock into other classes or series of stock and to authorize the issuance of shares of stock without obtaining stockholder approval. As permitted by the Maryland General Corporation Law, our charter provides that the Board of Directors, without any action by our stockholders, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

The following table sets forth information of our capital stock as of March 31, 2023:

Title of Class of Securities	Amount Authorized	Amount Held by Registrant or for its Account	Amount Outstanding Exclusive of Amount held by Registrant or for its Account
Common stock, par value $0.001 per share	130,000,000	None	65,451,359 shares

Common Stock

All shares of our common stock have equal rights as to earnings, assets, dividends and voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our Board of Directors and declared by us out of funds legally available therefor. Shares of our common stock have no preemptive, exchange, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws or by contract. In the event of a liquidation, dissolution or winding up of MFIC, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Except as may otherwise be specified in our charter, each share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that, subject to our bylaws, holders of a majority of the outstanding shares of common stock can elect all of our directors, and holders of less than a majority of such shares will be unable to elect any director.

Preferred Stock

Our charter authorizes our Board of Directors to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. Prior to issuance of shares of each class or series of preferred stock, the Board of Directors is required by Maryland law and by our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the Board of Directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. You should note, however, that any issuance of preferred stock must comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that (1) immediately after issuance and before any dividend or other distribution is made with respect to our common stock and before any purchase of common stock is made, such preferred stock together with all other senior securities must not exceed an amount equal to 50% of our total assets after such issuance and after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends on such preferred stock become in arrears by two years or more until the arrears are eliminated. Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred stock. For example, holders of preferred stock would vote separately from the holders of common stock on a proposal to cease operations as a BDC. We believe that the availability for issuance of preferred stock will provide us with increased flexibility in structuring future financings and acquisitions.

Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is material to a cause of action resulting in a final judgment adverse to the director. Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law, subject to the requirements of the 1940 Act.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Our charter authorizes us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to obligate ourselves to indemnify any present or former director or officer or any individual who, while a director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as a present or former director or officer, and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify and advance expenses to any present or former director or officer or any individual who, while a director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also permit us, subject to approval from the Board of Directors or any duly authorized committee therefor, to indemnify and advance expenses to any person who served a predecessor of us in any of the capacities described above and any of our employees or agents or any employees or agents of our predecessor, if any. In accordance with the 1940 Act, we will not indemnify any person for any liability to which such person would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Provisions of the Maryland General Corporation Law and Our Charter and Bylaws

Provisions of the Maryland General Corporation Law and of our charter and bylaws could deter takeover attempts and have an adverse impact on the price of our common stock. The Maryland General Corporation Law, our charter and our bylaws contain provisions that may discourage, delay or make more difficult a change in control of MFIC or the removal of our directors. In addition to the matters described below, we have adopted other measures pursuant to the Maryland General Corporation Law that may make it difficult for a third party to obtain control of us, including provisions of our charter authorizing our Board of Directors to classify or reclassify shares of our stock in one or more classes or series, to cause the issuance of additional shares of our stock, and to amend our charter, without stockholder approval, to increase or decrease the number of shares of stock that we have authority to issue. These provisions, as well as other provisions of our charter and bylaws, may delay, defer or prevent a transaction or a change in control that might otherwise be in the best interests of our stockholders.

Classified Board of Directors

Our Board of Directors is divided into three classes of directors serving staggered three-year terms. At each annual meeting of our stockholders, the successors to the class of directors whose terms expire at such meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Each director holds office for the term to which he or she is elected and until his or her successor is duly elected and qualifies. A classified board of directors may render a change in control of us or removal of our incumbent management more difficult. We believe, however, that the longer time required to elect a majority of a classified board of directors will help to ensure the continuity and stability of our management and policies.

Election of Directors

Our charter provides that the affirmative vote of the holders of a majority of the shares of stock outstanding and entitled to vote in the election of directors will be required to elect a director, unless our bylaws provide otherwise. Our bylaws provide that a nominee for director shall be elected as a director only if such nominee receives the affirmative vote of a majority of the total votes cast for and affirmatively withheld as to such nominee at a meeting of stockholders duly called and at which a quorum is present, unless there is a contested election, in which case, directors will be elected by a plurality of the votes cast.

Number of Directors; Vacancies; Removal

Our charter provides that the number of directors will be set only by the Board of Directors in accordance with our bylaws. Our bylaws provide that a majority of our entire Board of Directors may at any time increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less than four nor more than ten. Pursuant to Section 3-802(b) of the Maryland General Corporation Law, we have elected in our charter to be subject to Section 3-804(c) of the Maryland General Corporation Law regarding the filling of vacancies on the Board of Directors. Accordingly, except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies, subject to any applicable requirements of the 1940 Act.

Our charter provides, except with respect to rights of holders of one or more classes or series of preferred stock as may be applicable, that a director may be removed only for cause, as defined in our charter, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors.

Action by Stockholders

Under the Maryland General Corporation Law, stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous written consent in lieu of a meeting unless the charter provides for a lesser percentage (which our charter does not). These provisions, combined with the requirements of our bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the Board of Directors or (3) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board of Directors at a special meeting may be made (1) by or at the direction of the Board of Directors or (2) provided that, the special meeting has been called for the purpose of electing directors, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws. The advance notice provisions of the bylaws do not apply to stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our Board of Directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our Board of Directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our Board of Directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Calling of Special Meetings of Stockholders

Our bylaws provide that special meetings of stockholders may be called by our Board of Directors and certain of our officers. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders will be called by our secretary upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter generally provides for approval of charter amendments and extraordinary transactions by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. Our charter also provides that certain charter amendments and any proposal for our conversion, whether by merger or otherwise, from a closed-end company to an open-end company or any proposal for our liquidation or dissolution requires the approval of the stockholders entitled to cast at least 80 percent of the votes entitled to be cast on such matter. However, if such amendment or proposal is approved by at least two-thirds of our continuing directors (in addition to approval by our Board of Directors), then such amendment or proposal may be approved by a majority of the votes entitled to be cast on such a matter. The “continuing directors” are defined in our charter as our current directors as well as those directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of the continuing directors then on the Board of Directors. The holders of any preferred stock outstanding would have a separate class vote on any conversion to an open-end company.

Our charter and bylaws provide that the Board of Directors will have the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

No Appraisal Rights

Except with respect to appraisal rights arising in connection with the Maryland Control Share Acquisition Act discussed below (if applicable), as permitted by the Maryland General Corporation Law, our charter provides that stockholders will not be entitled to exercise appraisal rights unless the Board of Directors, upon the affirmative vote of a majority of the entire Board of Directors, shall determine that such rights shall apply.

Control Share Acquisitions

Under Maryland law, we are subject to Subtitle 7 or Title 3 of the Maryland General Corporation Law, the Maryland Control Share Acquisition Act. Our bylaws currently exempt from the Maryland Control Share Acquisition Act acquisitions of our stock by any person. If we amend our bylaws to repeal the exemption from the Maryland Control Share Acquisition Act, the Maryland Control Share Acquisition Act may make it more difficult for a third party to obtain control of us and increase the difficulty of consummating such an offer. The Maryland Control Share Acquisition Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

The requisite stockholder approval must be obtained each time an acquirer crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the Board of Directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may repurchase for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to repurchase control shares is subject to certain conditions and limitations, including, as provided in our bylaws, compliance with the 1940 Act. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The Maryland Control Share Acquisition Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

While our bylaws contain a provision exempting from the Maryland Control Share Acquisition Act any and all acquisitions by any person of our shares of stock, there can be no assurance that such provision will not be amended or eliminated at any time in the future.

Business Combinations

We are subject to Subtitle 6 of Title 3 of the Maryland General Corporation Law, the Maryland Business Combination Act, subject to any applicable requirements of the 1940 Act. Pursuant to the Maryland Business Combination Act, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. “Business combinations” include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under this statute if the Board of Directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the Board of Directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the Board of Directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the Board of Directors before the time that the interested stockholder becomes an interested stockholder. Our Board of Directors has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the Business Combination Act, provided that the business combination is first approved by the Board of Directors, including a majority of the directors who are not interested persons as defined in the 1940 Act. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or the Board of Directors does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Subtitle 8 of Title 3 of the Maryland General Corporation Law

We are subject to Subtitle 8 of Title 3 of the Maryland General Corporation Law. Subtitle 8 permits Maryland corporations with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions: a classified board; a two-thirds stockholder vote requirement for removing a director; a requirement that the number of directors be fixed only by vote of the directors; a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and a requirement that the request of the holders of at least a majority of all votes entitled to be cast shall be necessary to call a special meeting of stockholders. Through provisions in our charter and bylaws, some unrelated to Subtitle 8, we already include provisions classifying our Board of Directors in three classes serving staggered three-year terms; require the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any director from the board, which removal is allowed only for cause; vest in the board the exclusive power to fix the number of directorships, subject to limitations set forth in our charter and bylaws, and fill vacancies; and require the written request of stockholders entitled to cast not less than a majority of all votes entitled to be cast at such meeting to call a stockholder–initiated special meeting.

Conflict with 1940 Act

Our bylaws provide that, if and to the extent that any provision of the Maryland General Corporation Law, including the Control Share Acquisition Act (if we amend our bylaws to be subject to such act) and the Business Combination Act, or any provision of our charter or bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

Sales of Common Stock Below Net Asset Value

If we seek and receive approval from our stockholders authorizing us, in one or more public or private offerings of our common stock, to sell or otherwise issue shares of our common stock at a price below our then current net asset value (“NAV”) per share, such sale would be subject to the following conditions:

•	a majority of our independent directors who have no financial interest in the sale have approved the sale;

•

a majority of such directors, who are not interested persons of MFIC, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of MFIC of firm commitments to purchase such securities or immediately prior to the sale of such securities, that the price at which such securities are to be sold is not less than a price which closely approximates the market value of those securities, less any underwriting commission or discount; and

•	the number of shares sold pursuant to such authority does not exceed 25% of our then outstanding common stock immediately prior to each such sale.

If we seek and receive such approval, there will be no maximum level of discount from NAV at which we may sell shares pursuant to such authority.

DESCRIPTION OF OUR PREFERRED STOCK

In addition to shares of common stock, our charter authorizes the issuance of preferred stock. We may issue preferred stock from time to time, although we have no immediate intention to do so. If we offer preferred stock under this prospectus, we will issue an appropriate prospectus supplement and any related free writing prospectus. We may issue preferred stock from time to time in one or more classes or series, without stockholder approval. Prior to issuance of shares of each class or series, our Board of Directors is required by Maryland law and by our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Any such an issuance must adhere to the requirements of the 1940 Act, Maryland law and any other limitations imposed by law.

The following is a general description of the terms of the preferred stock we may issue from time to time. Particular terms of any preferred stock we offer will be described in the prospectus supplement and any related free writing prospectus relating to such preferred stock.

If we issue preferred stock, it will pay dividends to the holders of the preferred stock at either a fixed rate or a rate that will be reset frequently based on short-term interest rates, as described in a prospectus supplement and any related free writing prospectus accompanying each preferred share offering.

The 1940 Act requires, among other things, that (1) immediately after issuance and before any distribution is made with respect to common stock, the liquidation preference of the preferred stock, together with all other senior securities, must not exceed an amount equal to 50% of our total assets (taking into account such distribution), (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends on the preferred stock are in arrears by two years or more and (3) such shares be cumulative as to dividends and have a complete preference over our common stock to payment of their liquidation preference in the event of a dissolution.

For any series of preferred stock that we may issue, our Board of Directors or a committee thereof will determine and the Articles Supplementary and prospectus supplement and any related free writing prospectus relating to such series will describe:

•	the designation and number of shares of such series;

•	the rate, whether fixed or variable, and time at which any dividends will be paid on shares of such series, as well as whether such dividends are participating or non-participating;

•	any provisions relating to convertibility or exchangeability of the shares of such series;

•	the rights and preferences, if any, of holders of shares of such series upon our liquidation, dissolution or winding up of our affairs;

•	the voting powers, if any, of the holders of shares of such series;

•	any provisions relating to the redemption of the shares of such series;

•	any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such series are outstanding;

•	any conditions or restrictions on our ability to issue additional shares of such series or other securities;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other relative powers, preferences and participating, optional or special rights of shares of such series, and the qualifications, limitations or restrictions thereof.

All shares of preferred stock that we may issue will be identical and of equal rank except as to the particular terms thereof that may be fixed by our Board of Directors, and all shares of each series of preferred stock will be identical and of equal rank except as to the dates from which dividends thereon will be cumulative.

DESCRIPTION OF OUR WARRANTS

The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement and any related free writing prospectus relating to such warrants.

We may issue warrants to purchase shares of our common stock. Such warrants may be issued independently or together with shares of common stock and may be attached or separate from such shares of common stock. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

A prospectus supplement and any related free writing prospectus will describe the particular terms of any series of warrants we may issue, including the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•	the number of shares of common stock issuable upon exercise of such warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the shares of common stock purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

•	whether such warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the number of such warrants issued with each share of common stock;

•	if applicable, the date on and after which such warrants and the related shares of common stock will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Under the 1940 Act, we may generally only offer warrants provided that (1) the warrants expire by their terms within ten years; (2) the exercise or conversion price is not less than the current market value at the date of issuance; (3) our stockholders authorize the proposal to issue such warrants, and our Board of Directors approves such issuance on the basis that the issuance is in the best interests of MFIC and its stockholders; and (4) if the warrants are accompanied by other securities, the warrants are not separately transferable unless no class of such warrants and the securities accompanying them has been publicly distributed. The 1940 Act also provides that the amount of our voting securities that would result from the exercise of all outstanding warrants at the time of issuance may not exceed 25% of our outstanding voting securities.

DESCRIPTION OF OUR DEBT SECURITIES

We may issue debt securities in one or more series. The specific terms of each series of debt securities will be described in the particular prospectus supplement and any related free writing prospectus relating to that series. The prospectus supplement and any related free writing prospectus may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement and any related free writing prospectus relating to that particular series. We may also issue debt securities privately. Such securities are not subject to the terms described below.

As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” An indenture is a contract between us and U.S. Bank Trust Company, National Association, a financial institution acting as trustee on your behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “Events of Default—Remedies if an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us.

Because this section is a summary, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indenture. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the indenture. See “Incorporation by Reference” and “Available Information” for information on how to obtain a copy of the indenture.

The prospectus supplement and any related free writing prospectus, which will accompany this prospectus, will describe the particular series of debt securities being offered by including:

•	the designation or title of the series of debt securities;

•	the total principal amount of the series of debt securities;

•	the percentage of the principal amount at which the series of debt securities will be offered;

•	the date or dates on which principal will be payable;

•	the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

•	the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

•	the terms for redemption, extension or early repayment, if any;

•	the currencies in which the series of debt securities are issued and payable;

•

whether the amount of payments of principal, premium or interest, if any, on a series of debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;

•	the place or places, if any, other than or in addition to The City of New York, of payment, transfer, conversion and/or exchange of the debt securities;

•	the denominations in which the offered debt securities will be issued;

•	the provision for any sinking fund;

•	any restrictive covenants;

•	any Events of Default;

•	whether the series of debt securities are issuable in certificated form;

•	any provisions for defeasance or covenant defeasance;

•	any special U.S. federal income tax implications, including, if applicable, U.S. federal income tax considerations relating to original issue discount;

•

whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

•	any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

•	whether the debt securities are subject to subordination and the terms of such subordination;

•	the listing, if any, on a securities exchange; and

•	any other terms.

The debt securities may be secured or unsecured obligations. Under the provisions of the 1940 Act, we are permitted, as a business development company, to issue debt only in amounts such that our asset coverage, as defined in the 1940 Act, equals at least 150% after each issuance of debt. Unless the prospectus supplement and any related free writing prospectus states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds. For a discussion of the risks associated with leverage, see “Risk Factors—Risks Relating to Our Business and Structure—Regulations governing our operation as a BDC affect our ability to raise, and the way in which we raise, additional capital” in Part I, Item 1A of our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus.

General

The indenture provides that any debt securities proposed to be sold under this prospectus and the attached prospectus supplement and any related free writing prospectus (“offered debt securities”) and any debt securities issuable upon the exercise of warrants or upon conversion or exchange of other offered securities (“underlying debt securities”), may be issued under the indenture in one or more series.

For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on debt securities will include additional amounts if required by the terms of the debt securities.

The indenture limits the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities”. The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “Resignation of Trustee” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

The indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.

We refer you to the prospectus supplement and any related free writing prospectus for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

Conversion and Exchange

If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement and any related free writing prospectus will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement and any related free writing prospectus.

Issuance of Securities in Registered Form

We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in “certificated” form. Debt securities issued in book-entry form will be represented by global securities. We expect that we will usually issue debt securities in book-entry only form represented by global securities.

We also will have the option of issuing debt securities in non-registered form as bearer securities if we issue the securities outside the United States to non-U.S. persons. In that case, the prospectus supplement and any related free writing prospectus will set forth the mechanics for holding the bearer securities, including the procedures for receiving payments, for exchanging the bearer securities, including the procedures for exchanging the bearer securities for registered securities of the same series, and for receiving notices. The prospectus supplement and any related free writing prospectus will also describe the requirements with respect to our maintenance of offices or agencies outside the United States and the applicable U.S. federal tax law requirements.

Book-Entry Holders

We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement and any related free writing prospectus. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.

Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in book-entry form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are represented by one or more global securities, investors will be indirect holders, and not holders, of the debt securities.

Street Name Holders

In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution.

For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.

Legal Holders

Our obligations, as well as the obligations of the applicable trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in book-entry form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders

If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:

•	how it handles securities payments and notices,

•	whether it imposes fees or charges,

•	how it would handle a request for the holders’ consent, if ever required,

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities,

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests, and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

As noted above, we usually will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.

Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement and any related free writing prospectus, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “Special Situations when a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•

An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain certificates for his or her interest in the debt securities, except in the special situations we describe below.

•

An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “Issuance of Securities in Registered Form” above.

•	An investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.

•

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•

The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.

•	If we redeem less than all the debt securities of a particular series being redeemed, DTC’s practice is to determine by lot the amount to be redeemed from each of its participants holding that series.

•

An investor is required to give notice of exercise of any option to elect repayment of its debt securities, through its participant, to the applicable trustee and to deliver the related debt securities by causing its participant to transfer its interest in those debt securities, on DTC’s records, to the applicable trustee.

•

DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.

•

Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations when a Global Security will be Terminated

In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of legal holders and street name investors under “Issuance of Securities in Registered Form” above.

The special situations for termination of a global security are as follows:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within 60 days,

•	if we notify the trustee that we wish to terminate that global security, or

•	if an event of default has occurred with regard to the debt securities represented by that global security and has not been cured or waived; we discuss defaults later under “Events of Default.”

The prospectus supplement and any related free writing prospectus may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement and any related free writing prospectus. If a global security is terminated, only the depositary, and not we or the applicable trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.

Payment and Paying Agents

We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Payments on Global Securities

We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described in “Description of our Debt Securities—Special Considerations for Global Securities” above.

Payments on Certificated Securities

We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, NY and/or at other offices that may be specified in the prospectus supplement and any related free writing prospectus or in a notice to holders against surrender of the debt security.

Alternatively, if the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request payment by wire, the holder must give the applicable trustee or other paying agent appropriate transfer instructions at least 15 business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Payment When Offices Are Closed

If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date, except as otherwise indicated in the attached prospectus supplement and any related free writing prospectus. Such payment will not result in a default under any debt security or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

Events of Default

You will have rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.

The term “Event of Default” in respect of the debt securities of your series means any of the following:

•	We do not pay the principal of, or any premium on, a debt security of the series on its due date.

•	We do not pay interest on a debt security of the series within 30 days of its due date.

•	We do not deposit any sinking fund payment in respect of debt securities of the series on its due date.

•

We remain in breach of a covenant in respect of debt securities of the series for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of debt securities of the series.

•	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

•	Any other Event of Default in respect of debt securities of the series described in the prospectus supplement and any related free writing prospectus occurs.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest, if it considers the withholding of notice to be in the best interests of the holders.

Remedies if an Event of Default Occurs

If an Event of Default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the debt securities of the affected series.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). (Section 315 of the Trust Indenture Act of 1939) If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	You must give your trustee written notice that an Event of Default has occurred and remains uncured.

•

The holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•	The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity.

•	The holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.

Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than

•	the payment of principal, any premium or interest or

•	in respect of a covenant that cannot be modified or amended without the consent of each holder.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.

Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities or else specifying any default.

Merger or Consolidation

Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:

•	Where we merge out of existence or sell our assets, the resulting entity must agree to be legally responsible for our obligations under the debt securities.

•

The merger or sale of assets must not cause a default on the debt securities and we must not already be in default (unless the merger or sale would cure the default). For purposes of this no-default test, a default would include an Event of Default that has occurred and has not been cured, as described under “Events of Default” above. A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us a notice of default or our default having to exist for a specific period of time were disregarded.

•

Under the indenture, no merger or sale of assets may be made if as a result any of our property or assets or any property or assets of one of our subsidiaries, if any, would become subject to any mortgage, lien or other encumbrance unless either (i) the mortgage, lien or other encumbrance could be created pursuant to the limitation on liens covenant in the indenture (see “Indenture Provisions—Limitation on Liens” below) without equally and ratably securing the indenture securities or (ii) the indenture securities are secured equally and ratably with or prior to the debt secured by the mortgage, lien or other encumbrance.

•	We must deliver certain certificates and documents to the trustee.

•	We must satisfy any other requirements specified in the prospectus supplement and any related free writing prospectus relating to a particular series of debt securities.

Modification or Waiver

There are three types of changes we can make to the indenture and the debt securities issued thereunder.

Changes Requiring Your Approval

First, there are changes that we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:

•	change the stated maturity of the principal of, or interest on, a debt security;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a security following a default;

•	adversely affect any right of repayment at the holder’s option;

•	change the place (except as otherwise described in the prospectus or prospectus supplement and any related free writing prospectus) or currency of payment on a debt security;

•	impair your right to sue for payment;

•	adversely affect any right to convert or exchange a debt security in accordance with its terms;

•	modify the subordination provisions in the indenture in a manner that is adverse to holders of the debt securities;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

•

modify any other aspect of the provisions of the indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

•	change any obligation we have to pay additional amounts.

Changes Not Requiring Approval

The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.

Changes Requiring Majority Approval

Any other change to the indenture and the debt securities would require the following approval:

•	If the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series.

•

If the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent.

The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “Description of our Debt Securities—Changes Requiring Your Approval.”

Further Details Concerning Voting

When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:

•

For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default.

•

For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement and any related free writing prospectus.

•	For debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “Defeasance—Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within eleven months following the record date.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Defeasance

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement and any related free writing prospectus that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

Covenant Defeasance

Under current United States federal tax law, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance”. In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If applicable, you also would be released from the subordination provisions described under “Indenture Provisions—Subordination” below. In order to achieve covenant defeasance, we must do the following:

•

If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and United States government or United States government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•

We must deliver to the trustee a legal opinion of our counsel confirming that, under current United States federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity.

We must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, as amended, and a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Full Defeasance

If there is a change in United States federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:

•

If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and United States government or United States government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•

We must deliver to the trustee a legal opinion confirming that there has been a change in current United States federal tax law or an IRS ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current United States federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit.

•

We must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, as amended, and a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If applicable, you would also be released from the subordination provisions described later under “Indenture Provisions—Subordination”.

Form, Exchange and Transfer of Certificated Registered Securities

If registered debt securities cease to be issued in book-entry form, they will be issued:

•	only in fully registered certificated form,

•	without interest coupons, and

•	unless we indicate otherwise in the prospectus supplement and any related free writing prospectus, in denominations of $1,000 and amounts that are multiples of $1,000.

Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their certificated securities at the office of their trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement and any related free writing prospectus. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

Resignation of Trustee

Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Indenture Provisions—Limitation on Liens

If we issue indenture securities that are denominated as senior debt securities, we covenant in the indenture that neither we nor any of our subsidiaries, if any, will pledge or subject to any lien any of our or their property or assets unless those senior debt securities issued under the indenture are secured by this pledge or lien equally and ratably with other indebtedness thereby secured. There are excluded from this covenant liens created to secure obligations for the purchase price of physical property, liens of a subsidiary securing indebtedness owed to us, liens existing on property acquired upon exercise of rights arising out of defaults on receivables acquired in the ordinary course of business, sales of receivables accounted for as secured indebtedness in accordance with generally accepted accounting principles, certain liens not related to the borrowing of money and other liens not securing borrowed money aggregating less than $500,000.

Indenture Provisions—Subordination

Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (as defined below), but our obligation to you to make payment of the principal of (and premium, if any) and interest, if any, on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), sinking fund or interest, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on Senior Indebtedness has been made or duly provided for in money or money’s worth.

In the event that, notwithstanding the foregoing, any payment by us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon this distribution by us, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.

By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities. The indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.

Senior Indebtedness is defined in the indenture as the principal of (and premium, if any) and unpaid interest on:

•

our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed (other than indenture securities issued under the indenture and denominated as subordinated debt securities), unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated debt securities, and

•	renewals, extensions, modifications and refinancings of any of this indebtedness.

If this prospectus is being delivered in connection with the offering of a series of indenture securities denominated as subordinated debt securities, the accompanying prospectus supplement and any related free writing prospectus will set forth the approximate amount of our Senior Indebtedness outstanding as of a recent date.

The Trustee under the Indenture

U.S. Bank Trust Company, National Association serves as the trustee under the indenture.

Certain Considerations Relating to Foreign Currencies

Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement and any related free writing prospectus.

DESCRIPTION OF OUR UNITS

As specified in the applicable prospectus supplement and any related free writing prospectus, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement and any related free writing prospectus will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depositary arrangements in this prospectus and in any prospectus supplement and any related free writing prospectus are summaries of the material provisions of the applicable agreements and are subject to, and qualified in their entirety by reference to, the terms and provisions of the applicable agreements, forms of which have been or will be filed as exhibits to the registration statement of which this prospectus forms a part.

DESCRIPTION OF OUR SUBSCRIPTION RIGHTS

We may issue subscription rights to our stockholders to purchase common stock or other securities. Subscription rights may or may not be transferable by the person purchasing or receiving the subscription rights. Any subscription rights offered as a combination with other securities would be treated as an offering of our units. See “Description of our Units.” In connection with a subscription rights offering to our stockholders, we would distribute certificates evidencing the subscription rights and a prospectus supplement and any related free writing prospectus to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement and any related free writing prospectus would describe the following terms of subscription rights in respect of which this prospectus is being delivered:

•

the period of time the offering would remain open (which shall be open a minimum number of days such that all record holders would be eligible to participate in the offering and shall not be open longer than 120 days);

•	the title of such subscription rights;

•	the exercise price for such subscription rights (or method of calculation thereof if the price is not a specific dollar amount);

•

the ratio of the offering (which, in the case of transferable rights for common stock, will require a minimum of three shares to be held of record before a person is entitled to purchase an additional share);

•	the number of such subscription rights issued to each stockholder;

•	the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;

•	if applicable, a discussion of certain U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;

•	the date on which the right to exercise such subscription rights shall commence, and the date on which such right shall expire (subject to any extension);

•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;

•	any termination right we may have in connection with such subscription rights offering; and

•	any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right would entitle the holder of the subscription right to purchase for cash such amount of shares of the security being offered at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement and any related free writing prospectus relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement and any related free writing prospectus. After the close of business on the expiration date, all unexercised subscription rights would become void.

Subscription rights may be exercised as set forth in the prospectus supplement and any related free writing prospectus relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement and any related free writing prospectus we will forward, as soon as practicable, the shares of common stock purchasable upon such exercise. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable prospectus supplement and any related free writing prospectus.

DESCRIPTION OF OUR PURCHASE CONTRACTS

As may be specified in a prospectus supplement and any related free writing prospectus, we may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, a number of debt securities, shares of common stock or preferred stock, or other securities described in this prospectus or the applicable prospectus supplement and any related free writing prospectus at a future date or dates. The price of the securities or other property subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement and any related free writing prospectus.

The applicable prospectus supplement and any related free writing prospectus relating to any purchase contracts will specify the material terms of the purchase contracts and any applicable pledge or depositary arrangements, including one or more of the following:

•

The stated amount that a holder will be obligated to pay under the purchase contract in order to purchase debt securities, common stock, preferred stock, or other securities described in this prospectus or the formula by which such amount shall be determined.

•

The settlement date or dates on which the holder will be obligated to purchase such securities. The prospectus supplement and any related free writing prospectus will specify whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which an early settlement would occur.

•	The events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate.

•

The settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number of securities that we or a trust will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement and any related free writing prospectus. If a formula is specified, it may, subject to compliance with the 1940 Act, be based on the market price of such securities over a specified period or it may be based on some other reference statistic.

•

Whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security with an aggregate principal amount equal to the stated amount. Any underlying securities will be pledged by the holder to secure its obligations under a purchase contract.

•

The type of underlying security, if any, that is pledged by the holder to secure its obligations under a purchase contract. Underlying securities may be debt securities, common stock, preferred stock, or other securities described in this prospectus or the applicable prospectus supplement and any related free writing prospectus.

•

The terms of the pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to us or be distributed to the holder.

•

The amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates. The contract fee may be calculated as a percentage of the stated amount of the purchase contract or otherwise.

The preceding description sets forth certain general terms and provisions of the purchase contracts to which any prospectus supplement and any related free writing prospectus may relate. The particular terms of the purchase contracts to which any prospectus supplement and any related free writing prospectus may relate and the extent, if any, to which the general provisions may apply to the purchase contracts so offered will be described in the applicable prospectus supplement and any related free writing prospectus. To the extent that any particular terms of the purchase contracts described in a prospectus supplement and any related free writing prospectus differ from any of the terms described above, then the terms described above will be deemed to have been superseded by that prospectus supplement and any related free writing prospectus.

REGULATION

We have elected to be treated as a BDC under the 1940 Act and have elected to be treated as a RIC under Subchapter M of the Code. The 1940 Act contains prohibitions and restrictions relating to transactions between business development companies and their affiliates (including any investment advisers or sub-advisers), principal underwriters and affiliates of those affiliates or underwriters and requires that a majority of the directors be persons other than “interested persons,” as that term is defined in the 1940 Act. In addition, the 1940 Act provides that we may not change the nature of our business so as to cease to be, or to withdraw our election as, a BDC unless approved by a majority of our outstanding voting securities voting as a class. A majority of our outstanding voting securities is defined under the 1940 Act as the lesser of (i) 67% or more of our shares present at a meeting or represented by proxy if more than 50% of our outstanding shares are present or represented by proxy or (ii) more than 50% of our outstanding shares.

We may invest up to 100% of our assets in securities acquired directly from issuers in privately negotiated transactions. With respect to such securities, we may, for the purpose of public resale, be deemed an “underwriter” as that term is defined in the Securities Act. However, we may purchase or otherwise receive warrants to purchase the common stock of our portfolio companies in connection with acquisition financing or other investment. Similarly, in connection with an acquisition, we may acquire rights to require the issuers of acquired securities or their affiliates to repurchase them under certain circumstances. We also do not intend to acquire securities issued by any investment company that exceed the limits imposed by the 1940 Act. Under these limits, we generally cannot acquire more than 3% of the voting stock of any registered investment company, invest more than 5% of the value of our total assets in the securities of one registered investment company or invest more than 10% of the value of our total assets in the securities of more than one registered investment company. With regard to that portion of our portfolio invested in securities issued by registered investment companies, it should be noted that such investments might subject our stockholders to additional expenses. None of our policies is fundamental, and each may be changed without stockholder approval.

Qualifying Assets

Under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the 1940 Act, which are referred to as “qualifying assets,” unless, at the time the acquisition is made, qualifying assets represent at least 70% of the company’s total assets. The principal categories of qualifying assets relevant to our business are the following:

(1)	Securities of an “eligible portfolio company,” purchased in transactions not involving any public offering. An eligible portfolio company is defined in the 1940 Act as any issuer which:

(a)	is organized under the laws of, and has its principal place of business in, the United States;

(b)

is not an investment company (other than a small business investment company wholly owned by the BDC) or a company that would be an investment company but for certain exclusions under the 1940 Act; and

(c)	satisfies any of the following:

•

does not have any class of securities listed on a national securities exchange or has a class of securities listed on a national securities exchange but has an aggregate market value of outstanding equity of less than $250 million.

•	is controlled by a BDC or a group of companies including a BDC, and the BDC has an affiliated person who is a director of the eligible portfolio company; or

•	is a small and solvent company having total assets of not more than $4 million and capital and surplus of not less than $2 million.

(2)	Securities of any eligible portfolio company that we control.

(3)

Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities were unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

(4)

Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and we already own 60% of the outstanding equity of the eligible portfolio company.

(5)

Securities received in exchange for or distributed on or with respect to securities described in (1) through (4) above, or pursuant to the exercise of options, warrants or rights relating to such securities.

(6)	Cash, cash equivalents, U.S. Government securities or high-quality debt securities maturing in one year or less from the time of investment.

Managerial Assistance to Portfolio Companies

In addition, a BDC must have been organized and have its principal place of business in the United States and must be operated for the purpose of making investments in the types of securities described in (1), (2) or (3) above. However, in order to count portfolio securities as qualifying assets for the purpose of the 70% test, the BDC must either control the issuer of the securities or must offer to make available to the issuer of the securities (other than small and solvent companies described above) significant managerial assistance; except that, where the BDC purchases such securities in conjunction with one or more other persons acting together, one of the other persons in the group may make available such managerial assistance. Making available managerial assistance means, among other things, any arrangement whereby the BDC, through its directors, officers or employees, offers to provide, and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company.

Temporary Investments

Pending investment in other types of “qualifying assets,” as described above, our investments may consist of cash, cash equivalents, U.S. Government securities or high-quality debt securities maturing in one year or less from the time of investment, which we refer to, collectively, as temporary investments, so that 70% of our assets are qualifying assets. Typically, we will invest in U.S. Treasury bills or in repurchase agreements, provided that such agreements are fully collateralized by cash or securities issued by the U.S. Government or its agencies. A repurchase agreement involves the purchase by an investor, such as us, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price that is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of our assets that may be invested in such repurchase agreements.

Senior Securities

We are permitted, under specified conditions, to issue multiple classes of indebtedness and one class of stock senior to our common stock if our asset coverage, as defined in the 1940 Act, is at least equal to 150% immediately after each such issuance. In addition, while any senior securities remain outstanding, we must make provisions to prohibit any distribution to our stockholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. We may also borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes without regard to asset coverage. For a discussion of the risks associated with leverage, see “Risk Factors—Risks Relating to our Business and Structure—Regulations governing our operation as a BDC will affect our ability to, and the way in which we, raise additional capital” in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus.

Code of Ethics

We have adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act and we have also approved AIM’s code of ethics that was adopted by it in accordance with Rule 17j-1 and Rule 204A-1 under the Advisers Act. These codes of ethics establish procedures for personal investments and restrict certain personal securities transactions. Personnel subject to a code may invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code’s requirements. For information on how to obtain a copy of each code of ethics, see “Available Information.”

Proxy Voting Policies and Procedures

SEC-registered investment advisers that have the authority to vote (client) proxies (which authority may be implied from a general grant of investment discretion) are required to adopt policies and procedures reasonably designed to ensure that the Investment Adviser votes proxies in the best interests of its clients. Registered investment advisers also must maintain certain records on proxy voting. When MFIC does have voting rights, it will delegate the exercise of such rights to AIM. AIM’s proxy voting policies and procedures are summarized below:

In determining how to vote, officers of our Investment Adviser will consult with each other and other investment professionals of MFIC, taking into account the interests of MFIC and its investors as well as any potential conflicts of interest. Our Investment Adviser will consult with legal counsel to identify potential conflicts of interest. Where a potential conflict of interest exists, our Investment Adviser may, if it so elects, resolve it by following the recommendation of a disinterested third party, by seeking the direction of the independent directors of MFIC or, in extreme cases, by abstaining from voting. While our Investment Adviser may retain an outside service to provide voting recommendations and to assist in analyzing votes, our investment adviser will not delegate its voting authority to any third party.

An officer of AIM will keep a written record of how all such proxies are voted. Our Investment Adviser will retain records of (1) proxy voting policies and procedures, (2) all proxy statements received (or it may rely on proxy statements filed on the SEC’s EDGAR system in lieu thereof), (3) all votes cast, (4) investor requests for voting information, and (5) any specific documents prepared or received in connection with a decision on a proxy vote. If it uses an outside service, our Investment Adviser may rely on such service to maintain copies of proxy statements and records, so long as such service will provide a copy of such documents promptly upon request.

Our Investment Adviser’s proxy voting policies are not exhaustive and are designed to be responsive to the wide range of issues that may be subject to a proxy vote. In general, our Investment Adviser will vote our proxies in accordance with these guidelines unless: (1) it has determined otherwise due to the specific and unusual facts and circumstances with respect to a particular vote, (2) the subject matter of the vote is not covered by these guidelines, (3) a material conflict of interest is present, or (4) we find it necessary to vote contrary to our general guidelines to maximize stockholder value or the best interests of MFIC. In reviewing proxy issues, our Investment Adviser generally will use the following guidelines:

Elections of Directors: In general, our Investment Adviser will vote in favor of the management-proposed slate of directors. If there is a proxy fight for seats on a portfolio company’s board of directors or our investment adviser determines that there are other compelling reasons for withholding our vote, it will determine the appropriate vote on the matter. We may withhold votes for directors that fail to act on key issues, such as failure to: (1) implement proposals to declassify a board of directors, (2) implement a majority vote requirement, (3) submit a rights plan to a stockholder vote or (4) act on tender offers where a majority of stockholders have tendered their shares. Finally, our Investment Adviser may withhold votes for directors of non-U.S. issuers where there is insufficient information about the nominees disclosed in the proxy statement.

Appointment of Independent Registered Public Accounting Firm: We believe that a portfolio company remains in the best position to choose its independent registered public accounting firm, and our Investment Adviser will generally support management’s recommendation in this regard.

Changes in Capital Structure: Changes in a portfolio company’s charter or bylaws may be required by state or federal regulation. In general, our Investment Adviser will cast our votes in accordance with the management on such proposals. However, our Investment Adviser will consider carefully any proposal regarding a change in corporate structure that is not required by state or federal regulation.

Corporate Restructurings, Mergers and Acquisitions: We believe proxy votes dealing with corporate reorganizations are an extension of the investment decision. Accordingly, our Investment Adviser will analyze such proposals on a case-by-case basis and vote in accordance with its perception of our interests.

Proposals Affecting Stockholder Rights: We will generally vote in favor of proposals that give stockholders a greater voice in the affairs of a portfolio company and oppose any measure that seeks to limit such rights. However, when analyzing such proposals, our Investment Adviser will balance the financial impact of the proposal against any impairment of stockholder rights as well as of our investment in the portfolio company.

Corporate Governance: We recognize the importance of good corporate governance. Accordingly, our Investment Adviser will generally favor proposals that promote transparency and accountability within a portfolio company.

Anti-Takeover Measures: Our Investment Adviser will evaluate, on a case-by-case basis, any proposals regarding anti-takeover measures to determine the measure’s likely effect on stockholder value dilution.

Stock Splits: Our Investment Adviser will generally vote with management on stock split matters.

Limited Liability of Directors: Our Investment Adviser will generally vote with management on matters that could adversely affect the limited liability of directors.

Social and Corporate Responsibility: Our Investment Adviser will review proposals related to social, political and environmental issues to determine whether they may adversely affect stockholder value. Our Investment Adviser may abstain from voting on such proposals where they do not have a readily determinable financial impact on stockholder value.

Stockholders may obtain information, without charge, regarding how we voted proxies with respect to our portfolio securities by making a written request for proxy voting information to: Chief Compliance Officer, MidCap Financial Investment Corporation, 9 West 57th Street, New York, NY 10019.

Other

We may also be prohibited under the 1940 Act from knowingly participating in certain transactions with our affiliates without the prior approval of our Board of Directors who are not interested persons and, in some cases, prior approval by the SEC.

On March 29, 2016, we received an exemptive order from the SEC, which was amended on January 10, 2023, permitting us greater flexibility to negotiate the terms of co-investment transactions with certain of our affiliates, including investment funds managed by AIM or its affiliates, subject to the conditions included therein. Under the terms of the Order, a “required majority” (as defined in Section 57(o) of the 1940 Act) of our independent directors must be able to reach certain conclusions in connection with a co-investment transaction, including that (1) the terms of the proposed transaction are reasonable and fair to us and our stockholders and do not involve overreaching of us or our stockholders on the part of any person concerned and (2) the transaction is consistent with the interests of our stockholders and is consistent with our Board of Directors’ approved criteria.

In certain situations where co-investment with one or more funds managed by AIM or its affiliates is not covered by the Order, the personnel of AIM or its affiliates will need to decide which fund will proceed with the investment. Such personnel will make these determinations based on allocation policies and procedures, which are designed to reasonably ensure that investment opportunities are allocated fairly and equitably among affiliated funds over time and in a manner that is consistent with applicable laws, rules and regulations. The Order is subject to certain terms and conditions so there can be no assurance that we will be permitted to co-invest with certain of our affiliates other than in the circumstances currently permitted by regulatory guidance and the Order.

We will be periodically examined by the SEC for compliance with the 1940 Act.

We are required to provide and maintain a bond issued by a reputable fidelity insurance company to protect us against larceny and embezzlement. Furthermore, as a BDC, we are prohibited from protecting any director or officer against any liability to MFIC or our stockholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.

We and AIM have adopted and implemented written policies and procedures reasonably designed to prevent violation of the federal securities laws and intend to review these policies and procedures annually for their adequacy and the effectiveness of their implementation. We have designated a chief compliance officer to be responsible for administering our compliance policies and procedures.

Compliance with the Sarbanes-Oxley Act of 2002 and the NASDAQ Global Select Market Corporate Governance Regulations

The Sarbanes-Oxley Act of 2002 imposes a wide variety of regulatory requirements on publicly-held companies and their insiders. Many of these requirements affect us. The Sarbanes-Oxley Act has required us to review our policies and procedures to determine whether we comply with the Sarbanes-Oxley Act and the regulations promulgated thereunder. We will continue to monitor our compliance with all future regulations that are adopted under the Sarbanes-Oxley Act and will take actions necessary to ensure that we are in compliance therewith.

In addition, the NASDAQ Global Select Market also adopted corporate governance changes to its listing standards. We believe we are in compliance with such corporate governance listing standards. We will continue to monitor our compliance with all future listing standards and will take actions necessary to ensure that we are in compliance therewith.

CUSTODIAN, TRANSFER AND DIVIDEND PAYING AGENT, REGISTRAR AND TRUSTEE

Our securities are held under a custody agreement by JPMorgan Chase Bank, a global financial services firm. The address of the custodian is: 270 Park Avenue, New York, NY 10017. American Stock Transfer and Trust Company will act as our transfer agent, dividend paying agent and registrar. The principal business address of American Stock Transfer & Trust Company is: 6201 15th Avenue, Brooklyn, NY 11219, telephone number: (718) 921-8200. U.S. Bank Trust Company, National Association will act as the trustee. The principal business address of U.S. Bank Trust Company, National Association is: 100 Wall Street, Suite 600 New York, NY 10005.

BROKERAGE ALLOCATION AND OTHER PRACTICES

Since we generally acquire and dispose of our investments in privately negotiated transactions, we infrequently use brokers in the normal course of our business. From the commencement of our operations through December 31, 2022, we have not paid any brokerage commissions. Subject to policies established by our Board of Directors, our Investment Adviser is primarily responsible for the execution of the publicly traded securities portion of our portfolio transactions and the allocation of brokerage commissions. Our Investment Adviser does not execute transactions through any particular broker or dealer, but seeks to obtain the best net results for us, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While our Investment Adviser generally seeks reasonably competitive trade execution costs, we will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, our Investment Adviser may select a broker based partly upon brokerage or research services provided to the Investment Adviser and us and any other clients. In return for such services, we may pay a higher commission than other brokers would charge if our Investment Adviser determines in good faith that such commission is reasonable in relation to the services provided.

PLAN OF DISTRIBUTION

We may sell the securities in any of three ways (or in any combination): (a) through underwriters or dealers; (b) directly to a limited number of purchasers or to a single purchaser; or (c) through agents. The securities may be sold “at-the-market” to or through a market maker or into an existing trading market for the securities, on an exchange or otherwise. The prospectus supplement and any related free writing prospectus will set forth the terms of the offering of such securities, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

In addition, pursuant to the terms of certain applicable registration rights agreements entered into by us, or that we may enter into in the future, certain holders of our securities may resell securities under this prospectus and as described in any related prospectus supplement and any related free writing prospectus.

Any offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may sell the securities through agents from time to time. The prospectus supplement and any related free writing prospectus will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable prospectus supplement and any related free writing prospectus.

If so indicated in the applicable prospectus supplement and any related free writing prospectus, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase our securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of our securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the prospectus supplement and any related free writing prospectus, and the prospectus supplement and any related free writing prospectus will set forth the commission payable for solicitation of such contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933 or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the prospectus supplement and any related free writing prospectus applicable to those derivatives so indicates, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and any related free writing prospectus, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement and any related free writing prospectus (or a post-effective amendment). We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

In order to comply with the securities laws of certain states, if applicable, our securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.

LEGAL MATTERS

Certain legal matters regarding the securities offered by this prospectus will be passed upon for MidCap Financial Investment Corporation by Simpson Thacher & Bartlett LLP, Washington, DC and Miles & Stockbridge P.C., Baltimore, MD. Certain legal matters in connection with the offering will be passed upon for the underwriters, if any, by the counsel named in the applicable prospectus supplement and any related free writing prospectus.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

Deloitte & Touche LLP located at 1633 Broadway New York, NY 10019 is the independent registered public accounting firm of the Company since 2022. Deloitte & Touche LLP audits the Company’s financial statements and the effectiveness of the Company’s internal control over financial reporting, and provides audit related services and tax services.

PricewaterhouseCoopers LLP located at 300 Madison Avenue, New York, NY 10017, served as the independent registered public accounting firm of the Company from 2004 to 2022.

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the MidCap Financial Investment Corporation Transition Report on Form 10-KT for the nine months ended December 31, 2022 and the audited senior securities table included on pages 23-25 of this Prospectus for the nine months ended December 31, 2022, have been so incorporated in reliance on the reports of Deloitte & Touche LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements as of March 31, 2022 and for each of the two years in the period ended March 31, 2022 incorporated in this Registration Statement by reference to MidCap Financial Investments Corporation’s Transition Report on Form 10-KT for the transition period from April 1, 2022 to December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INDEPENDENT ACCOUNTANTS

The consolidated financial statements of Merx Aviation Finance, LLC and subsidiaries as of December 31, 2022 and for each of the three years in the period ended March 31, 2022 incorporated in this Prospectus by reference to the MidCap Financial Investment Corporation Transition Report on Form 10-KT for the transition period from April 1, 2022 to December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers, independent accountants, given on the authority of said firm as experts in auditing and accounting.

AVAILABLE INFORMATION

We have filed a registration statement with the SEC on Form N-2, including amendments, relating to the securities we are offering. This prospectus does not contain all of the information set forth in the registration statement, including any exhibits and schedules it may contain. For further information concerning us or the securities we are offering, please refer to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to describe the material terms thereof but are not necessarily complete and in each instance reference is made to the copy of any contract or other document filed as an exhibit to the registration statement. Each statement is qualified in all respects by this reference.

We file annual, quarterly and current periodic reports, proxy statements and other information with the SEC under the Exchange Act. You may inspect and copy these reports, proxy statements and other information, as well as the registration statement of which this prospectus supplement and accompanying prospectus form a part and the related exhibits and schedules, without charge at a website maintained by the SEC. The address of this website is http://www.sec.gov.

We maintain a website at www.midcapfinancialic.com and we make all of our annual, quarterly and current reports, proxy statements and other publicly filed information available, free of charge, on or through this website. Information contained on our website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus.

No person is authorized to give any information or represent anything not contained in this prospectus, any accompanying prospectus supplement, any applicable pricing supplement, and any related free writing supplement. We are only offering the securities in places where sales of those securities are permitted. The information contained in this prospectus, any accompanying prospectus supplement, any applicable pricing supplement, and any related free writing supplement, as well as information incorporated by reference, is current only as of the date of that information. Our business, financial condition, results of operations and prospects may have changed since that date.

INCORPORATION BY REFERENCE

This prospectus is part of a registration statement that we have filed with the SEC. Pursuant to the SBCAA, we are allowed to “incorporate by reference” the information that we file with the SEC, which means we can disclose important information to you by referring you to those documents. We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any filings on or after the date of this prospectus from the date of filing (excluding any information furnished, rather than filed), until we have sold all of the offered securities to which this prospectus relates or the offering is otherwise terminated. The information incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this prospectus or (2) any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. The documents incorporated by reference herein include:

•	Our Transition Report on Form 10-KT for nine months ended December 31, 2022 filed with the SEC on February 21, 2023 (the “Transition Report on Form 10-K”);

•	Our Current Reports on Form 8-K filed with the SEC on January 24, 2023, March 8, 2023 and March 17, 2023.

•	Our definitive Proxy Statement on Schedule 14A filed with the SEC on June 23, 2022 (to the extent explicitly incorporated by reference into our Transition Report Form 10-KT); and

•

The description of our common stock contained in our Registration Statement on Form 8-A (File No. 000-50578) filed with the SEC on February 6, 2004, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby.

To obtain copies of these filings, see “Available Information.” We will also provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus. You should direct requests for documents by writing to:

Kristin Hester

c/o MidCap Financial Investment Corporation

9 West 57th Street

New York, NY 10019

Phone number: (212) 515-3450

$200,000,000

COMMON STOCK

PROSPECTUS SUPPLEMENT

Truist Securities

Jefferies

August 13, 2024